      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           6361                          86-0498599
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
         INCORPORATION)            CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614
                                 (714) 622-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               M'LISS JONES KANE
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614
                                 (714) 622-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             C. CRAIG CARLSON, ESQ.                         JAMES B. SMITH, JR., ESQ.
            J. MICHAEL VAUGHN, ESQ.                           STEVEN A. ELDER, ESQ.
        STRADLING YOCCA CARLSON & RAUTH                      COX & SMITH INCORPORATED
            660 NEWPORT CENTER DRIVE                     112 E. PECAN STREET, SUITE 1800
        NEWPORT BEACH, CALIFORNIA 92660                      SAN ANTONIO, TEXAS 78205

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of a wholly-owned subsidiary of the Registrant with and into Alamo Title Holding Company, as described in the Agreement and Plan of Merger, dated as of May 6, 1998, attached as Appendix A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
SECURITIES TO BE                AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
REGISTERED                     REGISTERED(1)              UNIT(2)                 PRICE(2)            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
  value..................        2,086,562                 $35.06               $46,204,607              $13,630.36
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares that may be issued upon consummation of the Merger described herein, assuming exercise of all options to purchase shares of common stock of Alamo Title Holding Company.

(2) Pursuant to Rule 457(f), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share and maximum aggregate offering price are based upon the book value of the shares of common stock of Alamo Title Holding Company on May 31, 1998, which was $35.06, and the maximum number of shares of Alamo common stock expected to be exchanged in connection with the Merger.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ALAMO TITLE HOLDING COMPANY
                           10010 SAN PEDRO, SUITE 800
                         SAN ANTONIO, TEXAS 78216-3895

                                 July   , 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of
Alamo Title Holding Company ("Alamo"), which will be held on                ,
          , 1998, at      , local time, at                ,                ,
Texas        .

     At this important meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 6, 1998 (the "Merger Agreement"), by and among Alamo, Fidelity National Financial, Inc. ("Fidelity"), and AT Merger, Inc., a newly-formed, wholly-owned subsidiary of Fidelity ("Merger Sub"), and the merger (the "Merger") of Merger Sub with and into Alamo. As a result of the Merger, Alamo would become a wholly-owned subsidiary of Fidelity and each outstanding share of Alamo Common Stock would be converted into 1.491 shares of Fidelity Common Stock, subject to adjustment as provided in the Merger Agreement.

     Your Board of Directors has carefully considered the terms and conditions of the proposed Merger and has determined that the Merger is fair to and in the best interests of Alamo and its shareholders. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE SHAREHOLDERS OF ALAMO APPROVE THE MERGER AGREEMENT AND THE MERGER.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the matters to be considered by Alamo shareholders at the Special Meeting and a proxy card. The Proxy Statement/Prospectus more fully describes the proposed Merger and includes information about Alamo and Fidelity.

     Whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy card in the enclosed envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. It is important that your shares be represented and voted at the Special Meeting.

     Thank you for your prompt and careful attention to these matters and for your continuing support of Alamo, its directors, officers and employees.

                                          Sincerely,

                                          --------------------------------------
                                          Alex H. Halff
                                          Senior Chairman of the Board

                          ALAMO TITLE HOLDING COMPANY
                           10010 SAN PEDRO, SUITE 800
                         SAN ANTONIO, TEXAS 78216-3895

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON                , 1998

TO THE SHAREHOLDERS OF
ALAMO TITLE HOLDING COMPANY:

     A Special Meeting of Shareholders of Alamo Title Holding Company, a Texas
corporation ("Alamo"), will be held on                ,                , 1998,
at           , local time, at                ,                ,
(the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 6, 1998 (the "Merger Agreement"), by and among Alamo, Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), and AT Merger, Inc., a newly-formed, wholly-owned subsidiary of Fidelity ("Merger Sub"), and the merger (the "Merger") of Merger Sub with and into Alamo, as a result of which Alamo will become a wholly-owned subsidiary of Fidelity and each outstanding share of Common Stock, par value $2.50 per share ("Alamo Common Stock"), of Alamo (other than treasury shares and shares owned by Fidelity or its subsidiaries), will be converted into 1.491 shares of Common Stock, par value $.0001, of Fidelity (subject to adjustment as provided in the Merger Agreement); and

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only shareholders of record of Alamo Common Stock at the close of business
on             , 1998 are entitled to notice of, and will be entitled to vote at, the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least 66 2/3% of the shares of Alamo Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          --------------------------------------
                                          ,
                                          Secretary

San Antonio, Texas
July   , 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

FIDELITY NATIONAL FINANCIAL, INC.                    ALAMO TITLE HOLDING COMPANY

                            ------------------------

                           PROXY STATEMENT/PROSPECTUS

     This Proxy Statement/Prospectus is being furnished to the shareholders of Alamo Title Holding Company, a Texas corporation ("Alamo"), in connection with the solicitation of proxies by the Board of Directors of Alamo for use at the
special meeting of Alamo shareholders to be held on             , 1998 (the
"Special Meeting"). Only holders of Common Stock, par value $2.50 per share (the
"Alamo Common Stock"), of Alamo at the close of business on             , 1998
(the "Alamo Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof. On the Alamo Record Date, there were 1,356,638 shares of Alamo Common Stock outstanding.

     The Special Meeting is being held to approve the merger (the "Merger") of AT Merger, Inc. ("Merger Sub"), a newly formed, wholly-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), with and into Alamo, with Alamo being the surviving corporation in the Merger, pursuant to an Agreement and Plan of Merger, dated as of May 6, 1998 (the "Merger Agreement"), by and among Fidelity, Alamo and Merger Sub. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

     This Proxy Statement/Prospectus also relates to up to 2,086,562 shares of Common Stock, par value $.0001 per share, of Fidelity (the "Fidelity Common Stock") offered hereby to the shareholders of Alamo upon consummation of the Merger. Upon the effectiveness of the Merger, each share of Alamo Common Stock will be converted into 1.491 shares of Fidelity Common Stock (subject to adjustment pursuant to the Merger Agreement in certain circumstances, the "Exchange Ratio"), without interest, and cash in lieu of fractional shares. For a more complete description of the Merger Agreement and the Merger, see "THE MERGER."

     On July   , 1998, the closing sale price of Fidelity Common Stock on the
New York Stock Exchange ("NYSE") was $          . Because the market price of
Fidelity Common Stock is subject to fluctuation, the value of the shares of Fidelity Common Stock that holders of Alamo Common Stock will receive in the Merger may increase or decrease prior to and after the Merger. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

     This Proxy Statement/Prospectus and the accompanying form of proxy are
first being mailed to shareholders of Alamo on or about July   , 1998.

     SHAREHOLDERS OF ALAMO ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO ON PAGE 12 UNDER "RISK FACTORS."

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY   , 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................  iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   iv
SUMMARY.....................................................    1
  The Companies.............................................    1
  Special Meeting of Shareholders...........................    2
  Opinion of Financial Advisors.............................    2
  Recommendation of the Board of Directors..................    3
  The Merger................................................    3
  Recent Market Price Data..................................    7
  Recent Developments.......................................    7
SELECTED HISTORICAL FINANCIAL DATA OF FIDELITY..............    8
SELECTED HISTORICAL FINANCIAL DATA OF ALAMO.................    9
SELECTED PRO FORMA FINANCIAL DATA OF FIDELITY AND ALAMO
  COMBINED..................................................   10
COMPARATIVE PER SHARE DATA..................................   11
RISK FACTORS................................................   12
  Integration of Operations; Management of Growth...........   12
  Title Insurance Industry and Related Risks................   13
  Interest Rate and Economic Risks..........................   13
  Regulation................................................   14
  Competition...............................................   14
THE SPECIAL MEETING.........................................   15
  Record Date and Outstanding Shares........................   15
  Voting of Proxies.........................................   15
  Vote Required.............................................   15
  Solicitation of Proxies and Expenses......................   15
THE MERGER..................................................   16
  The Merger................................................   16
  Background of the Merger..................................   17
  Reasons for the Merger....................................   18
  Board Recommendation......................................   19
  Opinion of Alamo's Financial Advisor......................   19
  Interests of Certain Persons in the Merger................   22
  Representations and Warranties; Covenants.................   23
  Conditions to the Merger..................................   25
  Treatment of Options to Purchase Alamo Common Stock; Stock
     Awards and Stock Appreciation Rights...................   25
  Amendment or Termination of the Merger Agreement..........   25
  Related Agreements........................................   26
  Regulatory Approvals......................................   26
  Management and Operations After the Merger................   27
  Certain Federal Income Tax Consequences...................   27
  Restrictions on Resales by Affiliates.....................   28
  Accounting Treatment......................................   29
  Dissenters' Rights........................................   30
  Exchange of Certificates..................................   32
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS..........   33

                                                              PAGE
                                                              ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   39
  Overview..................................................   39
  Results of Operations.....................................   41
  Expenses..................................................   42
  Liquidity and Capital Resources...........................   43
  Seasonality and Trends....................................   44
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................   45
INFORMATION ABOUT FIDELITY..................................   46
INFORMATION ABOUT ALAMO.....................................   47
  General...................................................   47
  Principal Holders of Alamo Common Stock...................   47
COMPARISON OF RIGHTS OF STOCKHOLDERS OF FIDELITY AND RIGHTS
  OF SHAREHOLDERS OF ALAMO..................................   50
  Right of Shareholders to Vote on Certain Mergers..........   50
  Disposition of Assets.....................................   51
  Dissenters' Rights........................................   51
  Shareholder Consent to Action without a Meeting...........   51
  Procedures for Filling Vacant Directorships...............   52
  Right to Call Meetings....................................   52
  Charter Amendments........................................   52
  Bylaw Amendments..........................................   53
  Cumulative Voting.........................................   53
  Inspection of Books and Records...........................   53
  Class Voting..............................................   53
  Removal of Directors......................................   54
  Distributions and Dividends...............................   54
  Stock Redemption and Repurchase...........................   54
  Preemptive Rights.........................................   55
  Indemnification of Directors and Officers.................   55
  Limitation of Liability of Directors......................   56
  Business Combinations.....................................   56
STOCKHOLDER PROPOSALS.......................................   57
EXPERTS.....................................................   57
LEGAL MATTERS...............................................   57
OTHER MATTERS...............................................   57
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDICES:
  APPENDIX A -- Agreement and Plan of Merger
  APPENDIX B -- Opinion of McDonald & Company Securities,
     Inc.
  APPENDIX C -- Sections 5.11 to 5.13 of The Texas Business
     Corporation Act

     NO PERSON HAS BEEN AUTHORIZED BY FIDELITY OR ALAMO TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIDELITY OR ALAMO. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Fidelity is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information on the operation of the public reference facilities can be obtained by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains certain reports, proxy statements and other information regarding issuers, like Fidelity, who file electronically with the Commission. The address of that site is http://www.sec.gov. The reports, proxy statements and other information filed by Fidelity with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Fidelity has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to securities to be issued in connection with the Merger (the "Registration Statement"). This Proxy Statement/Prospectus constitutes the prospectus of Fidelity that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

     Statements made in this Proxy Statement/Prospectus concerning the contents of any contract or other documents are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

     ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO FIDELITY HAS BEEN FURNISHED BY FIDELITY, AND ALL INFORMATION HEREIN RELATING TO ALAMO HAS BEEN FURNISHED BY ALAMO.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Fidelity with the Commission are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) the Fidelity Annual Report on Form 10-K, as amended, for the year ended December 31, 1997; (ii) the Fidelity Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; (iii) the Fidelity Current Reports on Form 8-K dated February 26, 1998, as amended, March 19, 1998, March 25, 1998, April 23, 1998,
May 6, 1998 and June 24, 1998; and (iv) the description of the Fidelity Common Stock which is contained in the registration statement filed by Fidelity under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     In addition, all documents filed by Fidelity with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed incorporated by reference into this Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR DOCUMENTS RELATING TO FIDELITY SHOULD BE DIRECTED TO FIDELITY NATIONAL FINANCIAL, INC., ATTN: M'LISS JONES KANE, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, 17911 VON KARMAN AVENUE, SUITE 300, IRVINE, CALIFORNIA 92614 (TELEPHONE (949) 622-5000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE
MADE BY             , 1998.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/ Prospectus and is not intended to be complete. The summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the accompanying Appendices and the documents incorporated herein by reference.

     This Proxy Statement/Prospectus contains or incorporates by reference certain forward-looking statements with respect to the financial conditions, results of operations and businesses of Fidelity and Alamo and, assuming the consummation of the Merger, the combined company, including statements relating to the cost savings and accretion to reported earnings that will be realized from the Merger. These forward-looking statements involve certain risks and uncertainties, and any such statement is qualified in its entirety by reference to the following cautionary statements.

     In connection with the Merger, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) expected costs savings from the Merger cannot be fully realized or realized within the expected time frame; (ii) costs or difficulties related to the integration of the businesses of Fidelity and Alamo are greater than expected; (iii) revenues following the Merger are lower than expected; (iv) competitive pressure in the financial services, real estate services, title insurance and related industries increases significantly; (v) changes in the interest rate environment; (vi) general economic conditions, either nationally or in the regions in which the combined company will conduct business, are less favorable than expected; or (vii) legislation or regulatory changes adversely affect the businesses conducted by the combined company. Further information on other factors which could affect the financial results of Fidelity after the Merger is included in filings with the Commission incorporated by reference herein.

THE COMPANIES

     Fidelity. Fidelity is a specialty finance company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands. Through its subsidiaries, Fidelity is one of the largest national underwriters engaged in the business of issuing title insurance policies and performing other title-related services such as escrow, collection and trust activities, real estate software product development and technology services, trustee sale guarantees, foreclosure publishing and posting services, exchange intermediary services in connection with real estate transactions, real estate tax services, credit reporting services, flood compliance products, and attorneys' services. Title insurance services are provided through Fidelity's direct operations and otherwise through independent title insurance agents who issue title policies on behalf of the underwriting subsidiaries. Title insurance is generally accepted as the most efficient means of determining title to, and the priority of interests in, real estate in nearly all parts of the United States. Today, virtually all real property mortgage lenders require their borrowers to obtain a title insurance policy at the time a mortgage loan is made or to allow the sale of loans in the secondary market. Fidelity's principal subsidiaries consist of Fidelity National Title Insurance Company, which, in turn, is the parent company of Fidelity National Title Insurance Company of Tennessee; Fidelity National Title Insurance Company of New York, which, in turn, is the parent company of Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc.; and its wholly-owned underwritten title companies Fidelity National Title Company and Fidelity National Title Company of California.

     Fidelity, through its wholly-owned subsidiary, Granite Financial, Inc. ("Granite"), performs specialty finance functions such as originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Granite was acquired by Fidelity on February 26, 1998 in a business combination accounted for as a pooling-of-interests. Certain information concerning Granite, Fidelity's acquisition of Granite, historical consolidated financial statements of Granite and pro forma financial statements are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Unless otherwise indicated, "Fidelity" refers to Fidelity National Financial, Inc. and its wholly-owned subsidiaries. Fidelity's principal executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614. Its telephone number is (949) 622-5000.

     Merger Sub. AT Merger, Inc., a Texas corporation, is a wholly-owned subsidiary of Fidelity formed solely for the purposes of the Merger, and is not presently engaged in any significant business activities.

     Alamo. Alamo is a holding company organized under the laws of the State of Texas in 1993 to serve as the holding company for Alamo Title Insurance ("ATI") and other subsidiaries engaged in the title agency business. Alamo, through ATI, is a regional underwriter of title insurance in Texas and New Mexico. ATI was incorporated under the laws of Texas in 1922 and is subject to regulation by the Texas Department of Insurance. In addition to underwriting title insurance policies, Alamo, through its subsidiaries, performs other title-related services for both residential and commercial real estate transactions such as escrow operations, title searches and property reports. Title insurance services are provided through Alamo's operating subsidiaries and otherwise through independent title insurance agents who issue title policies on behalf of ATI. See "INFORMATION ABOUT ALAMO."

     Unless otherwise indicated, "Alamo" refers to Alamo Title Holding Company and its wholly-owned subsidiaries. Alamo's principal executive offices are located at 10010 San Pedro, Suite 800, San Antonio, Texas 78216-3895. Its telephone number is (210) 377-0881.

SPECIAL MEETING OF SHAREHOLDERS

     Date, Time and Place

     The Special Meeting will be held on             , 1998, at                ,
local time, at                ,                ,                .

     Record Date; Shares Outstanding and Entitled to Vote

     Holders of record of Alamo Common Stock at the close of business on the Alamo Record Date are entitled to notice of and to vote at the Special Meeting.
As of the close of business on             , 1998, there were 1,356,638 shares
of Alamo Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon.

     Purpose of the Special Meeting

     At the Special Meeting, holders of record of Alamo Common Stock as of the close of business on the Alamo Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger.

     Vote Required

     Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Alamo
Common Stock. As of the close of business on             , 1998, the directors
and executive officers of Alamo and their affiliates had the right to vote an aggregate of 558,983 shares (excluding shares underlying currently exercisable options) of Alamo Common Stock, representing approximately 41.2% of Alamo Common Stock entitled to vote at the Special Meeting.

OPINION OF FINANCIAL ADVISORS

     On May 6, 1998, McDonald & Company Securities, Inc. ("McDonald") delivered to the Board of Directors of Alamo its oral opinion (subsequently confirmed in writing by an opinion dated as of the same date), to the effect that, as of the date of the opinion and based on and subject to the assumptions, factors and limitations set forth therein, the Exchange Ratio as defined in the Merger Agreement was fair, from a financial point of view, to the shareholders of Alamo. Such opinion was subsequently reaffirmed by the issuance to the Alamo Board of a McDonald opinion dated the date of this Proxy Statement/Prospectus. McDonald's opinion is directed only to the consideration to be received by holders of Alamo Common Stock and does not constitute a recommendation to the holders of Alamo Common Stock as to how they should vote at the Special Meeting. The full text of the opinion of McDonald, which sets forth the assumptions made, matters considered and limitations on the review undertaken by McDonald, is attached hereto as Appendix B. The holders of Alamo Common Stock are urged to read, and should read, this opinion in its entirety.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of Alamo (the "Alamo Board") has unanimously approved the Merger Agreement and the Merger. The Alamo Board believes that the Merger is fair to and in the best interest of Alamo and its shareholders, and unanimously recommends that its shareholders vote "FOR" the matters to be voted upon by its shareholders in connection with the Merger. For a discussion of the primary factors considered and relied upon by the Alamo Board in reaching its conclusions, see "THE MERGER -- Reasons for the Merger."

THE MERGER

     Pursuant to the Merger, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Alamo, which will be the surviving entity, and each outstanding share of Alamo Common Stock will be converted into 1.491 shares (the "Exchange Ratio") of Fidelity Common Stock (subject to adjustment in certain circumstances described below) without interest, plus cash in lieu of any resulting fractional shares of Fidelity Common Stock. The Exchange Ratio is subject to adjustment, as provided in the Merger Agreement, if the Average Fidelity Stock Price (as defined below) is less than $35.714 or more than $40.476. The "Average Fidelity Stock Price" means the average of the daily closing sales prices of the Fidelity Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by the Wall Street Journal) for the 20 consecutive full trading days ending on the third business day immediately prior to the date of the Special Meeting. See "THE MERGER -- The Merger."

     Interests of Certain Persons in the Merger

     The executive officers and directors of Alamo hold an aggregate of approximately 558,983 shares of Alamo Common Stock. In addition, certain of the executive officers of Alamo hold stock options to purchase an aggregate of 17,200 shares of Alamo Common Stock (all of which stock options are currently unvested but would become fully vested upon consummation of the Merger). Upon consummation of the Merger, all of such stock options will be assumed by Fidelity and become stock options to purchase the number of shares of Fidelity Common Stock into which the number of shares of Alamo Common Stock subject to such stock option would be converted pursuant to the Merger Agreement, and the exercise price would be recalculated to equal the exercise price immediately prior to the Merger divided by the Exchange Ratio. Alan L. Stinson also has Stock Appreciation Rights (the "SARs") with respect to 6,000 of Alamo Common Stock shares at an initial value of $23.76 per share (of which SARs with respect to 1,200 shares are currently unvested but will become fully vested upon consummation of the Merger) which, upon consummation of the Merger, will be converted into an option to purchase a number of shares of Fidelity Common Stock equal to the number of shares of Alamo Common Stock relating to the SARs multiplied by the Exchange Ratio at an exercise price equal to the amount necessary to preserve the value inherent in the SARs. In addition, Fidelity or Alamo has entered into or expects to enter into customary employment agreements with certain of Alamo's key employees.

     Robert T. Rork, the President of Alamo ("Rork"), Alan L. Stinson, Executive Vice President and Chief Financial Officer of Alamo ("Stinson") and Don H. Still, Chairman of the Board of Alamo ("Still"), are entitled to receive certain cash payments in the event of a change of control of Alamo, pursuant to Retention Agreements previously entered into with Alamo. The Merger will constitute a change of control of Alamo under such Retention Agreements. Accordingly, Rork and Stinson will each be entitled to receive $640,000 upon consummation of the Merger and Still will be entitled to receive an aggregate of $750,000 in cash, $150,000 of which is to be paid upon termination of his employment (for any reason), with $150,000 to be paid on each of the first four anniversaries of the date of such termination. Such payments are subject to reduction if the Retention Agreements and such payments are not approved by Alamo's shareholders. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Representations and Warranties; Covenants

     Under the Merger Agreement, Fidelity and Alamo made a number of representations and warranties to each other, including representations and warranties regarding their valid existence and good standing, authority to enter into the Merger Agreement and to consummate the Merger, and the accuracy of their respective filings with the Commission. Furthermore, Alamo made certain additional representations and warranties to Fidelity concerning, among other things, contracts, compliance with applicable laws, the absence of certain changes, taxes and issuance of its securities. The representations and warranties shall not survive the effective time of the Merger. Alamo also agreed not to initiate, continue, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, Alamo or any of its subsidiaries (an "Acquisition Proposal") by, or engage in any discussions or negotiations with, any third person or facilitate the efforts of any person other than Fidelity relating to an Acquisition Proposal.

     From and after the effective time of the Merger, Fidelity shall have the right to continue, amend or terminate any Alamo benefit plan or arrangement, in accordance with the terms thereof and subject to any limitations arising under applicable law. Fidelity has agreed, if the Merger is consummated, to indemnify the officers and directors, employees or agents of Alamo (and advance any fees and expenses) for a period of at least three years with respect to any claim or liability based on or arising out of the fact that such person was a director, officer, employee, or agent of Alamo, subject to certain limitations. See "THE MERGER -- Representations and Warranties; Covenants."

     Conditions to the Merger

     In addition to the shareholder approvals sought hereby, the obligations of Alamo, Fidelity and Merger Sub to consummate the Merger are subject to a number of other conditions which, if not satisfied or waived, could cause the Merger not to be consummated and the Merger Agreement to be terminated. Each party's obligation to consummate the Merger is conditioned upon, among other things: certain regulatory approvals; the absence of material adverse changes, subject to certain exceptions, in the value, condition, prospects, business or results of operations of Fidelity or Alamo; the accuracy, in all material respects, of the representations and warranties made by the other party; the performance, in all material respects, of the covenants of the other party; the obtaining of all necessary consents, approvals or waivers from third parties; the absence of any provisions of any applicable law or regulation or any judgment, injunction, order, decree or other legal restraint which would prohibit the consummation of the Merger; the absence of any event which, in the reasonable opinion of Fidelity or Alamo, would prevent the Merger from being accounted for as a pooling-of-interests; and the receipt of tax opinions by Fidelity and Alamo to the effect that the Merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "THE MERGER -- Conditions to the Merger."

     Options and Warrants to Purchase Alamo Common Stock; Stock Appreciation Rights; Stock Awards

     As of the Alamo Record Date, there were options to purchase an aggregate of 42,800 shares of Alamo Common Stock (the "Alamo Options") outstanding. At the effective time of the Merger, each Alamo Option will be assumed by Fidelity and will thereafter be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Alamo Option, the number of shares of Fidelity Common Stock as the holder would have received if such Alamo Option was exercised in full immediately prior to the Merger and been the holder of Alamo Common Stock issuable upon exercise of such Alamo Option. As of the Alamo Record Date, there was an outstanding stock award (the "Stock Award") granted by Alamo to W. Paul Holladay, Jr. to receive 3,253 shares of Alamo Common Stock on February 1, 1999. At the effective time of the Merger, the Stock Award will be assumed by Fidelity and represent the right to receive the number of shares of Fidelity Common Stock equal to 3,253 shares multiplied by the Exchange Ratio. Also as of the Alamo Record Date, there were outstanding SARs granted by Alamo to Alan L. Stinson relating to 6,000 shares of Alamo Common Stock at an initial price of $23.76 per share. At the effective time of the Merger, the SARs will be converted into an option to purchase a number of shares of Fidelity Common Stock equal to the number of shares of Alamo Common Stock relating to the SARs multiplied by the Exchange Ratio at an exercise price equal to the amount necessary to preserve the value inherent in the SARs. See "THE
MERGER -- Treatment of Options to Purchase Alamo Common Stock, Stock Awards and Stock Appreciation Rights."

     Amendment or Termination of the Merger Agreement

     The Merger Agreement may be amended by the parties at any time before or after approval of the shareholders of Alamo sought hereby, except that, after such shareholder approval, no amendment may be made without the further approval of such shareholders which would alter or change the amount or kind of consideration to be received in exchange for any shares of capital stock of Alamo, or any of the principal terms of the Merger.

     The Merger Agreement may be terminated by mutual agreement of both parties or by either party if (i) the required approval of the shareholders of Alamo is not obtained, (ii) the Merger has not been consummated by December 31, 1998 (or March 31, 1999 if the sole reason for the delay is the need for regulatory approvals), or (iii) the other party breaches any of its representations, warranties, covenants or agreements in the Merger Agreement, or if any representation or warranty becomes untrue, in either case in a manner which has or could reasonably be expected to have a material adverse effect.

     The Merger Agreement may be terminated by Fidelity or Alamo if the Average Fidelity Stock Price is less than $33.333 per share, or by Fidelity if the Alamo Board shall have withdrawn or modified, in a manner adverse to Fidelity or Merger Sub, its approval or recommendation of the Merger, or resolved to do any of the foregoing (a "Withdrawal Termination"). See "THE MERGER -- Amendment or Termination of the Merger Agreement."

     Related Agreements

     Each of the directors and executive officers of Alamo and certain holders of Alamo Common Stock have entered into agreements with Fidelity which provide that, until the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms, they will, among other things, vote their shares in favor of the Merger Agreement and the Merger. See "THE
MERGER -- Related Agreements -- Shareholder Agreement."

     To help ensure that the Merger will be accounted for as a pooling-of-interests and to help ensure compliance with Rule 145 under the Securities Act, the affiliates of Fidelity and Alamo have executed agreements that prohibit such persons from disposing of their Fidelity Common Stock or Alamo Common Stock, as the case may be, until Fidelity publicly releases its first report of combined financial results of Fidelity and Alamo for a period of at least 30 days of combined operations of the two companies. See "THE
MERGER -- Related Agreements -- Affiliate Agreements."

     Conditions to the Merger; Regulatory Approvals

     The obligations of Fidelity and Alamo to consummate the Merger are subject to various conditions, including, among others, obtaining requisite shareholder approval from the Alamo shareholders (and the holders of no more than 5% of the Alamo Common Stock have exercised their dissenters' rights); obtaining the requisite regulatory approvals, as described below; the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part; approval for listing on the NYSE of the shares of Fidelity Common Stock to be issued in the Merger, subject to official notice of issuance; and receipt of opinions of counsel at the closing of the Merger in respect of certain federal income tax consequences of the Merger.

     The Merger is also conditioned on obtaining all required regulatory approvals (the "Requisite Regulatory Approvals"). The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Fidelity and Alamo filed the requisite notification and report forms under the HSR Act on May 29, 1998 and the required waiting period was terminated by the Federal Trade Commission on June 15, 1998. The Merger is also subject to the receipt of necessary approvals from the Texas state insurance department. Fidelity and

Alamo completed all necessary filings with the Texas state insurance department on May 18, 1998. There can be no assurance that all of the requisite approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER -- Regulatory Approvals," and "-- Conditions to the Merger."

     Certain Federal Income Tax Matters

     The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes, so that no gain or loss will generally be recognized by the shareholders of Alamo on the exchange of their shares of Alamo Common Stock for shares of Fidelity Common Stock. Gain will be recognized to the extent that Alamo shareholders receive cash in the exchange (i.e., cash in lieu of fractional shares or cash for dissenting shares). The obligations of Alamo, Fidelity and Merger Sub to consummate the Merger are conditioned upon the receipt by each of Fidelity and Alamo of an opinion that the Merger qualifies as a tax-free reorganization. Alamo shareholders are urged to consult their own tax advisors as to the tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences" and "-- Conditions to the Merger."

     Accounting Treatment

     The Merger is intended to be treated as a "pooling-of-interests" for accounting purposes. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Fidelity and Alamo will be combined at the effective time of the Merger and carried forward at their previously recorded amounts. The stockholders' and shareholders' equity accounts of Fidelity and Alamo will be combined on Fidelity's consolidated balance sheet, and no goodwill or other intangible assets will be created. Financial statements of Fidelity issued after the Merger will be restated retroactively to reflect the consolidated operations of Fidelity and Alamo as if the Merger had taken place prior to the periods covered by such financial statements. See "THE
MERGER -- Accounting Treatment."

     Dissenters' Rights

     Shareholders of Alamo who vote against the Merger have the right under certain circumstances, if the Merger is nonetheless consummated, to require Alamo to purchase their shares at their fair value. To exercise such right, shareholders must comply with all procedural requirements, including the filing of a notice of dissent with Alamo before the date of the Special Meeting. In the event that the holders of more than 5% of the shares of Alamo Common Stock entitled to vote at the Special Meeting exercise their dissenters' rights, Fidelity may terminate the Merger Agreement. See "THE MERGER -- Dissenters' Rights."

     Exchange of Certificates

     As soon as practicable after the effective time of the Merger, Fidelity will cause Continental Stock Transfer & Trust Company (the "Exchange Agent") to mail to each shareholder of record of Alamo a letter of transmittal with instructions to be used by such shareholder in surrendering his, her or its Alamo Common Stock certificates in exchange for certificates representing shares of Fidelity Common Stock. Letters of transmittal will also be available as soon as practicable after the effective time of the Merger at the offices of the Exchange Agent.

     HOLDERS OF ALAMO COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED AND CONSUMMATED, ALAMO SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING PROCEDURES FOR THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES."

     Comparison of Rights of Stockholders

     Upon consummation of the Merger, holders of Alamo Common Stock will become holders of Fidelity Common Stock. As a result, their rights as shareholders, which are now governed by the laws of the State of Texas and Alamo's Articles of Incorporation and Bylaws, will be governed by the laws of the State of Delaware and Fidelity's Certificate of Incorporation and Bylaws. Because of certain differences between the laws of the State of Texas and Delaware and between the provisions of Alamo's Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Fidelity, the rights of Alamo shareholders after the Merger will be different from the rights of Alamo shareholders before the Merger. For a discussion of various differences between the rights of shareholders of Alamo and the rights of stockholders of Fidelity, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF FIDELITY AND RIGHTS OF SHAREHOLDERS OF ALAMO."

RECENT MARKET PRICE DATA

     The following table sets forth the closing sales prices per share of Fidelity Common Stock on the NYSE on May 6, 1998, the last trading day before the announcement of the proposed Merger, and on July 1, 1998, the latest practicable trading day before the printing of this Proxy Statement/Prospectus. There is no public trading market for the shares of Alamo Common Stock. The Alamo equivalent represents the closing sale price of a share of Fidelity Common Stock on such date multiplied by the Exchange Ratio.

                                                       FIDELITY        ALAMO
                                                     COMMON STOCK    EQUIVALENT
                                                     ------------    ----------
May 6, 1998........................................   $   37.81      $   56.37
July   , 1998......................................   $              $

     Stockholders of Alamo are advised to obtain current market quotations for Fidelity Common Stock and Alamo Common Stock. It is expected that the market price of Fidelity Common Stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of Fidelity Common Stock to be received by Alamo shareholders in the Merger is fixed (subject to possible adjustments in certain circumstances) and because the market value of Fidelity Common Stock is subject to fluctuation, the value of the shares of Fidelity Common Stock that Alamo shareholders will receive in the Merger may increase or decrease prior to the Merger. No assurance can be given concerning the market price of the Fidelity Common Stock before or after consummation of the Merger. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

RECENT DEVELOPMENTS

     On March 24, 1998, Fidelity entered into an Agreement and Plan of Merger (the "Matrix Merger Agreement") with Matrix Capital Corporation ("Matrix"). Matrix is a unitary thrift holding company that, through its subsidiaries, focuses on mortgage banking (purchasing and selling residential mortgage loans and servicing rights, offering brokerage, consulting and analytical services to financial services companies and financial institutions, servicing residential mortgage portfolios for investors, originating residential mortgages and providing real estate management and disposition services), as well as traditional banking and the administration of self-directed trust accounts. The proposed acquisition of Matrix is part of Fidelity's strategy to become a specialty finance company. Fidelity believes that such acquisition will result in potential for revenue enhancements and synergies from the cross-selling of Fidelity's title, escrow and real-estate products and services as well as from operational cost savings and enhancement of deposit-based spread income.

     Pursuant to the Matrix Merger Agreement, an acquisition subsidiary of Fidelity would merge with and into Matrix, and each of the issued and outstanding shares of Matrix common stock would be exchanged for 0.8 shares of Fidelity Common Stock (subject to adjustment as provided in the Matrix Merger Agreement). As of May 8, 1998, there were 6,705,130 shares of Matrix common stock issued and outstanding. The Matrix common stock is traded on the Nasdaq National Market under the symbol "MTXC."

     The acquisition of Matrix is intended to be accounted for as a pooling-of-interests and is subject to the satisfaction of certain conditions, including regulatory approvals, approval of the merger by Matrix shareholders and approval by Fidelity's stockholders of the issuance of Fidelity Common Stock in connection with such merger.

                 SELECTED HISTORICAL FINANCIAL DATA OF FIDELITY

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table sets forth selected financial data of Fidelity as of and for each of the years in the three-year period ended December 31, 1997 and as of and for the three months ended March 31, 1997 and 1998. The financial information presented herein has been restated for Fidelity's merger with Granite Financial, Inc. in February 1998 as if the companies had been combined as of and for the two-year period ended December 31, 1997. The following selected consolidated financial data of Fidelity should be read in conjunction with Fidelity's consolidated financial statements and the notes thereto incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,            MARCH 31,
                                           ------------------------------   -------------------
                                             1995       1996       1997       1997       1998
                                           --------   --------   --------   --------   --------
STATEMENT OF EARNINGS DATA:
  Total revenue..........................  $409,845   $642,377   $763,181   $155,673   $236,682
  Total expenses.........................   400,385    600,004    684,329    149,643    209,887
                                           --------   --------   --------   --------   --------
  Earnings before income taxes and
     extraordinary item..................     9,460     42,373     78,852      6,030     26,795
  Income tax expense.....................     1,828     16,846     34,055      2,453     11,388
                                           --------   --------   --------   --------   --------
  Earnings before extraordinary item.....     7,632     25,527     44,797      3,577     15,407
  Extraordinary item.....................      (813)        --     (1,700)        --         --
                                           --------   --------   --------   --------   --------
  Net earnings...........................  $  6,819   $ 25,527   $ 43,097   $  3,577   $ 15,407
                                           ========   ========   ========   ========   ========
PER SHARE AND OTHER DATA:
  Basic net earnings.....................  $  6,819   $ 25,527   $ 43,097   $  3,577   $ 15,407
                                           ========   ========   ========   ========   ========
  Basic earnings per share before
     extraordinary item..................  $   0.50   $   1.53   $   2.32   $   0.20   $   0.69
  Extraordinary item.....................     (0.05)        --      (0.09)        --         --
                                           --------   --------   --------   --------   --------
  Basic net earnings per share...........  $   0.45   $   1.53   $   2.23   $   0.20   $   0.69
                                           ========   ========   ========   ========   ========
  Weighted average shares outstanding,
     basic basis.........................    15,131     16,647     19,272     17,928     22,485
  Diluted net earnings...................  $  6,819   $ 28,723   $ 46,239   $  4,385   $ 16,031
                                           ========   ========   ========   ========   ========
  Diluted earnings per share before
     extraordinary item..................  $   0.49   $   1.30   $   1.92   $   0.19   $   0.58
  Extraordinary item.....................     (0.05)        --      (0.07)        --         --
                                           --------   --------   --------   --------   --------
  Diluted net earnings per share.........  $   0.44   $   1.30   $   1.85   $   0.19   $   0.58
                                           ========   ========   ========   ========   ========
  Weighted average shares outstanding,
     diluted basis.......................    15,694     22,106     24,948     23,412     27,655
  Dividends per share....................  $   0.22   $   0.24   $   0.26   $   0.06   $   0.07
  Earnings before income taxes and
     extraordinary item as a percent of
     total revenue.......................      2.31%      6.60%     10.33%      3.87%     11.32%
BALANCE SHEET DATA:
  Investments............................  $180,082   $227,674   $326,877   $224,027   $332,809
  Cash and cash equivalents..............    47,431     72,364     59,855     54,486     44,407
  Leases and lease securitization
     residual interests..................        --     29,034     53,782     34,642     74,252
  Total assets...........................   405,063    549,013    679,592    542,050    702,301
  Notes payable..........................   136,047    171,525    155,795    175,159    158,688
  Reserve for claim losses...............   146,094    187,245    190,747    188,456    190,744
  Stockholders' equity...................    77,947    124,435    231,830    124,024    248,707

                  SELECTED HISTORICAL FINANCIAL DATA OF ALAMO

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table sets forth selected financial data of Alamo as of and for each of the years in the five-year period ended December 31, 1997 and as of and for the three months ended March 31, 1997 and 1998. The following selected consolidated financial data of Alamo should be read in conjunction with Alamo's consolidated financial statements, and the notes thereto, which appear elsewhere herein.

                                                                                                THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,                 ENDED MARCH 31,
                                           -----------------------------------------------   -------------------
                                            1993      1994      1995      1996      1997       1997       1998
                                           -------   -------   -------   -------   -------   ---------   -------
STATEMENT OF OPERATIONS DATA:
  Total revenue..........................  $88,398   $88,594   $81,048   $92,418   $99,878    $19,639    $25,531
  Total expense..........................   73,381    82,968    79,026    86,565    93,127     20,568     23,527
                                           -------   -------   -------   -------   -------    -------    -------
  Income (loss) before income taxes......   15,017     5,626     2,022     5,853     6,751       (929)     2,004
  Income tax expense.....................    4,710     2,195       888     2,139     2,540       (349)       731
                                           -------   -------   -------   -------   -------    -------    -------
  Net income (loss)......................  $10,307   $ 3,431   $ 1,134   $ 3,714   $ 4,211    $  (580)   $ 1,273
                                           =======   =======   =======   =======   =======    =======    =======
PER SHARE AND OTHER DATA:
  Basic net income (loss) per share
    (1)..................................  $  8.40   $  2.76   $  0.89   $  2.88   $  3.20    $ (0.44)   $  0.97
  Weighted average shares outstanding....    1,227     1,244     1,273     1,289     1,314      1,313      1,317
  Dividends per share....................  $  0.77   $  0.64   $  0.20   $  0.55   $  0.70    $  0.05    $  0.05
  Net income (loss) before income taxes
    as a percentage of total revenue.....    16.99%     6.35%     2.50%     6.33%     6.76%     (4.73%)     7.85%
BALANCE SHEET DATA:
  Investments............................  $15,905   $17,513   $21,805   $26,903   $31,496    $26,577    $33,728
  Cash and cash equivalents..............   11,288    10,600    10,543     8,744    13,032      7,151     10,665
  Total assets...........................   45,070    52,047    57,402    60,958    68,548     59,709     68,723
  Notes payable..........................    5,132     8,736    10,048     7,983     7,220      8,629      7,063
  Reserve for claim losses...............    3,969     5,570     7,113     9,282    10,927      9,685     11,109
  Stockholders' equity...................   30,358    32,873    34,973    38,210    42,220     37,418     44,192

---------------
(1) The potential dilution from the assumed exercise of stock options granted is not material; therefore diluted net income (loss) per share is not presented.

        SELECTED PRO FORMA FINANCIAL DATA OF FIDELITY AND ALAMO COMBINED

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

     The following table presents selected unaudited pro forma combined financial data reflecting consummation by Fidelity of the Merger, which has been prepared giving effect to the Merger as a pooling-of-interests. The unaudited summary selected pro forma financial data should be read in connection with the unaudited pro forma condensed financial information and notes thereto appearing elsewhere herein under "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS."

                                                                                           COMBINED THREE
                                                             COMBINED FISCAL YEAR              MONTHS
                                                              ENDED DECEMBER 31,           ENDED MARCH 31,
                                                        ------------------------------   -------------------
                                                          1995       1996       1997       1997       1998
                                                        --------   --------   --------   --------   --------
STATEMENT OF EARNINGS DATA:
Total revenue.........................................  $490,893   $734,795   $863,059   $175,312   $262,213
Total expenses........................................   479,411    686,569    777,456    170,211    233,414
                                                        --------   --------   --------   --------   --------
Earnings before income taxes and extraordinary item...    11,482     48,226     85,603      5,101     28,799
Income tax expense....................................     2,716     18,985     36,595      2,104     12,119
                                                        --------   --------   --------   --------   --------
Earnings before extraordinary item....................     8,766     29,241     49,008      2,997     16,680
Extraordinary item....................................      (813)        --     (1,700)        --         --
                                                        --------   --------   --------   --------   --------
Net earnings..........................................  $  7,953   $ 29,241   $ 47,308   $  2,997   $ 16,680
                                                        ========   ========   ========   ========   ========

PER SHARE AND OTHER DATA:
Basic net earnings....................................  $  7,953   $ 29,241   $ 47,308   $  2,997   $ 16,680
                                                        ========   ========   ========   ========   ========
Basic earnings per share before extraordinary item....  $   0.51   $   1.57   $   2.31   $   0.15   $   0.68
Extraordinary item....................................     (0.05)        --      (0.08)        --         --
                                                        --------   --------   --------   --------   --------
Basic net earnings per share..........................  $   0.46   $   1.57   $   2.23   $   0.15   $   0.68
                                                        ========   ========   ========   ========   ========
Weighted average shares outstanding, basic basis(1)...    17,029     18,569     21,231     19,886     24,449
Diluted net earnings..................................  $  7,953   $ 32,437   $ 50,450   $  3,805   $ 17,304
                                                        ========   ========   ========   ========   ========
Diluted earnings per share before extraordinary
  item................................................  $   0.50   $   1.35   $   1.94   $   0.15   $   0.58
Extraordinary item....................................     (0.05)        --      (0.06)        --         --
                                                        --------   --------   --------   --------   --------
Diluted net earnings per share........................  $   0.45   $   1.35   $   1.88   $   0.15   $   0.58
                                                        ========   ========   ========   ========   ========
Weighted average shares outstanding, diluted
  basis(1)............................................    17,592     24,028     26,907     25,370     29,619
Dividends per share...................................  $   0.22   $   0.24   $   0.26   $   0.06   $   0.07
Earnings before income taxes and extraordinary item as
  a percent of total revenue..........................      2.34%      6.56%      9.92%      2.91%     10.98%

BALANCE SHEET DATA:
Investments...........................................  $201,887   $254,577   $358,373   $250,604   $366,537
Cash and cash equivalents(2)..........................    57,528     80,176     71,428     60,583     53,471
Leases and lease securitization residual interests....        --     29,034     53,782     34,642     74,252
Total assets..........................................   462,019    609,039    746,681    600,705    769,423
Notes payable.........................................   146,095    179,508    163,015    183,788    165,751
Reserve for claim losses..............................   153,207    196,527    201,674    198,141    201,853
Stockholders' equity(2)...............................   112,474    161,697    268,581    160,388    291,298

---------------
(1) Pro forma combined weighted average basic basis and weighted average diluted basis shares outstanding consist of the historical Fidelity shares outstanding plus the historical Alamo shares outstanding converted at the exchange rate of 1.491 Fidelity shares for each Alamo share.

(2) Cash, total assets and stockholders' equity are net of adjustments for dividends paid on an additional 2,026,000 shares outstanding.

                           COMPARATIVE PER SHARE DATA

     The following table presents selected comparative per share data for each of Fidelity and Alamo on a historical basis, and selected unaudited pro forma comparative per share data reflecting the consummation by Fidelity of the Merger. The Alamo pro forma equivalent amounts have been calculated by multiplying the corresponding pro forma combined amounts per share of Fidelity Common Stock by the estimated Exchange Ratio of 1.491.

     The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of each of Fidelity and Alamo, incorporated by reference or included elsewhere herein, and unaudited pro forma financial information included elsewhere herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS." Results of each of Fidelity and Alamo for prior interim periods are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results of operations or the financial position of the combined companies that would have resulted had the Merger been consummated at the beginning of the periods presented.

                                                                                    THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,         ENDED
                                                      --------------------------     MARCH 31,
                                                       1995      1996      1997         1998
                                                      ------    ------    ------    ------------
FIDELITY COMMON STOCK:
  Net income per share (basic basis):
     Historical.....................................  $ 0.45    $ 1.53    $ 2.23       $ 0.69
     Pro forma combined.............................    0.46      1.57      2.23         0.68
  Cash dividends paid per share:
     Historical.....................................  $ 0.22    $ 0.24    $ 0.26       $ 0.07
     Pro forma combined.............................    0.22      0.24      0.26         0.07
  Book value per share at period end:
     Historical.....................................  $ 5.25    $ 6.94    $10.38       $10.90
     Pro forma combined.............................    6.67      8.10     11.03        11.72

                                                                                    THREE MONTHS
                                                       YEAR ENDED DECEMBER 31,         ENDED
                                                      --------------------------     MARCH 31,
                                                       1995      1996      1997         1998
                                                      ------    ------    ------    ------------
ALAMO COMMON STOCK:
  Net income per share (basic basis):
     Historical.....................................  $ 0.89    $ 2.88    $ 3.20       $ 0.97
     Pro forma equivalent...........................    0.69      2.34      3.32         1.01
  Cash dividends paid per share:
     Historical.....................................  $ 0.20    $ 0.55    $ 0.70       $ 0.05
     Pro forma equivalent...........................    0.33      0.36      0.39         0.10
  Book value per share at period end:
     Historical.....................................                      $32.08       $33.55
     Pro forma equivalent...........................                       16.45        17.47

                                  RISK FACTORS

     Each Alamo shareholder should carefully consider and evaluate the following factors, among others, before voting.

     This Proxy Statement/Prospectus contains or incorporates by reference certain forward-looking statements with respect to the financial conditions, results of operations and businesses of Fidelity and Alamo and, assuming the consummation of the Merger, the combined company, including statements relating to the cost savings and accretion to reported earnings that will be realized from the Merger. These forward-looking statements involve certain risks and uncertainties and other factors that may cause the actual results to be materially different from any results expressed or implied by such statements, and any such statement is qualified in its entirety by the following cautionary statements.

     In connection with the Merger, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) expected costs savings from the Merger cannot be fully realized or realized within the expected time frame; (ii) costs or difficulties related to the integration of the businesses of Fidelity and Alamo are greater than expected; (iii) revenues following the Merger are lower than expected; (iv) competitive pressure in the financial services and title insurance industries increase significantly; (v) changes in the interest rate environment; (vi) general economic conditions, either nationally or in the regions in which the combined company will conduct business, are less favorable than expected; or (vii) legislation or regulatory changes adversely affect the businesses conducted by the combined company. Further information on other factors which could affect the financial results of Fidelity after the Merger is included in filings with the Commission incorporated by reference herein.

     In connection with the title insurance industry in general, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the title insurance business is characterized by low profit margins due to the high cost of producing title evidence, whereas premium revenues are subject to regulatory and competitive restraints; (ii) the amount of title insurance business available is influenced by housing starts, housing resales and commercial real estate transactions; (iii) real estate activity levels have historically been cyclical and are influenced by such factors as interest rates and the condition of the overall economy; (iv) the value of Fidelity's investment portfolio is subject to fluctuation based on similar factors; (v) the title insurance industry may be exposed to substantial claims; and (vi) the industry is regulated by state laws that require the maintenance of minimum levels of capital and surplus and that restrict the amount of dividends that may be paid by insurance subsidiaries without prior regulatory approval.

     In connection with the equipment leasing industry, factors which may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the equipment leasing industry is highly fragmented, and characterized by numerous competitors on a national, regional and local level, the consolidation of which could affect Granite's industry consolidation strategy or competitive position; (ii) business investment in capital and other equipment, which is influenced by interest rates, availability of capital and prevailing general economic conditions; (iii) the industry is regulated by federal and state laws concerning licensing, financing practices, extension of credit, and collection and repossession practices; and (iv) potential cyclical fluctuations in the third and fourth quarters of the calendar year due to budgeting and tax considerations of lessees and other seasonal practices which affect the businesses of the lessees.

     Fidelity and Alamo caution that the foregoing lists of important factors are not exclusive and do not undertake to update any forward-looking statement that may be made from time to time by or on behalf of Fidelity or Alamo.

INTEGRATION OF OPERATIONS; MANAGEMENT OF GROWTH

     The integration of the operations of Fidelity and Alamo following the Merger will require the dedication of management resources, which will temporarily detract from attention to the day-to-day business of the combined company. The combination of the two companies will also require the coordination of geographi-cally separated organizations, integrating personnel with disparate business backgrounds and combining two different corporate cultures. The process of combining the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. There can be no assurance that the combined company will be able to retain its key operational and management personnel or that the combined company will realize any of the other anticipated benefits of the Merger. The combined company's ability to manage its growth effectively will require it to continue to improve its operational, financial and information management systems and controls, and to attract, retain, motivate and manage employees effectively.

TITLE INSURANCE INDUSTRY AND RELATED RISKS

     Title insurance revenue is closely related to the level of real estate activity and the average price of real estate sales. Real estate sales are directly affected by the availability of funds to finance purchases. Other factors affecting real estate activity include demand, mortgage interest rates, family income levels and general economic conditions. While the level of sales activity was relatively depressed in certain geographical areas during the period 1991 through mid-1993, lower mortgage interest rates beginning in the latter part of 1991 triggered an increase in refinancing activity, which continued at record levels through 1993 and into the first quarter of 1994. During 1994 and early 1995, steady interest rate increases caused by actions taken by the Federal Reserve Board resulted in a significant decline in refinancing transactions and a stagnation in residential resales and new home sales. Since late 1995, decreases in mortgage interest rates and the resulting improvement in the real estate market have had a favorable effect on the level of real estate activity, including refinancing transactions, new home sales and resales. It is impossible to predict in what future direction interest rates and the real estate market may move or fluctuate.

     Fidelity believes that the level of risk undertaken pursuant to its underwriting standards is consistent with that of the industry. The maximum amount of liability under a title insurance policy is usually the face amount of the policy, plus the cost of defending the insured's title against an adverse claim. Fidelity's reserve for claim losses includes known claims, as well as losses Fidelity expects to incur, net of recoupments. Each known claim is reserved for on the basis of a review by Fidelity as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are provided for at the time premium revenue is recognized based on historical loss experience and other factors, including industry averages, claim loss history, legal environment, geographic considerations and types of policies written. Major claims are reserved for as they become known because the unique circumstances surrounding most major claims make it inherently impractical to predict the incidence and amount of such claims. The occurrence of a significant major claim in any given period could have a material adverse effect on Fidelity's financial condition and results of operations for such period and future periods.

     In the ordinary course of business, Fidelity reinsures certain risks with other title insurers for the purpose of limiting its maximum loss exposure and also assumes reinsurance for certain risks of other title insurers for the purpose of earning additional income. Fidelity cedes or assumes a portion of certain policy liabilities under agent fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that the reinsurer is liable for loss and loss adjustment expense payments exceeding the amount retained by the ceding company. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

INTEREST RATE AND ECONOMIC RISKS

     Granite's business is directly related to business investment in capital and other equipment, which is influenced by a variety of factors, including the implicit return on capital invested, prevailing interest rates, availability of capital and other general economic conditions. Although Fidelity and Granite believe that current economic conditions favor continued growth in the markets Granite serves, a future economic slowdown or recession could adversely affect Granite's ability to fund or securitize leases. In addition, delinquencies and charge-offs could be expected to rise in an adverse economic environment, which could also adversely impact Granite's ability to sell or securitize leases which it funds or its ability to recognize its basis in the securitization residual interest or in leases held in its portfolio.

     Granite's profitability is determined by, among other things, the difference between the implicit lease rate charged to lessees and Granite's cost of funds. The implicit lease rates charged by Granite are based on interest rates prevailing in the market at the time of lease approval. Until Granite sells or securitizes leases, Granite generally funds the cost of the lease investment under its variable rate bank credit facilities and from working capital. Granite's operating margins could be adversely affected if interest rates increase prior to Granite selling or securitizing leases or if Granite is unable to securitize leases. Future increases in Granite's cost of funds could result in Granite raising the implicit lease rate charged to its customers, which could cause originators or customers to seek funding elsewhere. Granite has sought to mitigate the risk of interest rate increases by attempting to match funds required for lease financings with funds available through bank and other credit facilities, securitization transactions and lease sales. Although Granite may be able to dispose of leases through other securitization transactions in the event interest rates decline, existing securitization arrangements require Granite to securitize a minimum dollar amount of leases on a periodic basis. Granite does not hedge against interest rate increases using derivative securities or otherwise.

REGULATION

     Insurance companies are subject to insurance laws and regulations established by the states in which they transact business. The agencies established pursuant to these state laws have broad administrative and supervisory powers relating to the granting and revocation of licenses to transact business, regulation of trade practices, establishment of guaranty associations, licensing of agents, approval of policy forms, premium rate filing requirements, reserve requirements, the form and content of required regulatory financial statements, capital and surplus requirements and the maximum concentrations of certain classes of investments. Most states also have enacted legislation regulating insurance holding company systems, including acquisitions, extraordinary dividends, the terms of affiliate transactions and other related matters. Fidelity and its insurance subsidiaries have registered as holding company systems pursuant to such legislation and routinely report to other jurisdictions. The National Association of Insurance Commissioners has formed committees and appointed advisory groups to study and formulate regulatory proposals on such diverse issues as the use of surplus debentures, accounting for reinsurance transactions and the adoption of risk-based capital requirements. It is not possible to predict the impact of future state and federal regulation on the operations of Fidelity or its insurance subsidiaries.

     Granite also is subject to a variety of federal and state regulations. Such regulations require Granite to obtain and maintain certain licenses and qualifications in various states. Granite is also subject to certain state regulations concerning collection practices and the right to repossess and sell the leased equipment. Statutes and regulations governing financing operations are subject to interpretation and change. Any adverse change in existing laws or regulations, promulgation of new laws or regulations or changes in the interpretation thereof, or failure to comply with new or existing laws or regulations, could result in Granite being subject to fines or other penalties, any of which could have a material adverse impact on Granite's operations.

COMPETITION

     The title insurance industry is highly competitive. The number and size of competing companies varies in the different geographic areas in which Fidelity conducts its business. In Fidelity's principal markets, competitors include other major title underwriters such as Chicago Title Insurance Company, LandAmerica Financial Group, Inc., First American Title Insurance Company, Old Republic Title Insurance Company and Stewart Title Guaranty Company, as well as numerous independent agency operations at the local level. Competition is based primarily on the quality and timeliness of service, since the parties to a real estate transaction are usually concerned with time schedules and costs associated with delays in closing the transaction. In those states where prices are not established by regulatory authorities, the price of the title insurance policy is also a competitive factor. Fidelity believes that its competitive position is enhanced by its quality customer service and pricing.

                              THE SPECIAL MEETING

     The Special Meeting will be held on             , 1998 at                ,
local time, at                ,                . At the Special Meeting, holders
of Alamo Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the Merger.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Alamo Common Stock at the close of business on the Alamo Record Date are entitled to notice of and to vote at the Alamo
Meeting. As of the close of business on             , 1998, there were 1,356,638
shares of Alamo Common Stock outstanding and entitled to vote, held of record by 82 shareholders. Each holder of Alamo Common Stock is entitled to one vote for each share of Alamo Common Stock held as of the Alamo Record Date.

     The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock issued and outstanding on the Alamo Record Date, present in person or represented by proxy. Abstentions and broker non-votes each will be included in determining the number of shares present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as votes against the Merger Agreement and the Merger.

VOTING OF PROXIES

     The proxy accompanying this Proxy Statement/Prospectus is solicited on behalf of the Alamo Board for use at the Special Meeting. Shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to Alamo. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "FOR" approval of the Merger Agreement and the Merger. The Alamo Board does not presently intend to bring any other business before the Special Meeting and, so far as is known to the Alamo Board, no other matters are to be brought before the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the judgment of the persons voting such shares, except that the shares represented by proxies which have been voted "AGAINST" the proposal to approve the Merger Agreement and the Merger will not be voted in respect of any motion made for adjournment of the Special Meeting for purposes of soliciting additional proxies to approve the Merger Agreement and the Merger. A shareholder of Alamo who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (i) delivering to the Secretary of Alamo (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED

     Pursuant to Texas law and Alamo's Articles of Incorporation, approval and adoption of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Alamo Common Stock. Abstentions and broker non-votes will have the same effect as votes against the Merger Agreement and the Merger.

SOLICITATION OF PROXIES AND EXPENSES

     Alamo will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to the solicitation of proxies by mail, the directors, officers and employees of Alamo may solicit proxies from shareholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Alamo will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Alamo Common Stock and to request authority for the exercise of proxies. In such cases, Alamo, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                                   THE MERGER

     The following summary of certain terms and provisions of the Merger Agreement is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus and incorporated herein by reference.

THE MERGER

     The Merger Agreement provides that, subject to the approval of the Merger Agreement by the shareholders of Alamo and the satisfaction or waiver of the other conditions, Merger Sub will be merged with and into Alamo, whereupon the separate corporate existence of Merger Sub will cease and Alamo will be the surviving corporation of the Merger (the "Surviving Corporation"). As a result of the Merger, Alamo will become a wholly-owned subsidiary of Fidelity. The Merger will become effective upon the filing of a Certificate of Merger in the Office of the Secretary of State of the State of Texas, or at such later date and time as may be set forth in the Certificate of Merger (the "Effective Time") in accordance with Texas law. The Merger will have the effects described under Texas law, and the Articles of Incorporation and Bylaws of the Surviving Corporation will be those of Alamo, as in effect immediately prior to the Effective Time. At the Effective Time, the conversion of Alamo Common Stock into shares of Fidelity Common Stock will be effected as described below.

     At the Effective Time, automatically by virtue of the Merger and without any action on the part of the holder thereof, each share of Alamo Common Stock (excluding shares held by Alamo or any of its subsidiaries or by Fidelity or any of its subsidiaries ("Treasury Shares")) issued and outstanding immediately prior to the Effective Time will be converted into 1.491 shares of Fidelity Common Stock, plus cash in lieu of fractional shares, subject to further adjustment pursuant to the terms of the Merger Agreement.

     It is expected that the market price of Fidelity Common Stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of Fidelity Common Stock to be received by Alamo shareholders in the Merger is fixed (subject to adjustment in the circumstances described below) and because the market price of Fidelity Common Stock is subject to fluctuation, the value of the shares of Fidelity Common Stock that holders of Alamo Common Stock would receive in the Merger may increase or decrease prior to the Merger. For further information concerning the historical market prices of Fidelity Common Stock, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS." No assurance can be given concerning the market price of Fidelity Common Stock before or after the Effective Time.

     The Exchange Ratio was determined by Fidelity and Alamo on the basis of a fraction, the numerator of which is 2,100,000 shares of Fidelity Common Stock, subject to adjustment as hereinafter described (as adjusted, the "Numerator"), and the denominator of which is the number of issued and outstanding shares of Alamo Common Stock immediately prior to the Effective Time, on a fully-diluted basis assuming the issuance of any and all shares of Alamo Common Stock issuable upon the exercise of any options, warrants or other rights to purchase shares and shares issuable pursuant to the Stock Award and the conversion or exchange of any and all instruments convertible into or exchangeable for shares of Alamo Common Stock and including the number of shares with respect to which Alamo has granted stock appreciation rights. The unadjusted Exchange Ratio of 1.491 is based upon an aggregate of 1,408,691 shares of Alamo Common Stock on a fully-diluted basis (which includes 1,356,638 shares of outstanding Alamo Common Stock plus options to purchase 42,800 shares of Alamo Common Stock, 3,253 shares of Alamo Common Stock subject to the Stock Award and 6,000 shares of Alamo Common Stock with respect to the SARs). The Exchange Ratio is subject to adjustment pursuant to the terms of the Merger Agreement, so that the aggregate value of the merger consideration as finally determined (i.e., the Average Fidelity Stock Price multiplied by the number of shares of Fidelity Common Stock to be issued in connection with the Merger) will be not less than $75,000,000 or more than $85,000,000 (unless the Merger does not take place before November 15, 1998, as discussed below). If the Average Fidelity Stock Price is less than $35.714, the adjustment mechanism would provide Alamo shareholders additional shares of Fidelity Common Stock so that the number of shares of Fidelity Common stock to be issued in connection with the Merger multiplied by the Average Fidelity Stock Price would equal $75,000,000. If the Average Fidelity Stock Price is more than $40.476, the adjustment mechanism would reduce the number of shares of Fidelity Common Stock to be issued to the Alamo shareholders so that the number of shares of Fidelity Common Stock to be issued multiplied by the Average Fidelity Stock Price would equal $85,000,000.

     If the Merger has not been consummated before November 15, 1998 and the Average Fidelity Stock Price is greater than $42.857, the adjustment mechanism would provide Alamo shareholders additional value equal to 50% of the excess value of the Average Fidelity Stock Price over $42.857 per share. In other words, the Exchange Ratio would increase because the aggregate number of shares of Fidelity Common Stock used as the Numerator in calculating the Exchange Ratio would be equal to: (i) the sum of (A) $85,000,000 plus (B) 50% of the amount by which the Average Fidelity Stock Price multiplied by 2,100,000 shares of Fidelity Common Stock exceeds $90,000,000 divided by (ii) the Average Fidelity Stock Price.

     If the Average Fidelity Stock Price is less than $33.33 per share, both Alamo and Fidelity have the right to terminate the Agreement. Whether or not Fidelity or Alamo will have a right to terminate the Merger Agreement pursuant to the foregoing sentence will not be known until the date that the Average Fidelity Stock Price is determined. If such date were the date of this Proxy Statement/Prospectus, no such right of termination would exist, based on the prevailing market price of Fidelity Common Stock. Neither the Alamo Board nor the Fidelity Board has made any decision as to whether it would exercise its termination right if such a right did arise. In the event such a situation occurs, the Fidelity Board and the Alamo Board will, consistent with their respective fiduciary duties, take into account all relevant facts and circumstances as they exist at such time and will consult with their respective financial advisors and legal counsel. Approval of the Merger Agreement by the Alamo shareholders at the Special Meeting will confer on the Alamo Board the power to elect to consummate the Merger if such an event occurs after shareholder approval is obtained without any further action by, or solicitation of the votes of, the shareholders of Alamo. The fairness opinion received by Alamo is dated as of the date of this Proxy Statement/Prospectus and is based on conditions in effect on the date thereof. Accordingly, such opinion does not address the circumstances that might arise if the matters contemplated in this paragraph were to occur. In such an event, Alamo intends that it would obtain the reconfirmation of its investment bankers with respect to the fairness of the revised transaction prior to proceeding with the consummation of the Merger.

BACKGROUND OF THE MERGER

     During the summer of 1997, Lawyers Title Corp. announced the proposed acquisition of Commonwealth Land Title, which stimulated discussion in the title insurance industry about acquisition activity in the industry. This discussion, as well as trends in the title industry generally and those specifically applicable to regional title insurance companies, caused Alex H. Halff, Senior Chairman of the Board of Alamo, to ask a committee of outside directors (the "Committee") consisting of Messrs. Jack Biegler, W. W. McAllister, III and Ms. Marilou Moursund Long to undertake an analysis of strategic options available to Alamo. The Committee, assisted by Robert T. Rork, President of Alamo, and Alan
L. Stinson, Alamo's Chief Financial Officer, undertook an analysis of Alamo's strategic position in the market and the alternatives available to Alamo to maximize value for the Alamo shareholders. The Committee concluded that while Alamo continued to have good earnings prospects, growth in Alamo's title premium revenues was being generated at the expense of margins, that there was a continuing concentration of business sources, that some lenders were dropping requirements for title insurance, that there were technology challenges confronting regional underwriters and that there were continuing risks of rate reductions and possible deregulation of the industry that might disproportionately affect regional title insurers. The Committee studied comparable companies and alternative strategies, ultimately concluding that to continue Alamo's historical growth trends would require acquisition of a national underwriter or other non-traditional strategic alternatives that would result in significant change in the configuration of Alamo. After several meetings and ongoing deliberations, the Committee concluded that a combination of external factors and internal factors suggested it was an appropriate time to consider a sale of Alamo and that financial and operational risks existed for a regional title insurance company that did not exist for nationwide companies with access to more significant financial resources.

     Thereafter, a determination was made to select a financial advisor to assist the Alamo Board, and after considering alternative advisors and conducting interviews, the Committee's conclusion that a sale of Alamo might be appropriate was reinforced. Alamo entered into an engagement letter with McDonald & Company on February 24, 1998. McDonald & Company was chosen as Alamo's primary financial advisor in part because it had significant contacts and experience in the financial services and related industries and had relationships that were deemed to be beneficial to Alamo in exploring its alternatives.

     McDonald undertook an analysis of potential acquirors, focusing on companies that for strategic reasons appeared to be the most logical potential merger partners. They also reviewed and discussed various possible financial buyers. At Alamo's request, and after preparation of certain materials pertaining to Alamo and its business, McDonald supplied certain information concerning Alamo to a limited number of prospective acquirors, including Fidelity.

     On April 6, 1998, Messrs. Frank P. Willey, President of Fidelity, and Daryll J. Tyson, Executive Vice President of Fidelity National Title Insurance, traveled to San Antonio, Texas to meet with Alex H. Halff, Senior Chairman of the Board of Alamo, Don H. Still, Chairman and Chief Executive Officer, Robert
T. Rork, President and Chief Operating Officer, and Alan L. Stinson, Executive Vice President and Chief Financial Officer, to initially discuss a possible acquisition by Fidelity of Alamo and to review the companies' respective strategic positions in the market. Mr. Willey outlined the strategic vision of Fidelity and the advantages to each company of a prospective combination and discussed operating strategies and objectives, although no specific proposals were made at the time as to the terms of any proposed acquisition. After these discussions, the representatives of Fidelity invited Alamo to conduct onsite due diligence of Fidelity, and Alamo invited Fidelity representatives to conduct due diligence pertaining to Alamo.

     On April 13 and 14, 1998, a representative of McDonald and Alan L. Stinson conducted onsite due diligence of Fidelity in California. This due diligence investigation lasted for two days, after which a senior management group from Fidelity traveled to San Antonio, Texas to conduct due diligence on Alamo. The onsite due diligence investigation of Alamo by Fidelity lasted for four days.

     On Friday, April 17, 1998, Fidelity's legal advisors delivered a preliminary form of Merger Agreement to Alamo, its legal advisors and McDonald.

     Discussions among the parties continued during the week of April 20, 1998 regarding the possible terms of a proposed Merger and various issues relating to any proposed transaction. On Friday, April 24, 1998, the Alamo Board met to review and discuss the process that had been undertaken by Alamo, the alternatives available to Alamo, and the discussions that had been held with possible acquirors, including Fidelity. At that meeting, the Alamo Board authorized management to continue discussions with Fidelity. Discussions among Fidelity, Alamo, Alamo's financial advisors and counsel and Fidelity's counsel continued during the week of April 27, 1998, and an extended telephonic conference call meeting was convened on April 30, 1998 to discuss in detail various remaining issues pertaining to the proposed merger. On May 2, 1998, Fidelity's legal advisors delivered a revised draft of a proposed Merger Agreement to Alamo, Alamo's legal advisors and McDonald. Commencing May 5, 1998 and continuing on May 6, 1998, the Alamo Board reviewed, with the assistance of Alamo's management and its legal and financial advisors, among other things, a summary of management's due diligence findings concerning Fidelity, presentations by management and McDonald concerning the Fidelity proposal, the terms of the definitive Merger Agreement and the McDonald fairness opinion regarding the Merger. Based on the review and satisfactory reports regarding due diligence discussions and the financial terms of the proposed transaction and after due consideration of other factors, the Alamo Board unanimously approved and authorized the execution of the Merger Agreement on May 6, 1998.

     The Merger Agreement was executed May 6, 1998 and a public announcement of the Merger was made on May 7, 1998.

REASONS FOR THE MERGER

     Fidelity. In determining to approve the Merger Agreement and the Merger, Fidelity's Board of Directors considered a number of factors, including, without limitation: (i) the financial condition, results of operations, cash flow, business and prospects of Alamo; (ii) the assessment by Fidelity's Board of Directors that the combined company will become the second largest underwriter in the State of Texas, based upon combined company premiums written in 1997, thereby solidifying Fidelity's position and market share in Texas, the second largest title insurance market in the United States and one of the four largest markets which comprise almost 50% of the United States title insurance market; and (iii) the enhanced growth opportunities Fidelity's expanded presence in Texas will afford its core title insurance business by leveraging its position as a leading national provider of equity-related title products and services in the Texas market.

     Alamo. In reaching its determination to approve and adopt the Merger Agreement, the Alamo Board considered a number of factors and the potential synergies that would result from a Merger with Fidelity. Specifically, the Alamo Board considered: (i) Alamo's growth prospects on a stand alone basis as well as in combination with Fidelity, (ii) Alamo's ability to compete for national sources of business on a stand alone basis as well as in combination with Fidelity, (iii) the high capital cost of technology on a stand alone basis as well as in combination with Fidelity, (iv) the risk to Alamo on a stand alone basis of revenues associated with home equity lending in Texas, (v) and the greater market liquidity of Fidelity Common Stock.

     The foregoing discussion of the information and factors considered by the Alamo Board is not intended to be exhaustive. In reaching its determination to approve and recommend the Merger, the Alamo Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Throughout its deliberations, the Alamo Board received the advice of its financial and legal advisors.

     The benefits described above are forward-looking statements and actual results may vary materially from such statements. See "RISK FACTORS" for factors that may cause such variation.

BOARD RECOMMENDATION

     THE ALAMO BOARD BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF ALAMO AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT ALAMO SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF ALAMO'S FINANCIAL ADVISOR

     McDonald & Company ("McDonald") was retained by Alamo pursuant to an engagement letter dated February 24, 1998 to act as its financial advisor in connection with providing general financial advisory services and assisting Alamo in an evaluation of strategic alternatives, including, but not limited to, a possible sale or merger transaction. McDonald was selected based on its experience and expertise in the financial services sector and in transactions similar to the Merger. McDonald agreed to familiarize itself with the business, operations, properties, financial condition and prospects of Alamo, to prepare an analysis of recent merger transactions in which the acquired company might be considered comparable to Alamo, and with the prior knowledge, input and approval of the Alamo Board, to seek proposals for a merger from prospective acquirors. McDonald also agreed to assist Alamo in evaluating any proposed transactions and to render an oral and written opinion to the Alamo Board in connection with its consideration of any definitive merger proposal as to whether or not the exchange ratio, in the case of an exchange of common stock, or the financial consideration, in the case of cash and other securities, to be received in the proposed merger was fair, from a financial point of view, to the Alamo shareholders.

     McDonald acted as Alamo's financial advisor in connection with, and participated in certain negotiations leading to, the execution of the Merger Agreement. McDonald delivered to the Alamo Board on May 6, 1998 its oral opinion (subsequently confirmed by written opinion dated as of such date) that, as of the date of the opinion the Exchange Ratio set forth in the Merger Agreement was fair to the holders of Alamo Common Stock from a financial point of view. Such opinion was subsequently reaffirmed by issuance to the Alamo Board of a McDonald opinion dated the date of this Proxy Statement/Prospectus. That opinion and the McDonald opinion dated May 6, 1998 are collectively referred to herein as the "McDonald Opinion." The McDonald Opinion, which was delivered for use and considered by the Alamo Board, is directed only to the fairness to Alamo shareholders, from a financial point of view, of the Exchange Ratio as set forth in Article Two, Section 2.1 of the Merger Agreement and does not address the underlying business decision by Alamo to effect the Merger or any other terms of the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Alamo shareholder as to how such shareholder should vote with respect to the Merger. The McDonald

Opinion expressly does not represent an opinion as to what the value of Fidelity Common Stock may be at the effective date of the Merger or as to the prospects of Fidelity's business or Alamo's business. However, McDonald has consented, which consent is included as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part, to the inclusion of the McDonald Opinion included herein and to the references to its firm.

     The full text of the McDonald Opinion, updated as of the date of this Proxy Statement/Prospectus, is attached hereto as Appendix B. The summary of the opinion of McDonald & Company set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to Appendix B. The full text of the updated McDonald Opinion sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, and Alamo shareholders are urged to read Appendix B.

     In arriving at its opinion, McDonald reviewed, among other things, the Merger Agreement together with its schedules and exhibits and certain related documents and disclosure schedules; certain publicly available information relating to the business, financial condition and operations of Fidelity and Alamo as well as certain other nonpublic information, primarily financial in nature, furnished to it by Alamo and Fidelity relating to their respective businesses, earnings, assets, financial forecasts and prospects. McDonald also reviewed certain publicly available information concerning the trading of, and the trading market for, Fidelity Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in the McDonald Opinion.

     For purposes of the McDonald Opinion, McDonald relied upon and assumed the accuracy and completeness of all of the financial and other information reviewed by McDonald and did not attempt to independently verify such information. McDonald also relied upon the accuracy and completeness of the representations, warranties and covenants of Fidelity and Alamo contained in the Merger Agreement. McDonald was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either Fidelity or Alamo, nor did McDonald undertake, obtain or become aware of any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of either Fidelity or Alamo. McDonald assumed that the financial forecasts supplied by Alamo and Fidelity were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future performance of the respective companies. However, McDonald expressed no view as to such financial forecasts or the assumptions on which they were based. McDonald also assumed that the all the conditions to the consummation of the Merger, as set forth in the Merger Agreement, would be satisfied and that the Merger would be consummated on a timely basis in a manner contemplated by the Merger Agreement. The McDonald Opinion is based upon economic and market considerations and other circumstances existing on, and information made available as of the date of, the McDonald Opinion.

     In connection with rendering the McDonald Opinion, McDonald considered a variety of financial analyses, which are summarized below. McDonald believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald without considering all such analyses and factors may create an incomplete view of the analytical process underlying the McDonald Opinion. In its analyses, McDonald made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of selected analyses considered by McDonald and discussed with the Alamo Board in connection with the McDonald Opinion dated May 6, 1998.

     Contribution Analysis. McDonald analyzed the hypothetical pro forma contribution of each of Fidelity and Alamo to the combined company for the years ending December 31, 1997, 1998 and 1999. For these periods, McDonald analyzed Alamo's and Fidelity's actual or projected contribution to the aggregate title insurance premiums, net income and book value of the combined entity. This analysis showed that based upon the historical and projected financial information available to McDonald, Alamo would have contributed 13.5%, 9.6% and 17.7% of aggregate title insurance premiums, net income and book value, respectively, of the combined entity for fiscal 1997; 12.9%, 9.3% and 14.1% of the projected aggregate title insurance premiums, net income and book value, respectively, of the combined entity for fiscal 1998; and 12.2%, 8.5% and 13.0% of projected aggregate title insurance premiums, net income and book value, respectively, of the combined entity for fiscal 1999. Based on McDonald's analysis, Alamo shareholders would receive approximately 7.1% of the combined company's outstanding shares on a fully diluted basis.

     Analysis of Selected Merger & Acquisition Transactions. McDonald reviewed selected transactions involving acquired companies deemed comparable to Alamo that were completed since 1990. The analysis included specific information on the acquisition by Lawyers Title Corp. of Commonwealth Title announced in January 1998 as well as information on seven additional transactions in the title insurance industry announced since 1990 and prior to the Lawyers/Commonwealth transaction. The analysis was based on publicly available information obtained from Securities and Exchange Commission filings, public company disclosures, press releases, industry and press reports and other sources. McDonald analyzed the consideration to be paid to Alamo shareholders in the Merger relative to revenue, net income and book value. The mean ratio of the transaction price to revenue of the transactions reviewed was 6x at closing; the mean ratio of transaction price to GAAP net income was 16.4x; and the mean ratio of transaction price to GAAP book value was 2.0x. At the Fidelity stock price as of the date of the McDonald Opinion, the price to be paid for Alamo would have represented .8x revenue, 18.3x net income, and 1.8x book value. The price to be paid for Alamo thus represented a higher multiple of revenue and net income than the comparable transactions, but a slightly lower multiple of book value.

     Comparison with Selected Companies. McDonald compared the financial performance of Alamo with corresponding data for the following selected companies: Investors Title Company; LandAmerica Financial Group, Inc. (formerly Lawyers Title Company); Stewart Information Services Corporation; First American Financial Corporation; and Fidelity (collectively the "Selected Companies"). The information for Fidelity excluded the pro forma effects of the Merger. At the date of the McDonald Opinion, Fidelity had announced the proposed acquisition of Matrix but the transaction had not yet closed. McDonald included in its analysis data for Fidelity both with and without the pro forma effects of the proposed acquisition of Matrix by Fidelity. Including Fidelity with the pro forma effects of the acquisition of Matrix, the analysis indicated, among other things, that the median price to last twelve months earnings per share for the Selected Companies was 18.4x, the median price to estimated 1998 earnings for these Selected Companies was 14.5x, and the median price to GAAP book value for the Selected Companies was 2.38x. At the Fidelity stock price as of the date of the McDonald Opinion, the price to be paid for Alamo would have represented 18.3x Alamo's 1997 net income, 12.3x Alamo's estimated 1998 net income and 1.8x Alamo's book value at December 31, 1997. Although the median for the comparable group multiples was slightly higher than the comparable multiples for Alamo, McDonald & Company noted that all but one of the Selected Companies were substantially larger than Alamo and all had more geographically diversified operations. McDonald & Company also noted that the median return on average equity for the Selected Companies was 15.9% compared to Alamo's return on average equity of 10.5%.

     Pro Forma Merger Analysis. McDonald analyzed certain pro forma effects resulting from the Merger on the combined company for the fiscal years ending December 31, 1998 and 1999. This analysis was based on internal projections for Alamo and Fidelity provided by the respective managements of Alamo and Fidelity, as adjusted for cost savings estimated by the management of Alamo. This analysis indicated approximately 2.1% accretion in Fidelity's pro forma earnings per share for fiscal 1998 and approximately 1.8% accretion in pro forma earnings per share for fiscal 1999.

     At the time of the McDonald Opinion, none of the Selected Companies other than LandAmerica Financial Group, Inc. and Fidelity had announced a merger transaction or disclosed a possible interest in pursuing a possible merger transaction which could have significantly affected the stock market valuation of such companies.

     No company or transaction used in the above analyses as a comparison is identical to Alamo, Fidelity or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or acquisition values of the companies to which they are being compared. Mathematical analyses (such as determining the mean or median) is not, in itself, a meaningful method of using comparable company or comparable transaction data.

     In performing its analyses, McDonald made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. The term "fair from a financial point of view" is a standard phrase contained in investment bankers' fairness opinions and refers to the fact that McDonald's opinion as to the fairness of the financial consideration to be paid by Fidelity to Alamo shareholders in respect of their common stock is addressed solely to the financial attributes of such consideration. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, the McDonald opinion was only one of the factors taken into consideration by the Alamo Board in making its determination to approve the Merger Agreement. The Alamo Board did not assign any relative or specific weights to such factors, and individual directors may have given differing weights to different factors. Consequently, the McDonald analyses described above, in and of themselves, should not be viewed as determinative of the Alamo Board's conclusions with respect to the value of Alamo or of the decision of the Alamo Board to agree to the Merger or the amount of financial consideration to be paid by Fidelity to the Alamo shareholders.

     McDonald, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with the mergers and acquisitions, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes. McDonald is not affiliated with and had not previously acted as financial advisor or otherwise on behalf of Alamo or Fidelity.

     In the ordinary course of its business, McDonald may trade the securities of Fidelity for its own accounts and for the accounts of its customers. Accordingly, at any time, McDonald may hold a long or short position in such securities.

     For its services as financial advisor, Alamo has paid McDonald a nonrefundable payment of $25,000 upon execution of the engagement letter and a nonrefundable payment of $150,000 payable upon the delivery of the McDonald opinion at the Alamo Board meeting called to consider the Merger. In the event the Merger is consummated, a fee shall be paid to McDonald at closing equal to one percent of the transaction value, crediting the fees previously paid against the fee. The transaction value is determined by the shares of Fidelity Common Stock to be issued to the Alamo shareholders multiplied by the average of the closing prices, as reported on the NYSE for the ten trading days ending on the fifth trading day prior the consummation of the transaction. Alamo has also agreed to reimburse McDonald for reasonable out-of-pocket expenses and to indemnify McDonald against certain liabilities, including certain liabilities under federal securities laws.

     In connection with its evaluation of strategic alternatives, Alamo also engaged Sterling Capital Ventures, LLC ("Sterling") to provide financial advisory services, including, but not limited to, to make recommendations and assist in the formulation of strategic plans designed to enhanced shareholder value. Alamo entered into an engagement letter with Sterling which provides that Sterling would be paid a fee of $150,000, payable $10,000 per month quarterly in advance commencing March 1, 1998, with the unpaid balance of the fee payable upon consummation of any sale or merger of Alamo. Sterling has provided financial and strategic advice to Alamo in connection with the engagement of McDonald and the negotiations with Fidelity. In connection with the engagement of Sterling, Alamo also agreed to indemnify and hold Sterling harmless for any claims or liabilities relating to or arising out of the engagement, excepting any such claims or liabilities arising from the gross negligence of Sterling.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The executive officers and directors of Alamo hold an aggregate of approximately 558,983 shares of Alamo Common Stock. In addition, certain of the executive officers of Alamo hold stock options to purchase an aggregate of 17,200 shares of Alamo Common Stock (all of which stock options are currently unvested but will become fully vested upon consummation of the Merger). Upon consummation of the Merger, all of such stock options will be assumed by Fidelity and become stock options to purchase the number of shares of Fidelity Common Stock into which the number of shares of Alamo Common Stock subject to such stock option would be converted pursuant to the Merger Agreement, and the exercise price would be recalculated to equal the exercise price immediately prior to the Merger divided by the Exchange Ratio. Alan L. Stinson, Executive Vice President and Chief Financial Officer of Alamo, also has SARs with respect to 6,000 shares of Alamo Common Stock at an initial value of $23.76 per share (of which SARs covering 1,200 shares are currently unvested but will become fully vested upon consummation of the Merger) which, upon consummation of the Merger, will be converted into an option to purchase a number of shares of Fidelity Common Stock equal to the number of shares of Alamo Common Stock relating to the SARs multiplied by the Exchange Ratio at an exercise price equal to the amount necessary to preserve the value inherent in the SARs.

     Robert T. Rork, the President of Alamo ("Rork"), Mr. Stinson and Don H. Still, Chairman of the Board and Chief Executive Officer of Alamo ("Still" and, collectively with Rork and Stinson, the "Executives"), are entitled to receive cash payments in the event of a change of control of Alamo pursuant to Retention Agreements previously entered into with Alamo. The Rork Retention Agreement and Stinson Retention Agreement each provide that a payment of $640,000 (subject to reduction as described below) will be paid to Rork or Stinson, as the case may be, upon a change of control of Alamo. The Still Retention Agreement provides that upon a change of control of Alamo, he will be entitled to aggregate payments of $750,000 (subject to reduction as described below), $150,000 of which is to be paid upon termination of his employment (for any reason), with $150,000 to be paid on each of the first four anniversaries of the date of such termination. The Merger will constitute a change of control of Alamo under the Retention Agreements. The Still Retention Agreement provides that Still will not engage in the title insurance business during the period commencing on the date of his termination and ending on the fifth anniversary thereof. The Merger would constitute a change of control for purposes of all of the Retention Agreements. The Retention Agreements terminate on December 31, 1998 unless (i) a change of control has occurred or an agreement has been entered into which would result in a change of control, in which event the Retention Agreements will terminate upon fulfillment of the obligations of Alamo thereunder or (ii) the Executive's employment with Alamo is terminated for cause (as defined therein) or the Executive resigns without Good Reason (as defined therein), in which event such Retention Agreement will terminate upon the termination of Executive's employment with Alamo.

     In the fall of 1997, Alex H. Halff, Senior Chairman of the Board of Alamo, charged a committee of independent directors (the "Board Committee") with undertaking an analysis of strategic options available to the Company. Messrs. Rork and Stinson assisted the Board Committee and Mr. Still provided counsel and input to the Board Committee in its analysis. The Board Committee urged Mr. Halff to consider and enter into appropriate agreements with the Executives to ensure their commitment to assisting the Board in evaluating strategic alternatives, including a possible sale of Alamo, without undue concern for their personal financial and employment situations and to provide an incentive to the Executives to remain employed by Alamo at least until consummation of any proposed acquisition. In this regard, Mr. Halff held conversations with members of the Board and principal shareholders of the Company to discuss the prospective terms of such agreements. Based upon these discussions, in February, 1998 Mr. Halff communicated to the Executives Alamo's conclusions in this regard and the terms of the proposed Retention Agreements. The forms of the Retention Agreements were ratified and approved by the Company's Board of Directors at a meeting on April 24, 1998. For the purpose of preventing certain change of control payments from resulting in nondeductible excess parachute payments under
Section 280G of the Code, each of the Retention Agreements provides that, unless such Retention Agreement and the payments to be made by Alamo thereunder are approved by the affirmative vote of the holders of more than 75% of the outstanding shares of Alamo Common Stock, the amount to be paid to Rork, Stinson or Still, as the case may be, will be reduced such that such person will be entitled to receive only the portion thereof that represents the maximum amount that, when aggregated with any other change of control payments received by such person, would not cause him to be in receipt of any parachute payment as defined in Section 280G of the Code. At a special meeting of Alamo's shareholders to be
held on July   , 1998, Alamo's shareholders will consider and act upon proposals to approve each of the Retention Agreements and the payments to be made by Alamo thereunder.

REPRESENTATIONS AND WARRANTIES; COVENANTS

     Under the Merger Agreement, Alamo, Fidelity and Merger Sub made a number of representations regarding such matters as their valid existence and good standing, their authority to enter into the Merger

Agreement and to consummate the Merger, the accuracy of their public filings and disclosure documents, their licenses and government approvals, the absence of undisclosed broker's or similar fees owed in connection with the transaction, their insurance, and the interests of their officers and directors.

     Alamo has made further representations regarding its subsidiaries, its capital structure, environmental compliance, the absence of certain changes or events, litigation involving Alamo, regulatory matters and compliance with laws, certain benefit plans, taxes, contracts and debt instruments, and the approval of the Merger and the Merger Agreement by the Alamo Board. The representations and warranties of Alamo and Fidelity in the Merger Agreement will not survive the Effective Time of the Merger.

     Alamo agreed that, until the consummation of the Merger or the termination of the Merger Agreement, it will, and will cause its subsidiaries to, carry on their businesses in substantially the same manner as previously conducted and to use all reasonable efforts to preserve intact their current business organizations, and to not take certain actions without Fidelity's prior written consent. Alamo has also agreed not to pay any dividends or make any distributions on the Alamo Common Stock prior to the Effective Time; provided, however, if the Effective Time has not occurred on or prior to November 15, 1998, Alamo shall be permitted to declare and pay dividends not exceeding $.05 per share of Alamo Common Stock in any three consecutive month period (commencing November 16, 1998). Alamo agreed to take certain actions necessary to effect the Merger, such as cooperating with Fidelity in the preparation of the Registration Statement, delivering a signed representation letter from each executive officer, director and shareholder of Alamo who is an affiliate within the meaning of Rule 145 of the Securities Act, and using its best efforts to obtain shareholder approval of the Merger Agreement and the Merger. Alamo also agreed not to take any action which would disqualify the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" for federal income tax purposes, and to provide Fidelity with full access to information about Alamo upon Fidelity's reasonable request. Alamo also agreed not to initiate, continue, solicit or encourage any Acquisition Proposal. Alamo also agreed that prior to the Effective Time and after termination of the Merger Agreement, it will hold and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, subject to certain exceptions and unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Fidelity and its subsidiaries furnished in connection with the Merger. Alamo also agreed to use its best efforts to cause such individuals to deliver to Fidelity or destroy all such confidential documents.

     From and after the Effective Time, Fidelity shall have the right to continue, amend or terminate any Alamo benefit plan or arrangement, in accordance with the terms thereof and subject to any limitations arising under applicable law. Fidelity has also agreed, if the Merger is consummated, to indemnify the officers, directors, employees, or agents of Alamo, subject to any limitations imposed by applicable law, for a period of not less than three years after the Effective Time with respect to any claim or liability which is based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee, or agent of Alamo if such claim pertains to any matter or fact arising, existing or occurring on or prior to the Effective Time, to the fullest extent permitted by Fidelity's Certificate of Incorporation and Bylaws and applicable Delaware law. The foregoing indemnification shall not apply to any actions, suits, proceedings, orders or investigations which at the date of the Merger Agreement are pending or, to the knowledge of Alamo or its directors, threatened unless disclosed to Fidelity in the disclosure schedule delivered in connection with the Merger Agreement. Fidelity has further agreed, from and after the Effective Time, to indemnify the directors, officers and employees of Alamo who become directors, officers or employees of Fidelity, the Surviving Corporation or any other of the subsidiaries, subject to certain limitations.

     Fidelity has further agreed as follows: (i) to use its best efforts to list on the NYSE the shares of Fidelity Common Stock to be issued in the Merger, (ii) to register under the Securities Act the shares of Fidelity Common Stock issuable upon exercise of the Alamo Options (including the option into which the SARs are to be converted) and pursuant to the Stock Awards, (iii) to provide Alamo access to information about Fidelity upon Alamo's reasonable request, and
(iv) to not take any action which would disqualify the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" for federal income tax purposes.

CONDITIONS TO THE MERGER

     In addition to the shareholder approval sought hereby, the obligations of Alamo, Fidelity and Merger Sub to consummate the Merger are subject to (i) any consents, waivers, clearances, approvals and authorizations of regulatory authorities or other governmental agencies, including any terminations or expirations of statutory waiting periods thereof, in all instances without the imposition of any condition or restriction which could be expected to have a material adverse effect, (ii) the absence of any provision of any applicable law or regulation or any judgment, injunction, order, decree or other legal restraint which would prohibit or make illegal consummation of the Merger, (iii) the receipt of a tax opinion by each of Fidelity and Alamo to the effect that, for federal income tax purposes, the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code, (iv) the approval for listing on the NYSE of the Fidelity Common Stock to be issued to holders of Alamo Common Stock in the Merger, and (v) the obtaining of all necessary consents, approvals or waivers from third parties. Each party's obligations under the Merger Agreement are also conditioned upon the absence of material adverse changes in the value, condition, prospects, business or results of operations of Fidelity or Alamo (other than changes resulting from changes in interest rates with respect to Fidelity or certain changes to title insurance premium rates), that, in the reasonable judgment of the other party, has or is likely to have a material adverse effect, and the accuracy in all material respects of the representations and warranties made by the other party and the performance in all material respects of the covenants of the other party.

     The obligations of Fidelity and Alamo under the Merger Agreement are also subject to the absence of any action by any governmental entity, whether actually instituted or pending, an effect of which is to delay, restrain, prohibit or limit (or to impose material damages or to impose material restrictions relating to) the Merger, the Merger Agreement, the transactions contemplated thereby, the ownership or operation of the business of Alamo, Fidelity, Merger Sub, or any of their respective subsidiaries, or an effect of which is to require divestiture of or interfere with the full rights of ownership of any shares of Fidelity Common Stock or its subsidiaries, or that would otherwise be likely to materially adversely affect any such rights.

TREATMENT OF OPTIONS TO PURCHASE ALAMO COMMON STOCK; STOCK AWARDS AND STOCK APPRECIATION RIGHTS

     At the Effective Time, each Alamo Option will be assumed by Fidelity and will thereafter be deemed to constitute an option to purchase, on the same terms and conditions as were applicable to such Alamo Option taking into account any accelerated vesting as a result of the Merger, the number of shares of Fidelity Common Stock which the holder thereof would have been entitled to receive pursuant to the Merger had such holder exercised such Alamo Option in full immediately prior to the Merger and been the holder of Alamo Common Stock issuable upon exercise of such Alamo Option, at an exercise price per share calculated by dividing the aggregate exercise price for the shares of Alamo Common Stock otherwise purchasable pursuant to such Alamo Option by the number of full shares of Fidelity Common Stock deemed purchasable pursuant to such option. If the Alamo Option qualifies as an "incentive stock option" under
Section 421 of the Code, the exercise price, number of shares purchasable and the terms and conditions of exercise of such option will be determined in order to comply with Section 424(a) of the Code.

     At the Effective Time, the Stock Award will be assumed by Fidelity and will represent the right to receive the number of shares of Fidelity Common Stock equal to 3,253 shares multiplied by the Exchange Ratio and the SARs will be converted into an option to purchase the number of shares of Fidelity Common Stock equal to the number of shares of Alamo Common Stock relating to the SARs multiplied by the Exchange Ratio at an exercise price equal to the amount necessary to preserve the value inherent in the SARs.

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

     Amendments and Waivers

     Any provision of the Merger Agreement may be amended or waived prior to the Effective Time; provided, that, after the approval of the Merger Agreement by the shareholders of Alamo, no such amendment or waiver may be made without the further approval of such shareholders which would alter or change the amount or kind of consideration to be received in exchange for any shares of Alamo Common Stock, or any of the principal terms of the Merger.

     Termination of Merger Agreement

     The Merger Agreement may be terminated (i) by mutual written consent of Fidelity and Alamo or, (ii) by either Fidelity or Alamo if (A) the required approval of the shareholders of Alamo is not obtained at the Special Meeting,
(B) the Merger has not been consummated by December 31, 1998 or, if the sole reason for the delay is the need for governmental consents and such consents are reasonably likely to be obtained, March 31, 1999 (provided that the party seeking termination shall not have breached its obligations under the Merger Agreement in any material respect), or (C) the other party breaches any of its representations, warranties, covenants or agreements in the Merger Agreement, or if any representation or warranty of the other becomes untrue, in either case which has or could reasonably be expected to have a material adverse effect.

     The Merger Agreement may also be terminated by Fidelity or Alamo if the Average Fidelity Stock Price is less than $33.333 per share or by Fidelity if the Alamo Board shall have withdrawn or modified, in a manner adverse to Fidelity or Merger Sub, its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved to do so.

RELATED AGREEMENTS

     Shareholder Agreement

     All of the directors of Alamo and Howard A. Halff, who beneficially own an aggregate of 793,693 shares of Alamo Common Stock (representing 58.5% of the outstanding shares of Alamo Common Stock), have executed agreements with Fidelity restricting their ability to transfer or encumber their respective shares of Alamo Common Stock and agreeing to vote their respective shares of Alamo Common Stock in favor of the Merger Agreement and the Merger. Such persons have also agreed not to solicit or encourage any offer concerning a possible disposition of all or any substantial portion of the business, assets or capital stock of Alamo, subject to such person's duties as a director of Alamo.

     Affiliate Agreements

     To help ensure that the Merger will be accounted for as a pooling-of-interests and to help ensure compliance with Rule 145 under the Securities Act, the affiliates of Fidelity and Alamo have executed agreements that prohibit such persons from disposing of their Fidelity Common Stock or Alamo Common Stock, as the case may be, until Fidelity publicly releases its first report of combined financial results of Fidelity and Alamo for a specified period of at least 30 days of combined operations of the two companies.

REGULATORY APPROVALS

     Under the Merger Agreement, the obligations of both Fidelity and Alamo to consummate the Merger are conditioned upon the receipt of all Requisite Regulatory Approvals. See "THE MERGER -- Conditions to the Merger." Each of Fidelity and Alamo has agreed to use all reasonable efforts to obtain the Requisite Regulatory Approvals.

     Antitrust

     Under the HSR Act, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Fidelity and Alamo filed notification and report forms under the HSR Act with the FTC and the Department of Justice on May 29, 1998. On June 15, 1998, the FTC terminated the waiting period. At any time before or after the consummation of the Merger, the FTC or the Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of certain assets of Fidelity or Alamo. At any time before or after the consummation of the Merger, and, notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of certain assets of Fidelity or Alamo. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based upon available information, Fidelity and Alamo believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge is made, Fidelity and Alamo would prevail or would not be required to accept certain conditions in order to consummate the Merger.

     Insurance

     The Merger is also subject to the receipt of necessary approvals from the Texas state insurance department. On May 18, 1998, Fidelity and Alamo filed an Application for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) with the state insurance department of the State of Texas. Fidelity and Alamo have no reason to believe that such approval will not be obtained.

     Fidelity and Alamo are not aware of any other significant governmental approvals that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval would be sought. There can be no assurance whether or when any such approval, if required, could be obtained.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Information concerning the existing Fidelity Board is set forth in the 1997 Fidelity Form 10-K, as amended which is incorporated herein by reference. For additional information regarding operations of Fidelity, see "INFORMATION ABOUT FIDELITY."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material anticipated U.S. federal income tax considerations relevant to the exchange of shares of Alamo Common Stock for Fidelity Common Stock pursuant to the Merger. This summary is based upon the opinion of counsel delivered by Stradling Yocca Carlson & Rauth, counsel for Fidelity, and Cox & Smith Incorporated, counsel for Alamo, delivered in connection with the filing of the Registration Statement, and the opinions to be delivered at the Effective Time of the Merger to Fidelity and Alamo (the "Tax Opinions"), that the Merger will constitute a tax-free "reorganization" within the meaning of Section 368 of the Code (a "Reorganization").

     Holders of Alamo Common Stock should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders of Alamo in light of their particular circumstances. Shareholders with unique circumstances, such as dealers in securities, banks, insurance companies, tax exempt organizations, foreign persons, persons who acquired their shares in connection with stock options or stock purchase plans or in other compensatory transactions, and persons who do not hold their Alamo Common Stock as capital assets, are specifically not addressed herein. In addition, the following discussion is based on current legal authorities as of the date hereof, and no assurance can be given that further legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the discussion contained herein. Further, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws. Finally, the following discussion also does not address the tax consequences of transactions effectuated prior or subsequent to or concurrently with the Merger (whether or not such transactions are in connection with the Merger), including without limitation, transactions in which Alamo Common Stock is acquired or sold, Fidelity shares are disposed of, or transactions in which Alamo Common Stock is sold after the date of the Merger Agreement and prior to the Effective Time of the Merger.

     ACCORDINGLY, SHAREHOLDERS OF ALAMO ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUD-

ING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Subject to the limitations and qualifications referred to herein, qualification of the Merger as a Reorganization will result in the following federal income tax consequences:

          (a) No gain or loss will be recognized by shareholders of Alamo solely upon their receipt of Fidelity Common Stock solely in exchange for Alamo Common Stock pursuant to the Merger (gain or loss will be recognized as a result of cash received in lieu of a fractional share of Fidelity Common Stock and for cash received in exchange for Alamo Common Stock for which dissenter's rights are exercised).

          (b) The aggregate tax basis of the Fidelity Common Stock received by each Alamo shareholder in the Merger will be the same as the aggregate tax basis of Alamo Common Stock surrendered in exchange therefor (without regard to the tax basis, if any, allocated to fractional share interests).

          (c) The holding period of the Fidelity Common Stock received in the Merger will include the period for which the Alamo Common Stock surrendered in exchange therefor was held, provided that the Alamo Common Stock is held as a capital asset at the time of the Merger.

          (d) If an Alamo shareholder receives cash in lieu of a fractional share of Fidelity Common Stock, such Alamo shareholder will be treated as if such fractional share of Fidelity Common Stock had been issued in the Merger and then redeemed by Fidelity. An Alamo shareholder receiving such cash will generally recognize gain or loss upon such payment, equal to the difference (if any) between the amount of cash received and such shareholder's basis in the fractional share.

          (e) Alamo shareholders who receive cash in exchange for shares for which dissenters' rights are exercised ("Dissenting Shareholders") will recognize income equal to the lesser of the cash received or the gain realized in the Merger (the difference between (i) the amount of cash plus the fair market value of the Fidelity Common Stock, if any, received and
     (ii) the Dissenting Shareholder's basis in the Alamo Common Stock exchanged). The character of such income will generally be capital gain or dividend depending on the Dissenting Shareholder's particular situation. Dissenting Shareholders should consult with their own tax advisors as to the character of such income to them.

          (f) Neither Fidelity, Merger Sub nor Alamo will recognize material amounts of gain solely as a result of the Merger.

     No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") in connection with the Merger. The Tax Opinions do not and will not bind the IRS and the IRS is, therefore, not precluded from successfully asserting a contrary opinion. The Tax Opinions are and will also be subject to certain assumptions and certain representations made by Fidelity and Alamo regarding, among other things, the conduct of the business of Alamo following the Merger.

     The obligations of Alamo, Fidelity and Merger Sub to consummate the Merger are conditioned upon the receipt of the Tax Opinions. If either Fidelity or Alamo fails to receive its Tax Opinion and determines to waive the related condition to its obligation to consummate the Merger, and the material federal income tax consequences to Alamo's shareholders are different from those described above, Alamo will resolicit the Alamo shareholders prior to proceeding with consummation of the Merger.

     A successful IRS challenge to the reorganization status of the Merger would result in the shareholders of Alamo recognizing taxable gain or loss, as of the Effective Time, with respect to each share of Alamo Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Fidelity Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Fidelity Common Stock so received would equal its fair market value and the holding period for such stock would begin the day after the Effective Time.

RESTRICTIONS ON RESALES BY AFFILIATES

     All shares of Fidelity Common Stock issued in the Merger will be freely transferable, except that shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Alamo or Fidelity as of the time that the Merger Agreement and the Merger are submitted to the Alamo shareholders for approval may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Alamo, and/or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Fidelity, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Alamo or Fidelity generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

     Affiliates may not sell their shares of Fidelity Common Stock acquired in the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (and/or Rule 144 under the Securities Act in the case of persons who are or become affiliates of Fidelity) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time, any person who is an affiliate of Alamo as of the time that the Merger Agreement and the Merger are submitted to the Alamo shareholders for approval (together with certain related persons) will be entitled to sell shares of Fidelity Common Stock acquired in the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by such an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Fidelity Common Stock or the average weekly trading volume of the shares of Fidelity Common Stock during the four calendar weeks preceding such sale. Rule 145 will only remain available, however, to persons who were affiliates of Alamo prior to the Merger if Fidelity remains current with its information filings with the Commission under the Exchange Act. One year after the Effective Time, a person who was an affiliate of Alamo prior to the Merger will be able to sell shares of Fidelity Common Stock received in the Merger without regard to such manner of sale or volume limitations, provided that Fidelity is current with its Exchange Act informational filings and such person is not then an affiliate of Fidelity. Two years after the Effective Time, a person who was an affiliate of Alamo prior to the Merger will be able to sell such shares of Fidelity Common Stock without any restrictions, so long as such person had not been an affiliate of Fidelity for at least three months prior to the sale.

     Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     Fidelity has also agreed in the Merger Agreement to use its reasonable best efforts to publish, as soon as practicable after the end of its first fiscal quarter which includes at least 30 days of post-Merger combined operations, combined sales and net income figures and any other financial information necessary, as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 and any related accounting rules.

ACCOUNTING TREATMENT

     For financial reporting purposes, the Merger is intended to be accounted for as a pooling-of-interests under Accounting Principles Board Opinion No. 16. Accordingly, the recorded assets and liabilities of Fidelity and Alamo will be combined and carried forward at their historical recorded amounts. The results of operations of the combined companies will include the results of operations of Fidelity and Alamo for the entire fiscal year in which the Merger occurs. In addition, the reported financial positions and results of operations of Fidelity for prior periods will be restated to include the assets, liabilities, shareholders' equity and operating results of Alamo.

DISSENTERS' RIGHTS

     The rights of Alamo shareholders who dissent from the Merger are governed by Sections 5.11 - 5.13 ("Sections 5.11 - 5.13") of the Texas Business Corporation Act (the "TBCA"). The following summary of applicable provisions of Sections 5.11 - 5.13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of the dissenters' rights provisions of the TBCA, which are included herein as Appendix C.

     A holder of Alamo Common Stock as of the Alamo Record Date who files a written objection to the Merger, who has not voted in favor of the Merger and who has made a demand for compensation as provided under Sections 5.11 - 5.13, is entitled under such provisions, as an alternative to receiving the consideration offered in the Merger for his Alamo Common Stock, the fair value of his Alamo Common Stock. The following is a summary of the procedural steps that must be taken if dissenters' rights are to be validly exercised.

     Any shareholder of Alamo may elect to exercise his right to dissent from the Merger by filing with Alamo, at the address set forth below, prior to the Special Meeting, a written objection to the Merger, setting out that such shareholder's right to dissent will be exercised if the Merger is effective and giving such shareholder's address for any notice.

     If the Merger is effected and such shareholder has not voted in favor of the Merger, Alamo will, within ten days after the Merger is effected, deliver or mail to such shareholder written notice that the Merger has been effected, and such shareholder may, within ten days from the delivery or mailing of such notice, make written demand on Alamo for payment of the fair value of such holder's shares of Alamo Common Stock.

     The fair value of any dissenting shares will be the value thereof as of the day immediately preceding the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Such shareholder demand will state the number of shares of Alamo Common Stock owned by the dissenting shareholder and the fair value of such shares as estimated by such shareholder. Any shareholder failing to make demand within the ten-day period will be bound by the Merger.

     A dissenting shareholder's written objection to the Merger and demand for payment must be in addition to and separate from any proxy or vote against the Merger. Neither voting against, abstaining from voting, nor the failure to vote for the Merger will constitute the written notice required to be filed by a dissenting Alamo shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Sections 5.11 - 5.13 provided that a written notice has been properly delivered. A shareholder voting for the Merger will be deemed a waiver of dissenters' rights. Any proxy may be revoked before it is voted by filing with the Secretary of Alamo a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

     Any shareholder who has demanded payment for his shares of Alamo Common Stock is not thereafter entitled to vote or exercise any other rights of an Alamo shareholder except the right to receive payment for his shares pursuant to Sections 5.11 - 5.13 and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent, and the shares of Alamo Common Stock for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of Alamo shareholders.

     Under Sections 5.11 - 5.13, holders of record of Alamo Common Stock are entitled to dissenters' rights as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of Alamo Common Stock and who wish to exercise dissenters' rights with respect to the Merger should consult promptly with the record holders of their Alamo Common Stock as to the exercise of such rights. All written objections and demands for payment should be addressed to Alamo Title Holding Company, 10010 San Pedro, Suite 800, San Antonio, Texas 78216, Attention: Alan L. Stinson, and must be received before the Special Meeting or be delivered at such meeting prior to the vote.

     Within 20 days after receipt by Alamo of a demand for payment made by a dissenting shareholder, Alamo must deliver or mail to such dissenting shareholder a written notice that will (i) state that Alamo accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the Effective

Time, and upon the surrender of the share certificates representing such shareholder's shares of Alamo Common Stock duly endorsed, or (ii) will contain an estimate by Alamo of the fair value of such shares, together with an offer to pay the amount of that estimate within 90 days after the Effective Time, upon receipt of notice within 60 days after that date from the dissenting shareholder that such shareholder agrees to accept that amount and upon the surrender of the share certificates duly endorsed. In addition, within such 20-day period described above, each holder of certificates representing shares of Alamo Common Stock so demanding payment shall submit such certificates to Alamo for notation thereon that such demand has been made. The failure of shareholders to do so will, at the opinion of Alamo, terminate such shareholder's rights under Sections 5.11 - 5.13 unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

     If, within 60 days after the Effective Time, the value of such shares is agreed upon between the dissenting shareholder and Alamo, payment therefor will be made within 90 days after the Effective Time and upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the shares of Alamo Common Stock or in Alamo.

     If, within 60 days after the Effective Time, the dissenting shareholder and Alamo do not so agree, then the dissenting shareholder or Alamo may, within 60 days after the expiration of the 60-day period, file a petition in any court of competent jurisdiction in the county in which the principal office of Alamo is located, asking for a finding and determination of the fair value of such dissenting shareholder's shares of Alamo Common Stock.

     After the hearing of the petition, the court will determine the dissenting shareholders who have complied with the provisions of the TBCA relating to dissenters' rights and have become entitled to the valuation of and payment for their shares of Alamo Common Stock, and will appoint one or more qualified appraisers to determine that value.

     The appraisers will determine the fair value of the shares of Alamo Common Stock held by the Alamo dissenting shareholders adjudged by the court to be entitled to payment and will file their report of that value in the office of the clerk of the court. The court will determine the fair value of the shares of Alamo Common Stock held by the Alamo dissenting shareholders entitled to payment therefor and will direct the payment of that value of Alamo, as the surviving corporation in the Merger, together with interest thereon beginning 91 days after the Effective Time to the date of such judgment, to the Alamo dissenting shareholders entitled thereto. Upon payment of the judgment by Alamo to such Alamo dissenting shareholders, such shareholders will cease to have any interest in those shares of Alamo Common Stock or in Alamo.

     In the absence of fraud in the transaction, the remedy provided by Sections
5.11 - 5.13 is the exclusive remedy for the recovery by the Alamo dissenting shareholders of the value of such shareholders' shares of Alamo Common Stock or money damages to such shareholder with respect to the Merger. If Alamo complies with the requirements of Sections 5.11 - 5.13, any dissenting shareholder who fails to comply with the requirements of the provisions of the TBCA relating to dissenters' rights will not be entitled to bring suit for the recovery of the value of his shares of Alamo Common Stock or money damages to such shareholder with respect to the Merger.

     Any shareholder who has demanded payment for his shares as described above may withdraw such demand at any time before payment for his shares or before any petition has been filed asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless Alamo shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as herein before provided, or if Alamo shall terminate the shareholder's rights as provided above, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time period described above, or if after the hearing of a petition filed as described above, the court shall determine that such shareholder is not entitled to the relief as described above, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the Merger and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim and such shareholder shall be entitled to receive any dividends or other distributions made to holders of shares of Alamo Common Stock in the interim.

     Any Alamo shareholder contemplating the exercise of dissenters' rights is urged to review carefully the provisions of the TBCA relating to dissenters' rights, a copy of which is attached hereto as Appendix C. Failure by a Alamo shareholder to follow precisely all steps required by such provisions for perfecting dissenters' right will result in the loss of those rights. Dissenters' rights are the exclusive remedy of a dissenting shareholder in the absence of unlawful or fraudulent action by Alamo with respect to its shareholders.

     THE ABOVE DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE TBCA AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTIONS 5.11 - 5.13 OF THE TBCA, WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time of the Merger, Fidelity will cause the Exchange Agent to mail to each shareholder of record of Alamo a letter of transmittal with instructions to be used by such shareholder in surrendering certificates which, prior to the Merger, represented shares of Alamo Common Stock in exchange for certificates representing shares of Fidelity Common Stock. Letters of transmittal will also be available as soon as practicable after the Effective Time of the Merger at the offices of the Exchange Agent. After the Effective Time of the Merger, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Alamo Common Stock which were outstanding immediately prior to the Effective Time of the Merger.

     HOLDERS OF ALAMO COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED AND CONSUMMATED, ALAMO SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING PROCEDURES FOR THE EXCHANGE OF THEIR STOCK CERTIFICATES.

     Upon the surrender of a Alamo Common Stock certificate to the Exchange Agent, or to such other agent as may be appointed by Fidelity, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive, in exchange therefor, a certificate representing the number of shares of Fidelity Common Stock to which the holder of Alamo Common Stock is entitled pursuant to the provisions of the Merger Agreement. In the event of a transfer of ownership of Alamo Common Stock which is not registered in the transfer records of Alamo, a certificate representing the appropriate number of shares of Fidelity Common Stock may be issued to a transferee if the certificate representing such Alamo Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, along with a duly executed letter of transmittal.

     Until a certificate representing Alamo Common Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time to represent the right to receive upon such surrender a certificate representing the number of shares of Fidelity Common Stock to which the Alamo shareholder is entitled under the Merger Agreement.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed balance sheet as of March 31, 1998 combines the historical consolidated balance sheets of Fidelity and Alamo as if the Merger had been effective on March 31, 1998, after giving effect to certain adjustments described in the attached Footnotes to the Pro Forma Condensed Financial Statements. The following unaudited pro forma combined condensed statements of earnings for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of Fidelity and Alamo as if the Merger had been effective at the beginning of the earliest period presented. The unaudited pro forma combined condensed financial information includes the effects of Fidelity's acquisition of Granite Financial, Inc. which was completed on February 26, 1998 and was accounted for using the pooling-of-interests method of accounting.

     The unaudited pro forma combined condensed financial information excludes adjustments to give pro forma effect to Fidelity's pending acquisition of Matrix, which is intended to be accounted for using the pooling-of-interests method of accounting. See "SUMMARY -- Recent Developments."

     The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the Merger occurred at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of Fidelity and Alamo believe are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with the historical consolidated financial statements, and the related notes thereto of each of Fidelity and Alamo, incorporated by reference and included elsewhere herein. In addition, the unaudited pro forma combined condensed financial information does not reflect certain cost savings that management believes may be realized following the Merger.

     The unaudited pro forma combined condensed financial information reflects the application of the pooling-of-interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, revenue and expenses of Fidelity and Alamo are combined and reflected at their historical amounts.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                AT MARCH 31, 1998
                                                 ------------------------------------------------
                                                                                          ALAMO
                                                                         PRO FORMA       FIDELITY
                                                  ALAMO     FIDELITY    ADJUSTMENTS      COMBINED
                                                 -------    --------    -----------      --------
Investments:
  Fixed maturities available for sale, at fair
     value.....................................  $22,637    $217,026      $              $239,663
  Equity securities, at fair value.............    8,433      72,722                       81,155
  Other long-term investments, at cost, which
     approximates fair values..................    2,658      16,964                       19,622
  Short-term investments, at cost, which
     approximates fair value...................       --      20,925                       20,925
  Investments in real estates and partnerships,
     net.......................................       --       5,172                        5,172
                                                 -------    --------      -------        --------
          Total investments....................   33,728     332,809                      366,537
Cash and cash equivalents......................   10,665      44,407       (1,601)(1)      53,471
Leases and lease residual interests............       --      74,252                       74,252
Trade receivables..............................    1,263      63,802                       65,065
Notes receivable...............................    2,175       8,270                       10,445
Prepaid and other assets.......................    8,769      87,738                       96,507
Title plants...................................    6,329      51,723                       58,052
Property and equipment, net....................    5,794      39,300                       45,094
                                                 -------    --------      -------        --------
                                                 $68,723    $702,301      $(1,601)(1)    $769,423
                                                 =======    ========      =======        ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities.......  $ 3,490    $ 68,710      $              $ 72,200
Notes payable..................................    7,063     158,688                      165,751
Reserve for claim losses.......................   11,109     190,744                      201,853
Deferred income taxes..........................    2,277      14,676                       16,953
Income taxes payable...........................      592      17,207                       17,799
                                                 -------    --------      -------        --------
                                                  24,531     450,025                      474,556
                                                 -------    --------      -------        --------
Minority interests.............................       --       3,569                        3,569
Stockholders' equity:
  Common stock.................................    3,318           3       (3,318)(2)           3
  Additional paid-in capital...................    1,764     136,724        3,318(2)      141,806
  Retained earnings............................   37,377     144,108       (1,601)(1)     179,884
                                                 -------    --------      -------        --------
                                                  42,459     280,835       (1,601)        321,693
Accumulated other comprehensive income.........    1,890      22,247                       24,137
Less treasury stock............................      157      54,375                       54,532
                                                 -------    --------      -------        --------
                                                  44,192     248,707       (1,601)        291,298
                                                 -------    --------      -------        --------
                                                 $68,723    $702,301      $(1,601)       $769,423
                                                 =======    ========      =======        ========

---------------
(1) Cash, total assets and stockholders' equity have been adjusted to reflect the cumulative impact of dividends that would have been paid on an additional 2,026,000 shares issued and outstanding.

(2) Adjustment represents the conversion of the Alamo Common Stock to Fidelity Common Stock, $.0001 par value.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   FOR THE THREE MONTHS ENDED      FOR THE THREE MONTHS ENDED
                                         MARCH 31, 1997                  MARCH 31, 1998
                                  -----------------------------   -----------------------------
                                                        ALAMO                           ALAMO
                                                       FIDELITY                        FIDELITY
                                   ALAMO    FIDELITY   COMBINED    ALAMO    FIDELITY   COMBINED
                                  -------   --------   --------   -------   --------   --------
REVENUE:
  Title insurance premiums......  $16,549   $110,914   $127,463   $21,382   $160,914   $182,296
  Escrow fees...................      987     16,550     17,537     1,351     24,960     26,311
  Other fees and revenue........    1,736     22,114     23,850     2,425     44,190     46,615
  Interest and investment
     income, including realized
     gains (losses).............      367      6,095      6,462       373      6,618      6,991
                                  -------   --------   --------   -------   --------   --------
                                   19,639    155,673    175,312    25,531    236,682    262,213
                                  -------   --------   --------   -------   --------   --------
EXPENSES:
  Personnel costs...............    6,844     55,406     62,250     7,843     76,668     84,511
  Other operating expenses......    5,509     40,158     45,667     6,237     50,789     57,026
  Agent commissions.............    7,336     44,061     51,397     8,576     66,837     75,413
  Provision for claim losses....      729      7,066      7,795       760     12,579     13,339
  Interest expense..............      150      2,952      3,102       111      3,014      3,125
                                  -------   --------   --------   -------   --------   --------
                                   20,568    149,643    170,211    23,527    209,887    233,414
                                  -------   --------   --------   -------   --------   --------
  Earnings before income
     taxes......................     (929)     6,030      5,101     2,004     26,795     28,799
  Income tax expense............     (349)     2,453      2,104       731     11,388     12,119
                                  -------   --------   --------   -------   --------   --------
  Earnings (loss)...............  $  (580)  $  3,577   $  2,997   $ 1,273   $ 15,407   $ 16,680
                                  =======   ========   ========   =======   ========   ========
  Basic net earnings............  $  (580)  $  3,577   $  2,997   $ 1,273   $ 15,407   $ 16,680
                                  =======   ========   ========   =======   ========   ========
  Basic earnings per share......  $ (0.44)  $   0.20   $   0.15   $  0.97   $   0.69   $   0.68
                                  =======   ========   ========   =======   ========   ========
  Weighted average shares
     outstanding, basic
     basis(1)...................    1,313     17,928     19,886     1,317     22,485     24,449
  Diluted net earnings..........  $  (580)  $  4,385   $  3,805   $ 1,273   $ 16,031   $ 17,304
                                  =======   ========   ========   =======   ========   ========
  Diluted earnings per share....  $ (0.44)  $   0.19   $   0.15   $  0.97   $   0.58   $   0.58
                                  =======   ========   ========   =======   ========   ========
  Weighted average shares
     outstanding, diluted
     basis(1)...................    1,313     23,412     25,370     1,317     27,655     29,619

---------------
(1) Pro forma combined weighted average basic basis and weighted average diluted basis shares outstanding consist of the historical Fidelity shares outstanding plus the historical Alamo shares outstanding converted at the exchange rate of 1.491 Fidelity shares for each Alamo share.

               PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                                              -------------------------------------
                                                                                           ALAMO
                                                                                          FIDELITY
                                                                ALAMO       FIDELITY      COMBINED
                                                              ---------    ----------    ----------
REVENUE:
  Title insurance premiums..................................   $82,854      $533,220      $616,074
  Escrow fees...............................................     4,792        81,241        86,033
  Other fees and revenue....................................     9,982       115,164       125,146
  Interest and investment income, including realized gains
     (losses)...............................................     2,250        33,556        35,806
                                                               -------      --------      --------
                                                                99,878       763,181       863,059
                                                               -------      --------      --------
EXPENSES:
  Personnel costs...........................................    29,902       243,319       273,221
  Other operating expenses..................................    24,694       166,898       191,592
  Agent commissions.........................................    35,019       223,797       258,816
  Provision for claim losses................................     2,897        38,661        41,558
  Interest expense..........................................       615        11,654        12,269
                                                               -------      --------      --------
                                                                93,127       684,329       777,456
                                                               -------      --------      --------
  Earnings before income taxes and extraordinary item.......     6,751        78,852        85,603
  Income tax expense........................................     2,540        34,055        36,595
                                                               -------      --------      --------
  Earnings before extraordinary item........................     4,211        44,797        49,008
  Extraordinary item........................................        --        (1,700)       (1,700)
                                                               -------      --------      --------
  Net earnings..............................................   $ 4,211      $ 43,097      $ 47,308
                                                               =======      ========      ========
  Basic net earnings........................................   $ 4,211      $ 43,097      $ 47,308
                                                               =======      ========      ========
  Basic earnings per share before extraordinary item........   $  3.20      $   2.32      $   2.31
  Extraordinary item........................................        --         (0.09)        (0.08)
                                                               -------      --------      --------
  Basic earnings per share..................................   $  3.20      $   2.23      $   2.23
                                                               =======      ========      ========
  Weighted average shares outstanding, basic basis(1).......     1,314        19,272        21,231
  Diluted net earnings......................................   $ 4,211      $ 46,239      $ 50,450
                                                               =======      ========      ========
  Diluted earnings per share before extraordinary item......   $  3.20      $   1.92      $   1.94
  Extraordinary item, gain on early retirement of debt,
     net....................................................        --         (0.07)        (0.06)
                                                               -------      --------      --------
  Diluted earnings per share................................   $  3.20      $   1.85      $   1.88
                                                               =======      ========      ========
  Weighted average shares outstanding, diluted basis(1).....     1,314        24,948        26,907

---------------
(1) Pro forma combined weighted average basic basis and weighted average diluted basis shares outstanding consist of the historical Fidelity shares outstanding plus the historical Alamo shares outstanding converted at the exchange rate of 1.491 Fidelity shares for each Alamo share.

               PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                              -------------------------------------
                                                                                           ALAMO
                                                                                          FIDELITY
                                                                ALAMO       FIDELITY      COMBINED
                                                              ---------    ----------    ----------
REVENUE:
  Title insurance premiums..................................   $76,838      $475,961      $552,799
  Escrow fees...............................................     4,195        66,927        71,122
  Other fees and revenue....................................     9,850        81,797        91,647
  Interest and investment income, including realized gains
     (losses)...............................................     1,535        17,692        19,227
                                                               -------      --------      --------
                                                                92,418       642,377       734,795
                                                               -------      --------      --------
EXPENSES:
  Personnel costs...........................................    27,585       212,647       240,232
  Other operating expenses..................................    21,306       155,218       176,524
  Agent commissions.........................................    34,047       187,901       221,948
  Provision for claim losses................................     2,973        33,302        36,275
  Interest expense..........................................       654        10,936        11,590
                                                               -------      --------      --------
                                                                86,565       600,004       686,569
                                                               -------      --------      --------
  Earnings before income taxes..............................     5,853        42,373        48,226
  Income tax expense........................................     2,139        16,846        18,985
                                                               -------      --------      --------
  Net earnings..............................................   $ 3,714      $ 25,527      $ 29,241
                                                               =======      ========      ========
  Basic net earnings........................................   $ 3,714      $ 25,527      $ 29,241
                                                               =======      ========      ========
  Basic earnings per share..................................   $  2.88      $   1.53      $   1.57
                                                               =======      ========      ========
  Weighted average shares outstanding, basic basis(1).......     1,289        16,647        18,569
  Diluted net earnings......................................   $ 3,714      $ 28,723      $ 32,437
                                                               =======      ========      ========
  Diluted earnings per share................................   $  2.88      $   1.30      $   1.35
                                                               =======      ========      ========
  Weighted average shares outstanding, diluted basis(1).....     1,289        22,106        24,028

---------------
(1) Pro forma combined weighted average basic basis and weighted average diluted basis shares outstanding consist of the historical Fidelity shares outstanding plus the historical Alamo shares outstanding converted at the exchange rate of 1.491 Fidelity shares for each Alamo share.

               PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                                              -------------------------------------
                                                                                           ALAMO
                                                                                          FIDELITY
                                                                ALAMO       FIDELITY      COMBINED
                                                              ---------    ----------    ----------
REVENUE:
  Title insurance premiums..................................   $65,958      $285,552      $351,510
  Escrow fees...............................................     3,409        49,723        53,132
  Other fees and revenue....................................     9,865        56,954        66,819
  Interest and investment income, including realized gains
     (losses)...............................................     1,816        17,616        19,432
                                                               -------      --------      --------
                                                                81,048       409,845       490,893
                                                               -------      --------      --------
EXPENSES:
  Personnel costs...........................................    24,905       165,514       190,419
  Other operating expenses..................................    19,606       123,888       143,494
  Agent commissions.........................................    30,645        82,713       113,358
  Provision for claim losses................................     2,972        19,031        22,003
  Interest expense..........................................       898         9,239        10,137
                                                               -------      --------      --------
                                                                79,026       400,385       479,411
                                                               -------      --------      --------
  Earnings before income taxes and extraordinary item.......     2,022         9,460        11,482
  Income tax expense........................................       888         1,828         2,716
                                                               -------      --------      --------
  Earnings before extraordinary item........................     1,134         7,632         8,766
  Extraordinary item........................................        --          (813)         (813)
                                                               -------      --------      --------
  Net earnings..............................................   $ 1,134      $  6,819      $  7,953
                                                               =======      ========      ========
  Basic net earnings........................................   $ 1,134      $  6,819      $  7,953
                                                               =======      ========      ========
  Basic earnings per share before extraordinary item........   $  0.89      $   0.50      $   0.51
  Extraordinary item........................................        --         (0.05)        (0.05)
                                                               -------      --------      --------
  Basic earnings per share..................................   $  0.89      $   0.45      $   0.46
                                                               =======      ========      ========
  Weighted average shares outstanding, basic basis(1).......     1,273        15,131        17,029
  Diluted net earnings......................................   $ 1,134      $  6,819      $  7,953
                                                               =======      ========      ========
  Diluted earnings per share before extraordinary item......   $  0.89      $   0.49      $   0.50
  Extraordinary item, gain on early retirement of debt,
     net....................................................        --         (0.05)        (0.05)
                                                               -------      --------      --------
  Diluted earnings per share................................   $  0.89      $   0.44      $   0.45
                                                               =======      ========      ========
  Weighted average shares outstanding, diluted basis(1).....     1,273        15,694        17,592

---------------
(1) Pro forma combined weighted average basic basis and weighted average diluted basis shares outstanding consist of the historical Fidelity shares outstanding plus the historical Alamo shares outstanding converted at the exchange rate of 1.491 Fidelity shares for each Alamo share.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition and results of operations of Alamo. This discussion and analysis should be read in conjunction with Alamo's Consolidated Financial Statements and the Notes thereto appearing elsewhere herein.

OVERVIEW

     The following table sets forth certain financial and other data for the years and interim periods indicated:

                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,           MARCH 31,
                                           -----------------------------    ------------------
                                            1997       1996       1995       1998       1997
                                           -------    -------    -------    -------    -------
                                                         (DOLLARS IN THOUSANDS)
Total revenue............................  $99,878    $92,418    $81,048    $25,531    $19,639
                                           =======    =======    =======    =======    =======
Total expenses...........................  $93,127    $86,565    $79,026    $23,527    $20,568
                                           =======    =======    =======    =======    =======
Net earnings (loss)......................  $ 4,211    $ 3,714    $ 1,134    $ 1,273    $  (580)
                                           =======    =======    =======    =======    =======
Net claims paid ratio(1).................     1.51%      1.05%      2.17%      2.70%      1.96%
Return on average equity(2)..............    10.47%     10.15%      3.34%      2.95%     (1.53)%

---------------
(1) The net claims paid ratio is the percentage resulting from total title claims paid, net of recoupments, divided by title insurance premiums.

(2) Percentage return on average equity is net earnings for the period divided by the simple average of total stockholders' equity as of the beginning and end of each period presented.

     Alamo is a title insurance holding company domiciled in Texas. Through its principal subsidiaries, Alamo is one of the largest regional providers of title insurance and title-related services. Alamo's title insurance underwriter, ATI, operates through a network of approximately 197 independent title insurance agents in Texas and 26 agents in New Mexico.

     In addition to the independent agent network, Alamo's subsidiaries include the following wholly-owned title insurance agents in Texas: Alamo Title Company operating in Bexar, Comal and Kendall Counties; the SWT Holdings, Inc. (SWT) group of title companies (Alamo Title Company of Harris County in Fort Bend, Galveston, Harris and Montgomery Counties, and Alamo Title Company of Brazoria, Inc. in Brazoria County, which was acquired in January 1997), Alamo Title Company of Tarrant County in Collin, Denton, Johnson, Parker and Tarrant Counties; Alamo Title Company of Travis, Inc. in Bastrop, Hays, Travis and Williamson Counties (formerly known as Title Agency of Austin, acquired in June of 1995 and which includes the operations of the agency formerly known as 1st Security Title Company); and Alamo Title Company of Guadalupe County, Inc. in Guadalupe County (formerly known as Guadalupe County Abstract Company, acquired in May of 1995). In November, 1995, Alamo acquired a 50% interest in Hexter-Fair Title Company in Dallas, Denton, and Collin Counties, and in January, 1998 acquired 20% of Rio Grande Title Company, which operates in Bernalillo, Sandoval, Torrence and Valencia Counties, New Mexico.

     Title insurance revenue is closely related to the level of real estate activity and the average price of real estate sales. Real estate sales are directly affected by the availability of funds to finance purchases. Other factors affecting real estate activity include demand, mortgage interest rates, family income levels, and general economic conditions. Since 1995, decreases in mortgage interest rates and the resulting improvement in the real estate market have had a favorable effect on the level of real estate activity, including refinancing transactions, new home sales and resales. The overall economic environment, stable mortgage interest rates and strength in the real estate market contributed to very positive conditions for the industry throughout 1996 and 1997 and into the first quarter of 1998. In addition, the passage of the home equity lending amendment to the Texas constitution effective January 1, 1998 has resulted in an increase in activity in refinancing as well as home equity lending. It is impossible to predict in what future direction interest rates and the real estate market may move or fluctuate.

     The following table sets forth information regarding title-related revenue derived from wholly-owned operations and title-related revenue derived from agency operations:

                                                       YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------
                                                  % OF                % OF                % OF
                                        1997      TOTAL     1996      TOTAL     1995      TOTAL
                                       -------    -----    -------    -----    -------    -----
                                                        (DOLLARS IN THOUSANDS)
Revenue from wholly-owned operations:
  Title insurance premiums...........  $40,127     41.3%   $34,888     38.8%   $27,780     35.5%
  Escrow fees........................    4,792      4.9      4,195      4.7      3,409      4.3
  Commissions earned.................    5,586      5.8      5,386      6.0      4,888      6.2
  Other title-related fees and
     revenue.........................    3,896      4.0      3,459      3.8      4,026      5.2
                                       -------    -----    -------    -----    -------    -----
          Total......................   54,401     56.0     47,928     53.3     40,103     51.2
Revenue from agency operations:
  Title insurance premiums...........   42,727     44.0     41,950     46.7     38,178     48.8
                                       -------    -----    -------    -----    -------    -----
Total title-related revenue..........  $97,128    100.0%   $89,878    100.0%   $78,281    100.0%

                                                              THREE MONTHS ENDED MARCH 31,
                                                          ------------------------------------
                                                                     % OF                % OF
                                                           1998      TOTAL     1997      TOTAL
                                                          -------    -----    -------    -----
                                                                 (DOLLARS IN THOUSANDS)
Revenue from wholly-owned operations:
  Title insurance premiums..............................  $10,943     43.5%   $ 7,545     39.6%
  Escrow fees...........................................    1,351      5.4        987      5.2
  Commissions earned....................................    1,591      6.3        960      5.1
  Other title-related fees and revenue..................      834      3.3        539      2.8
                                                          -------    -----    -------    -----
          Total.........................................   14,719     58.5     10,031     52.7
Revenue from agency operations:
  Title insurance premiums..............................   10,439     41.5      9,004     47.3
                                                          -------    -----    -------    -----
Total title-related revenue.............................  $25,158    100.0%   $19,035    100.0%

     The increases in title-related revenue during the periods presented has been the result of two key operating strategies, the acquisition and development of owned operations in the major metropolitan areas of Texas and the expansion of the agency operations network in Texas and New Mexico. In 1995, Alamo acquired operations in the Austin and Seguin, Texas areas. Additionally in late 1995, Alamo acquired a 50% interest in an operation located in the Dallas area. Total title revenues from wholly-owned agents in 1995 was 51.2%. Direct ownership in these and other existing markets in Texas allowed Alamo to benefit from the favorable real estate market during 1996 and 1997. Title revenues from wholly-owned agents increased 19.5%, to 53.3% of total title revenue in 1996, while total title revenues increased 14.8%. In 1997, revenues from wholly-owned agents increased 13.5%, to 56.0% of total title revenue, while total title revenue rose 8.1%.

RESULTS OF OPERATIONS

     Revenue. The following table presents information regarding the components of Alamo's revenue:

                                                                                 THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,          MARCH 31,
                                                   ---------------------------   -------------------
                                                    1997      1996      1995       1998       1997
                                                   -------   -------   -------   --------   --------
                                                     (DOLLARS IN THOUSANDS)
Title insurance premiums.........................  $82,854   $76,838   $65,958   $21,382    $16,549
Commissions earned...............................    5,586     5,386     4,888     1,591        960
Escrow fees......................................    4,792     4,195     3,409     1,351        987
Title search fees................................    1,483     1,046     1,303       203        327
Other fees and revenues..........................    2,913     3,418     3,674       631        449
Interest and investment income, including
  realized gains (losses)........................    2,250     1,535     1,816       373        367
                                                   -------   -------   -------   -------    -------
          Total revenue..........................  $99,878   $92,418   $81,048   $25,531    $19,639
Orders closed by wholly owned agents.............   37,253    36,268    28,096    10,963      7,621
Average premium per file.........................  $ 1,260   $ 1,142   $ 1,216   $ 1,175    $ 1,146

     Premium revenues

     Alamo's primary market for title insurance has been in Texas. In 1997, 98.0% of its premiums were written in Texas, compared with 97.1% in 1996, and 96.9% in 1995. For the three month period ending March 31, 1998, 98.1% of its premiums were from Texas, versus 98.2% for the same period a year ago. Consequently, Alamo's revenue is greatly influenced by the Texas real estate market.

     A positive economic climate, coupled with stable and relatively low mortgage interest rates, has fostered continued growth in most areas of the Texas real estate market. Alamo's title premiums increased 16.5% in 1996 over the prior year, and increased by 7.8% in 1997.

     The first quarter of 1997 was impacted by a temporary decrease in real estate activity over the prior year, particularly in the Travis and Bexar County areas, as housing starts were delayed due to poor weather, and commercial activity stalled. However, by mid-1997, this trend had reversed. First quarter 1998 title premiums were 29.2% higher than the same period in 1997, reflecting the continuation of this improvement into 1998.

     Commissions earned

     All of Alamo's wholly-owned title agents are licensed to write title insurance policies on other underwriters as well as ATI. While maximum profits are realized when the policy is issued on ATI, Alamo realizes that competitive forces, particularly in higher-dollar commercial transactions, sometimes require issuing on other underwriters to retain the customer base. The agents retain a commission on the gross premium for these transactions. The commission rate, which is promulgated by the Texas Department of Insurance, was 81% in 1995 and 1996, and effective January, 1997, increased to 82.25%.

     Commissions earned increased 10.2% from 1995 to 1996, and increased 3.7% in 1997 over 1996 levels. While generally following the same trend line, commissions earned have not increased at the same rate as title insurance premiums, due to Alamo's efforts to minimize the practice of issuing on other underwriters through increased marketing of ATI policies and customer education. During the first three months of 1998, commissions earned were 65.6% higher than the same period of 1997 due to these practices. The first quarter of 1998 included several large commercial transactions, issued on other underwriters, compared with the same quarter of 1997.

     Escrow fees, title search fees, and other title fees and revenue

     Alamo's wholly-owned title agents generate escrow fees from holding funds and documents in connection with the closing of real estate transactions, as well as other revenue from title searches, the sale of abstract information, and related ancillary services. Fluctuations in escrow fees are generally reflective of changes in real estate activity and the number of real estate closings. Escrow fees increased 23.1% from 1995 to 1996, and 14.2% from 1996 to 1997. Escrow fees for the first 3 months of 1998 were 36.9% higher than the same period of 1997.

     Title search fees are the result of sales of title evidence to other title agents in connection with a transaction not handled by Alamo, or sales of abstracts of title to other interested parties. This revenue component does not directly follow the pattern of title insurance premiums or escrow fees, but is generally impacted by the mix of business generated by wholly-owned agents. Title search fees in 1996 decreased 19.7% over 1995 levels. In 1997, title search fees increased 41.8% over 1996. Title search fees for the first three months of 1998 decreased 37.9%. Other title-related fees and revenue include closing fees on non-policy transactions, coordination fees, courier fees, and net revenue from certain pass-through charges to customers. These fees are generated by Alamo's agency subsidiaries, and fluctuate as the agents' sources of business change. In addition, Alamo has attempted to reduce the amount of net revenue on pass-through charges, beginning in 1997, and offset this with an increase in escrow fees. Other fees and revenue decreased 6.9% from 1995 to 1996, and decreased 14.8% from 1996 to 1997. For the first 3 months of 1998, other fees and revenues increased 40.5%.

     Interest and investment income

     Interest and investment income comprises income from investment grade securities and notes receivable as well as rental income from title plants and office leases, and realized gains and losses on these and other assets. Investment income for 1995 includes realized gains of approximately $337,000 from the sale of real property. In 1996, Alamo recognized a $169,000 realized loss on disposal of depreciable assets. In 1997, investment income includes a $293,000 gain from sale of real property formerly occupied by Alamo. Excluding these infrequent transactions, investment income has generally increased as the investment portfolio has grown, benefiting from positive cash flows from operations as well as improvements in the investment markets.

EXPENSES

     The following table presents the components of Alamo's expenses:

                                                                            THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,           MARCH 31,
                                           -----------------------------    ------------------
                                            1997       1996       1995       1998       1997
                                           -------    -------    -------    -------    -------
                                              (DOLLARS IN THOUSANDS)
Agent commissions........................  $35,019    $34,047    $30,645    $ 8,576    $ 7,336
Personnel costs..........................   29,902     27,585     24,905      7,843      6,844
Other selling, general, and
  Administrative expenses................   24,694     21,306     19,606      6,237      5,509
Provision for claims.....................    2,897      2,973      2,972        760        729
Interest expense.........................      615        654        898        111        150
                                           -------    -------    -------    -------    -------
          Total expenses.................  $93,127    $86,565    $79,026    $23,527    $20,568
Agent commissions as percent of premiums
  from agency operations.................     82.0%      81.2%      80.3%      82.1%      81.5%

     Agent commissions

     Agent commissions represents that portion of the title premiums retained by title agents pursuant to rates set by the Departments of Insurance in both Texas and New Mexico. In Texas, the commission rate was 81% in 1995 and 1996, and 82.25% beginning January, 1997. In New Mexico the rate has been 80% for nearly all policies Alamo has issued. Commissions expense generally increases as agency premiums increase, and is impacted by the mix of business from each state and the rate in effect at a given time.

     Personnel costs

     Alamo's personnel costs and other operating expenses related to wholly-owned agency operations are incurred as title insurance orders are received and processed. Title insurance premiums and other title-related revenue from wholly-owned operations are recognized as income at the time the underlying real estate transaction closes. Insurance premiums from agency operations is recognized when the policy is received. As a result, revenue lags approximately 60 - 90 days behind expenses, and therefore gross margins may fluctuate.

     Personnel costs include both base salaries and incentive compensation paid to employees, as well as related taxes and benefit costs. Within Alamo's subsidiary title agencies, personnel costs are the single largest expenditure incurred in processing a title insurance transaction. As the number of title insurance orders increases, employees are hired to handle the volume. Alamo's compensation program includes incentive plans for major producers of title insurance business and operation managers based on production or operating results, as appropriate in the circumstances. As revenue and net income increase or decrease, compensation costs will tend to trend similarly. Personnel costs increased 10.8% in 1996 over 1995 levels, and increased 8.4% in 1997 compared to 1996 costs. For the first three months of 1998, personnel costs were 14.5% higher than in the first three months of 1997. This is reflective of the large increase in volume of title insurance transactions in the first quarter of 1998, compared to 1997.

     Other selling, general, and administrative expenses

     Other selling, general, and administrative expenses include facilities costs, costs of purchasing title evidence and title plant maintenance, depreciation and amortization, advertising and promotional expenses, and gross premium taxes. Alamo has implemented cost-monitoring measures to maintain a level of selling, general, and administrative expenses consistent with total revenues. These expenses as a percentage of total revenues were 24.7%, 23.1% and 24.2% in 1997, 1996, and 1995, respectively. For the first quarter of 1998, other selling, general, and administrative expenses were 24.4% of total revenue, compared to 28.1% in the first quarter of 1997.

     Provision for claims

     The provision for claims is composed primarily of an estimate of anticipated title claims not yet reported. The estimate is accrued as a percentage of title premium revenues, based on Alamo's historical loss experience as well as other factors. Alamo monitors its claims experience and adjusts the provision as needed. Provision for claims, as a percent of title premiums, was 4.51%, 3.87%, and 3.50% for the years ending December 31, 1995, December 31, 1996, and December 31, 1997 respectively, and was 4.41% and 3.56% for the three months ending March 31, 1997 and March 31, 1998 respectively.

     Interest Expense

     Interest expense is incurred by Alamo in financing its acquisitions, and consists of interest on bank debt and seller-financed debt. The interest rate on bank debt is set quarterly based on London International Borrowing Rate ("LIBOR") and prime rates, and fluctuates with market conditions, while the seller-financed debt is generally fixed rate, at rates ranging from 6.0% to 9.5%. Interest expense has decreased as debt has been repaid.

LIQUIDITY AND CAPITAL RESOURCES

     Alamo has historically realized positive cash flows from operations on an annual basis. Net cash provided from operations was $4.8 million in 1995, $7.1 million in 1996 and $10.3 million in 1997. Net cash used in operating activities for the first quarter of 1997 was $.1 million, and net cash provided from operations was $1.2 million for the first three months of 1998. As of March 31, 1998, Alamo had no material commitments for the purchase of capital assets. Alamo believes that all anticipated cash requirements for current operations will be met from internally generated funds and bank borrowings, if necessary.

     Substantially all of Alamo's investments are in investment grade securities and other investment instruments which are admitted assets as defined by the National Association of Insurance Commissioners and the Texas Department of Insurance. In addition to purchasing and selling marketable securities, Alamo's investment activities also include purchasing title plants for future lease revenue and providing funds in the form of collateralized loans to assist agents, which often provides higher yields than investments in marketable securities.

     Alamo relies on dividends from its subsidiary companies as its primary source of cash to fund debt repayment and dividends to shareholders. Its insurance subsidiary, ATI, provides the majority of those funds. ATI's dividend capacity is restricted to some extent by statute, which requires prior notification to and permission from the Texas Department of Insurance for dividends in excess of the greater of 20% of statutory surplus or 100% of statutory net income, based on filed reports for the preceding year. Based upon audited statutory reports filed with the Department, as of December 31, 1997, the maximum amount that ATI could dividend without permission from the Department of Insurance was $5,601,169. Alamo's other directly held subsidiaries are not subject to these restrictions.

     Alamo's acquisitions have been funded primarily through credit facilities with NationsBank, in addition to seller financing. In May 1995, Alamo obtained a $2.0 million loan from NationsBank to fund the acquisition of the assets of 1st Security Title of Austin, Title Agency of Austin, and Guadalupe County Abstract Company. The loan required principal repayments quarterly over 5 years, plus interest at a rate adjusted quarterly to LIBOR plus 1% or prime rate minus 1.25%. In addition, Alamo financed $880,000 from sellers, at prime rate plus 1%, with quarterly principal and interest repayments over a 5 year term. In January, 1997, Alamo borrowed $700,000 from NationsBank to fund the acquisition of assets of Southwest Land Title Company in Brazoria County. The loan is a five year term, requiring quarterly principal and interest payments, at an interest rate adjusted quarterly to LIBOR plus 1% or prime minus 1.25%. Additionally, the sellers financed $450,000 at prime rate, adjusted annually. In September, 1997, Alamo consolidated the $2.0 million NationsBank note with notes existing prior to the 1995 acquisitions, into a $4.5 million note, payable in semi annual principal installments of $750,000 each, and maturing in June, 2000. The note bears interest at a rate of LIBOR plus 1% or prime rate plus 1.25%, adjusted and payable quarterly.

     In addition to providing collateralized loans to agents, in 1997, Alamo entered into certain loan guaranty agreements, whereby Alamo is contingently liable for the indebtedness of third parties. This indebtedness has various maturity dates through 2007. The total amount guaranteed as of December 31, 1997 and March 31, 1998 was $832,636 and $823,584, respectively.

     For purposes of satisfying insurance regulatory requirements, Alamo is required to maintain certain levels of readily marketable securities and cash equivalents. At March 31, 1998, the market value of Alamo's total investment securities, including cash equivalents, was $44.4 million, of which $14.6 million is to satisfy the insurance regulatory requirement. These investments consist of securities which Alamo believes are readily marketable and could be liquidated, if necessary.

SEASONALITY AND TRENDS

     Historically, the greatest volume of residential resale activity has occurred in the spring and summer months of the year. Additionally, the real estate industry is cyclical in nature on a long term basis. Although Alamo has not typically experienced significant departures from such historical patterns and long term trends, it cannot predict whether the historical pattern of residential resale and refinance activity will continue. Alamo attempts to position itself to alternatively take advantage of positive trends and insulate itself as much as possible from negative business trends.

     The passage of the Home Equity Amendment to the Texas Constitution in late 1997 coupled with continued low mortgage rates has caused an increase in home equity lending and refinancing in early 1998. However, it is uncertain at this time what long term impact these factors will have on Alamo.

     On May 27, 1998, the Texas Commissioner of Insurance issued an official order calling for a three percent decrease in Texas title insurance rates, to be effective on August 1, 1998. Due to the effective date, the rate decrease is not expected to have a material impact on operating results until 1999, however, Alamo intends to review its cost containment programs and make adjustments where appropriate.

     As disclosed in the footnotes to the Alamo Financial Statements, on April 2, 1996, a putative class action was filed in State District Court in Dallas, Texas against all title insurance underwriters licensed to do business in Texas. In 1997, the Defendants in this case filed a motion to dismiss, which is still pending. The effects, if any, of an adverse judgment on Alamo are not presently estimable.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Fidelity Common Stock is listed on the NYSE under the trading symbol
"FNF." As of             , 1998, the Fidelity Common Stock was held of record by
approximately [900] persons. The following table sets forth the range of high and low closing sale prices reported on the NYSE for Fidelity Common Stock, and the cash dividends declared per share of Fidelity Common Stock, for the periods indicated:

                                                               HIGH      LOW      DIVIDENDS
                                                              ------    ------    ---------
1996
  First Quarter.............................................  $14.67    $12.39     $ .058
  Second Quarter............................................   12.91     10.33       .058
  Third Quarter.............................................   13.33     11.26       .058
  Fourth Quarter............................................   13.98     12.60       .064
1997
  First Quarter.............................................  $14.09    $10.91     $ .064
  Second Quarter............................................   15.34     10.45       .064
  Third Quarter.............................................   21.59     14.44       .064
  Fourth Quarter............................................   31.25     18.64       .070
1998
  First Quarter.............................................
                                                              ------    ------     ------

     There is no established public trading market for the Alamo Common Stock. Holders of the Alamo Common Stock are urged to obtain current market quotations for the Fidelity Common Stock prior to making any decision with respect to the Merger.

     Fidelity's current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of Fidelity Common Stock will be in the discretion of Fidelity's Board of Directors, will be subject to contractual restrictions contained in certain of Fidelity's credit facilities and will be dependent upon the future earnings, financial condition and capital requirements of Fidelity and other factors.

     Because Fidelity is a holding company, its ability to pay dividends will depend largely on the earnings of, and cash flow available from, its subsidiaries. In a number of states, certain of Fidelity's subsidiaries are subject to regulations that require minimum amounts of statutory surplus. Certain of Fidelity's subsidiaries are subject also to regulations that require that the payment of any extraordinary dividends receive prior approval of the insurance regulators of these states.

     Alamo has declared a $.05 per share dividend in each quarter during 1996 and 1997 and the first quarter of 1998, except with respect to the fourth quarter of 1996 in which it declared a $.40 per share dividend and the fourth quarter of 1997 in which it declared a $.55 per share dividend. Each dividend was paid during the quarter in which such dividend was declared, except for the dividends which were declared in the fourth quarter of 1996 and 1997, each of which was paid during the first week immediately following such quarter. Pursuant to the Merger Agreement, Alamo has agreed not to pay any dividends prior to the Effective Time; provided, however, if the Effective Time has not occurred on or prior to November 15, 1998, Alamo shall be permitted to declare and pay dividends not exceeding $.05 per share in any three consecutive month period (commencing November 16, 1998).

                           INFORMATION ABOUT FIDELITY

     Fidelity is a specialty finance company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands. Through its subsidiaries, Fidelity is one of the largest national underwriters engaged in the business of issuing title insurance policies and performing other title-related services such as escrow, collection and trust activities, real estate software product development and technology services, trustee sale guarantees, foreclosure publishing and posting services, exchange intermediary services in connection with real estate transactions, real estate tax services, credit reporting services, flood compliance products, and attorneys' services. Title insurance services are provided through Fidelity's direct operations and otherwise through independent title insurance agents who issue title policies on behalf of the underwriting subsidiaries. Title insurance is generally accepted as the most efficient means of determining title to, and the priority of interests in, real estate in nearly all parts of the United States. Today, virtually all real property mortgage lenders require their borrowers to obtain a title insurance policy at the time a mortgage loan is made or to allow the sale of loans in the secondary market. Fidelity's principal subsidiaries consist of Fidelity National Title Insurance Company, which, in turn, is the parent company of Fidelity National Title Insurance Company of Tennessee; Fidelity National Title Insurance Company of New York, which, in turn, is the parent company of Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc.; and its wholly-owned underwritten title companies Fidelity National Title Company and Fidelity National Title Company of California.

     Fidelity, through its wholly-owned subsidiary, Granite, performs specialty finance functions such as originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Granite was acquired by Fidelity on February 26, 1998 in a business combination accounted for as a pooling-of-interests. Certain information concerning Granite, Fidelity's acquisition of Granite, historical consolidated financial statements of Granite and pro forma financial statements are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Fidelity is incorporated by reference or set forth in Fidelity's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. Those persons, to whom a copy of this Proxy Statement/Prospectus is delivered, desiring copies of such documents may contact Fidelity at its address or telephone number indicated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     Fidelity's principal executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 and its telephone number is (949) 622-5000.

                            INFORMATION ABOUT ALAMO

GENERAL

     Alamo is a holding company organized under the laws of the State of Texas in 1993 to serve as the holding company for ATI and other subsidiaries engaged in the title agency business. Alamo, through ATI, is a regional underwriter of title insurance in Texas and New Mexico. ATI was incorporated under the laws of Texas in 1922 and is subject to regulation by the Texas Department of Insurance. In addition to underwriting title insurance policies, Alamo, through its subsidiaries, performs other title-related services for both residential and commercial real estate transactions such as escrow operations, title searches and property reports. Title insurance services are provided through Alamo's operating subsidiaries and otherwise through independent title insurance agents who issue title policies on behalf of ATI.

     Alamo's principal subsidiaries consist of ATI, the insurance company which underwrites title insurance in Texas and New Mexico; Alamo Title Company, a title agency which operates in the San Antonio, Texas area; Alamo Title Company of Harris County, Inc., a title agency which operates in the Houston, Texas area; Alamo Title Company of Tarrant County, Inc., a title agency which operates in the Fort Worth, Texas area; and Alamo Title of Travis County, Inc., a title agency which operates in the Austin, Texas area. Alamo also has a 50% ownership interest in Hexter-Fair Title Company, a title agency which operates in the Dallas, Texas area and a 20% ownership interest in Rio Grande Title Company, a title agency operating in the Albuquerque, New Mexico area.

     ATI is the fourth largest underwriter of title insurance in Texas and the ninth largest in the United States. ATI gross premiums from underwriting title insurance in Texas in 1996 were approximately $74.6 million, representing approximately 11.8% of the state's total underwriting premiums. ATI's Texas gross premiums in 1997 were approximately $81.2 million representing approximately 11.8% of the state's total underwriting premiums. ATI currently serves approximately 197 independent agents in Texas and 26 independent agents in New Mexico, including all of the major metropolitan areas, which accounted for approximately 52% of ATI's gross premiums in 1997. In 1997, approximately 48% of ATI's gross premiums were derived from Alamo's wholly-owned title agency subsidiaries.

     Alamo's executive offices are located at 10010 San Pedro, Suite 800, San Antonio, Texas 78216-3895, and its telephone number is (210) 377-0881.

PRINCIPAL HOLDERS OF ALAMO COMMON STOCK

     The Alamo Common Stock is not listed on an exchange or market system and there is currently no established public trading market for Alamo Common Stock.
As of             , 1998, there were 82 holders of Alamo Common Stock. The
following table sets forth, as of             , 1998, the amount and percentage
of present holdings of Alamo Common Stock owned beneficially by beneficial owners of more than 5% of Alamo Common Stock, each director and all directors and officers as a group, and the beneficial ownership of

Fidelity Common Stock that will be beneficially owned by such persons or groups upon consummation of the Merger:

                                                  ALAMO COMMON STOCK            FIDELITY COMMON STOCK
                                                -----------------------    -------------------------------
                                                   SHARES                  SHARES BENEFICIALLY
         NAME OF BENEFICIAL OWNER OR            BENEFICIALLY                   OWNED AFTER
             IDENTITY OF GROUP(1)                  OWNED        PERCENT       THE MERGER(9)        PERCENT
         ---------------------------            ------------    -------    --------------------    -------
Alex H. Halff.................................    383,967(2)     28.30%          572,494(10)        2.29%
Howard A. Halff...............................    217,710        16.05%          324,605            1.30%
Mortgage Loan & Agency Co.....................  181,971.4        13.41%          271,319            1.09%
Jack M. Biegler...............................        200            *               298               *
W. W. McAllister III..........................     14,640         1.08%           21,828               *
Ruth McCracken................................      1,200            *             1,789               *
Don H. Still..................................     58,780(3)      4.33%           87,640(11)           *
Robert T. Rork................................     41,000(4)      2.99%           61,131(12)           *
Sid W. Terry..................................     60,096(5)      4.43%           89,603(13)           *
E. Don Walker, Jr.............................        100(6)         *               149(14)           *
James M. Wilson...............................     10,000            *            14,910               *
Alan L. Stinson...............................      6,000(7)         *            17,892(15)           *
All directors and executive officers as a
  group (12 persons)..........................    576,183(8)     41.94%          878,032(16)        3.51%

---------------
  * Shares of capital stock beneficially owned are less than one percent of class.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Alamo Common Stock shown as beneficially owned by them. Shares beneficially owned include options
     exercisable prior to                , 1998.

 (2) Includes 15,000 shares held by the Glenn A. Halff & Mindi Alterman Children's Trust of 1993, over which Mr. Halff has sole voting and sole investment power. Mr. Halff disclaims beneficial ownership of the shares owned by such trust.

 (3) Includes 30,000 shares held by Prudential Securities, Custodian for Don H. Still IRA Rollover dated 8/1/96. Also includes 28,780 shares held by HNS Interests, Ltd., a family limited partnership of which Mr. Still is the sole general partner. Mr. Still has sole voting and investment power with respect to shares held by such partnership. Mr. Still disclaims beneficial ownership of the shares held by such IRA and such partnership.

 (4) Includes options to purchase 16,000 shares of Alamo Common Stock which will become exercisable due to acceleration of vesting upon consummation of the Merger.

 (5) All of the shares of Alamo Common Stock beneficially owned by Mr. Terry are held by Terry, S.W. Investments, Ltd., of which Mr. Terry is a 1% general partner. Mr. Terry has shared voting and investment power with respect to such shares. Mr. Terry disclaims beneficial ownership of the shares held by such partnership.

 (6) Shares held jointly by Mr. Walker and his wife, Denise D. Walker.

 (7) Includes options to purchase 1,200 shares of Alamo Common Stock which will become exercisable due to acceleration of vesting upon consummation of the Merger. Does not include SARs with respect to 6,000 shares of Alamo Common Stock which will be converted into an option to purchase shares of Fidelity Common Stock upon consummation of the Merger.

 (8) Includes options to purchase 17,200 shares which will become exercisable due to acceleration of vesting upon consummation of the Merger.

 (9) Assumes an Exchange Ratio of 1.491 shares of Fidelity Common Stock for each share of Alamo Common Stock. The Exchange Ratio is subject to adjustment depending upon the Average Fidelity Stock Price. See "THE MERGER -- The Merger".

(10) Includes 22,365 shares to be held by the Glenn A. Halff & Mindi Alterman Children's Trust of 1993, over which Mr. Halff will have sole voting and sole investment power. Mr. Halff disclaims beneficial ownership of the shares owned by such trust.

(11) Includes 44,730 shares to be held by Prudential Securities, Custodian for Don H. Still IRA Rollover dated 8/1/96 and 42,910 shares to be held by HNS Interests, Ltd., a family limited partnership of which Mr. Still is the sole general partner. Mr. Still will have sole voting and investment power with respect to such shares held by such limited partnership. Mr. Still disclaims beneficial ownership of the shares to be held by such IRA and such partnership.

(12) Includes 23,856 shares of Fidelity Common Stock which Mr. Rork will have the right to acquire under stock options upon the consummation of the Merger.

(13) All of the shares of Fidelity Common Stock to be beneficially owned by Mr. Terry will be held by Terry, S.W. Investments, Ltd., of which Mr. Terry is a general partner. Mr. Terry will have shared voting and investment power with respect to such shares. Mr. Terry disclaims beneficial ownership of the shares to be held by such partnership.

(14) Shares will be held jointly by Mr. Walker and his wife, Denise D. Walker.

(15) Upon consummation of the Merger, Mr. Stinson will have the right to acquire such 10,735 shares of Fidelity Common Stock under stock options. The amount shown includes 8,946 shares of Fidelity Common Stock which Mr. Stinson will have the right to acquire upon conversion of the SARs into such stock options.

(16) Includes 34,591 shares of Fidelity Common Stock which, upon consummation of the Merger, they will have the right to acquire under stock options, all of which will then be exercisable, assuming accelerated vesting of stock options and conversion of SARs. Also includes an option to purchase 10,000 shares of Fidelity Common Stock granted to Russell D. Sugg to be effective upon consummation of the Merger.

                    COMPARISON OF RIGHTS OF STOCKHOLDERS OF
                  FIDELITY AND RIGHTS OF SHAREHOLDERS OF ALAMO

     Upon consummation of the Merger, shareholders of Alamo will become stockholders of Fidelity whose rights will (i) be defined and governed by the Delaware General Corporation Law (the "DGCL") and cease to be defined and governed by the TBCA and (ii) cease to be defined and governed by the Articles of Incorporation of Alamo (the "Alamo Articles") and the Bylaws of Alamo (the "Alamo Bylaws") and will be defined and governed by the Certificate of Incorporation of Fidelity (the "Fidelity Certificate") and the Bylaws of Fidelity (the "Fidelity Bylaws"). Certain provisions of the DGCL, the Fidelity Certificate and the Fidelity Bylaws alter the rights of stockholders from those that shareholders of Alamo presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to the Fidelity Certificate, the Fidelity Bylaws, the Alamo Articles, the Alamo Bylaws and applicable law.

RIGHT OF SHAREHOLDERS TO VOTE ON CERTAIN MERGERS

     Under the TBCA, shareholders generally have the right to vote on all mergers to which the corporation is a party, subject to certain exceptions as provided below. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by the TBCA to approve a merger. Unless the articles of incorporation provide otherwise, the approval of the shareholders of the corporation in a merger is not required under Texas law if: (i) the corporation is the sole surviving corporation in the merger; (ii) there is no amendment to the corporation's articles of incorporation; (iii) each shareholder holds the same number of shares after the merger as before, with identical designations, preferences, limitations and relative rights; (iv) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (v) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in distributions) outstanding after the merger plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger. Additionally, under Texas law, certain mergers involving a corporation and its wholly-owned subsidiary do not require the approval of the shareholders of one or both corporations. The Alamo Articles do not alter the statutory rules described above.

     Under Delaware law, a merger or consolidation must be approved by the board of directors and by the holders of a majority of outstanding stock of the corporation entitled to vote thereon, provided that no vote of shareholders of a constituent corporation surviving a merger is required (unless the corporation's certificate of incorporation provides otherwise) if (a) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the corporation after the effective date of the merger; and
(c) either no shares of common stock of the surviving corporation, and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. Certain provisions of the Fidelity Certificate and the Fidelity Bylaws alter the statutory rules described above. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF FIDELITY AND RIGHTS OF SHAREHOLDERS OF ALAMO -- Business Combinations".

DISPOSITION OF ASSETS

     Under the TBCA, the sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, with or without the goodwill of the corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless the articles of incorporation provide otherwise. The Alamo Articles do not so provide. Under the TBCA, a transaction is deemed to be in the usual and regular course of business if the corporation shall, directly or indirectly, either continue to engage in one or more businesses or apply a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction.

     Under the DGCL, a Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary. Certain provisions of the Fidelity Certificate and the Fidelity Bylaws alter the statutory rules described above. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF FIDELITY AND RIGHTS OF SHAREHOLDERS OF ALAMO -- Business Combinations".

DISSENTERS' RIGHTS

     Under the TBCA, a shareholder is entitled, with certain exceptions, to dissent from and, upon perfection of the shareholder's appraisal rights, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges and sales of substantially all assets of the corporation. Shareholders of Alamo who dissent from the Merger and perfect their appraisal rights may obtain the fair value of their shares of Alamo Common Stock. See "THE MERGER -- Dissenters Rights."

     Under the DGCL, a stockholder of a constituent corporation in certain mergers or consolidations may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Appraisal rights are not available (a) with respect to the shares or depository receipts which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or are held of record by more than 2,000 holders if such shareholders receive only shares or depository receipts of the surviving corporation or shares or depository receipts of any other corporation which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (b) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate or incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized, unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

SHAREHOLDER CONSENT TO ACTION WITHOUT A MEETING

     Under the TBCA, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote thereon. The articles of incorporation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of shares which, under the corporation's articles of incorporation, would be required to take the action which is the subject of the consent at a meeting at which the holders of the shares entitled to vote thereon were present and voted. The Alamo Articles do not address the use of written consents in lieu of a meeting with respect to any action subject to shareholder approval. As a result, the taking of any such action without a meeting requires the unanimous written consent of all of the Alamo shareholders entitled to vote thereon.

     Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of stockholders can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. The Fidelity Certificate provides that any action required or permitted to be taken by the stockholders of Fidelity must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

PROCEDURES FOR FILLING VACANT DIRECTORSHIPS

     Under the TBCA, any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors, although less than a quorum. A directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     Under the DGCL, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. In the case of a corporation the directors of which are divided into classes, directors chosen to fill vacancies and newly created directorships hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. The Fidelity Board of Directors is divided into three classes, and the directors are elected by classes to three-year terms.

RIGHT TO CALL MEETINGS

     Under the TBCA, holders of not less than 10% of all of the shares entitled to vote have the right to call a special shareholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. The Alamo Articles do not alter the statutory rule described herein.

     Under the DGCL, special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws. The Fidelity Certificate provides that a special meeting of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

CHARTER AMENDMENTS

     Under the TBCA, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation. The articles of incorporation of a Texas corporation may provide for a different vote requirement in connection with an amendment to the articles of incorporation, but not less than a majority of the shares entitled to vote on that matter. The Alamo Articles do not so provide.

     Under the DGCL, amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number. Under certain circumstances, the Fidelity Certificate requires the affirmative vote of the holders of at least 80% of the outstanding Fidelity shares in order to alter, amend or adopt any provision inconsistent with, or repeal provisions contained in, the Fidelity Certificate relating to (i) the ability to adopt, amend and repeal certain sections of the Fidelity Bylaws, (ii) the inability of stockholders to take action by written consent, (iii) the inability of stockholders of Fidelity to call a special meeting or (iv) the election of directors. Under certain circumstances, the Fidelity Certificate requires the affirmative vote of the holders of at least 66 2/3% of the outstanding Fidelity shares (not including shares owned by certain individuals and entities) in order to alter, amend or adopt any provision inconsistent with, or repeal provisions contained in, the Fidelity Certificate relating to certain business combinations.

BYLAW AMENDMENTS

     Under the TBCA, the board of directors may amend, repeal or adopt a corporation's bylaws unless the articles of incorporation reserve this power exclusively to the shareholders, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Alamo Articles do not restrict the ability of the board of directors to amend, repeal or adopt bylaws, and the Alamo shareholders have not to date amended, repealed or adopted a particular bylaw restricting the ability of the board of directors to amend or repeal such bylaw.

     Under the DGCL, the stockholders of a corporation have the right to amend, repeal or adopt the bylaws and, if the corporation's certificate of incorporation so provides, such power may also be conferred upon the directors. The Fidelity Certificate provides that generally the Fidelity Bylaws may be amended, repealed or adopted by the Fidelity Board of Directors. Under the DGCL, the ability of the board of directors of a corporation to amend, repeal or adopt bylaws does not divest the stockholders of such power. The Fidelity Certificate provides that certain provisions of the Fidelity Bylaws relating to the following matters may only, under certain circumstances, be amended, repealed or adopted upon the affirmative vote of the holders of at least 80% of the outstanding Fidelity shares: (i) call of special meetings of stockholders by the Fidelity Board, (ii) inability of stockholders to take action by written consent, (iii) conduct of meetings, (iv) notice of agenda matters, (v) election of directors and (vi) indemnification and insurance.

CUMULATIVE VOTING

     Under the TBCA, cumulative voting is available unless prohibited by a corporation's articles of incorporation. The Alamo Articles expressly prohibit cumulative voting. Under the DGCL, cumulative voting is not available unless so provided in a corporation's certificate of incorporation. The Fidelity Certificate does not provide for cumulative voting.

INSPECTION OF BOOKS AND RECORDS

     The TBCA permits any person who shall have been a shareholder for at least six months immediately preceding his demand, or who is the holder of at least 5% of the outstanding stock of the corporation, to examine books and records of account, minutes and share transfer records, provided that a written demand setting forth a proper purpose of such examination is made and served on the statutory agent of the corporation. The DGCL permits any stockholder of record to inspect a company's stock ledger, the stockholder list and its other books and records for any purpose reasonably related to such person's interest as a stockholder provided that his written demand under oath is directed to the company's registered office in Delaware or to its principal place of business.

CLASS VOTING

     Under the TBCA, class voting is required in connection with certain amendments of a corporation's articles of incorporation, removal of directors elected by a class of shareholders and certain mergers, plans of exchange and sales of substantially all of a corporation's assets.

     Under the DGCL, class voting is required in connection with certain amendments of a corporation's certificate of incorporation, removal without cause of directors elected by a class of stockholders and election of existing corporation to become a close corporation.

REMOVAL OF DIRECTORS

     Under the TBCA, a Texas corporation may provide for the removal of a director with or without cause in its articles of incorporation or bylaws. The Alamo Bylaws currently provide that directors may be removed only for cause and only by the affirmative vote of the holders a majority of the shares entitled to vote thereon.

     Under the DGCL, a majority of stockholders may remove a director with or without cause except: (i) if the board of directors of a Delaware corporation is classified (i.e. elected for staggered terms), in which case a director may only be removed for cause, unless the corporation's certificate of incorporation provides otherwise; and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. The Fidelity Certificate does not permit cumulative voting and it provides that subject to the rights of any preferred stock to elect directors under specified circumstances, any director may be removed from office, only with cause, and only by the affirmative vote of the holders of 50% of the combined voting power of the then outstanding shares entitled to vote thereon, voting together as a single class.

DISTRIBUTIONS AND DIVIDENDS

     Under the TBCA, a distribution is defined as a transfer of money or other property (except a corporation's shares or rights to acquire its shares), or an issuance of indebtedness, by a corporation to its shareholders in the form of:
(i) a dividend on any class or series of the corporation's outstanding shares;
(ii) a purchase, redemption or other acquisition by the corporation, directly or indirectly, of its shares; or (iii) a payment in liquidation of all or a portion of its assets. Under the TBCA, a corporation may make a distribution, subject to restrictions in its charter, if it does not render the corporation unable to pay its debts as they become due in the course of its business, and if it does not exceed the corporation's surplus. Surplus is defined in the TBCA as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board. This limitation does not apply, if net assets equal or exceed the proposed distribution, to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares.

     Under the DGCL, a corporation may, subject to any restrictions contained in its Certificate of Incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having a preferences on asset distributions. Surplus is defined under the DGCL as the excess of the net assets (essentially, the amount by which total assets exceed total liabilities) over capital (essentially, the aggregate par value of the shares of the corporation having a par value that have been issued plus consideration paid for shares without par value that have been issued), as such capital may be adjusted by the board.

STOCK REDEMPTION AND REPURCHASE

     As noted above, under the TBCA, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

     Under the DGCL, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital any of its own shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital of the corporation reduced.

PREEMPTIVE RIGHTS

     Under the TBCA, shareholders of a corporation have a preemptive right to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, except to the extent limited or denied by statute or by the articles of incorporation. The Alamo Articles expressly deny preemptive rights.

     Under the DGCL, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided in the certificate of incorporation. The Fidelity Certificate does not provide for such preemptive rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the TBCA, a corporation may indemnify a director against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection with a proceeding, if it is determined by the requisite vote of directors or shareholders or by legal counsel that the person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of official conduct as a director, that his conduct was in the corporation's best interests and (b) in all other cases, that his conduct was not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the corporation, except that indemnification may be provided if it is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Under the TBCA, a corporation must indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful in the defense of the proceeding. Under certain circumstances a corporation may pay or reimburse a director for reasonable expenses incurred in advance of the final disposition of the proceeding. A corporation may also indemnify and advance expenses to any officer, employee, agent or certain other persons serving at the request of the corporation to the extent permitted by law, the articles of incorporation, bylaws, action of directors or contract. A corporation may purchase insurance on behalf of such persons against any liability asserted against him and incurred in or arising out of such person's capacity with respect to the corporation. The Alamo Articles provide that Alamo must indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities to the fullest extent permitted by the TBCA and that Alamo has the power to purchase and maintain liability insurance for such persons as permitted by the TBCA.

     Under the DGCL, if it is determined by the requisite vote of directors or stockholders, or by independent legal counsel, a corporation may indemnify a director, officer, employee, agent or other person serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred in connection with a proceeding (i) other than an action by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) in an action by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in connection with a matter to which such person shall be found to be liable to the corporation unless the court determines such person is fairly and reasonably entitled to indemnification for expenses. A corporation must indemnify a director, officer, employee or agent who is successful in such proceeding, on the merits or otherwise, against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Under certain circumstances a corporation may pay or reimburse a director for expenses incurred in advance of the final disposition of the proceeding. Rights to indemnification and advancement of expenses under the DGCL are not exclusive of any rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. A corporation may purchase insurance on behalf of such persons against any liability asserted against him and incurred in or arising out of such person's capacity with respect to the corporation. The Fidelity Bylaws provide that Fidelity shall indemnify its officers and directors to the full extent permitted by, and in the manner permissible under, the DGCL and that the Fidelity Board may, in its discretion, indemnify employees and agents who are made a party to any action, suit or proceeding by reason of their position. The Fidelity Bylaws also provide that Fidelity may, upon resolution of the board of directors, purchase and maintain insurance on behalf of directors, officers, employees and agents, against liabilities arising out of their positions, whether or not Fidelity would have the power to indemnify such persons under applicable law, the Fidelity Certificate or the Bylaws.

LIMITATION OF LIABILITY OF DIRECTORS

     Texas law permits a corporation to include in its articles of incorporation a provision that a director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that such a provision cannot eliminate or limit the liability of a director for: (a) a breach of a director's duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (d) an act or omission for which the liability of a director is expressly provided for by statute. The Alamo Articles contain a provision which eliminates director liability to the extent provided by Texas law.

     The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, provided, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in any manner. The DGCL further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Fidelity Certificate contains a provision eliminating director liability for breaches of fiduciary duty to the extent permitted by the DGCL.

BUSINESS COMBINATIONS

     Certain of the provisions in the Fidelity Certificate and Fidelity Bylaws may make it more difficult for another person or entity to effect certain business combinations with Fidelity or to take control of the Fidelity Board. These provisions include, among others, (i) the establishment of a classified Board of Directors with staggered terms of office; (ii) the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent; (iii) advance notice requirements for stockholder proposals and directors nominations; (iv) a provision that directors may only be removed for cause; (v) a provision that a vacancy in any directorship, including a vacancy arising through an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum; (vi) the Fair Price Provisions; and (vii) a provision allowing the Fidelity Board to designate the rights, preferences, powers and restrictions of any preferred stock authorized and issued by Fidelity. Any amendment, alteration or repeal of the provisions described in the preceding sentence, with the exception of the provisions described in clauses (vi) and (vii), and any amendment or repeal of certain provisions of the Fidelity Bylaws, must be approved by at least 80% of the voting power of all the shares of Fidelity entitled to vote in the election of directors, unless a two-thirds vote of Continuing Directors approves a resolution calling for such amendment, alteration or appeal, in which case only a majority stockholder vote is required. The provision described in clause (vi) may only be amended by a vote of at least sixty-six and two-thirds percent of the outstanding shares of voting stock not owned by a Related Person, unless a two-thirds vote of Continuing Directors approves a resolution calling for such amendment, alteration or appeal, in which case only a majority stockholder vote is required for amendment, alteration or repeal.

     None of the Alamo Articles, the Alamo Bylaws or the TBCA have similar provisions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of Fidelity which are intended to be presented by such stockholders at Fidelity's 1999 Annual Meeting of Stockholders must be received by Fidelity no later than January 13, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                    EXPERTS

     The consolidated financial statements of Fidelity as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The Alamo consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Proxy Statement/Prospectus and the related financial statement schedules included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Granite appearing in Fidelity's Current Report on Form 8-K, as amended, dated February 26, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The validity of the shares of Fidelity Common Stock offered hereby will be passed upon for Fidelity by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the Alamo Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/ Prospectus. If any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Alamo.

                          ALAMO TITLE HOLDING COMPANY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Financial Statements:
  Balance Sheets............................................  F-3
  Statements of Operations..................................  F-4
  Statements of Stockholders' Equity........................  F-5
  Statements of Comprehensive Income........................  F-6
  Statements of Cash Flows..................................  F-7
Notes to Consolidated Financial Statements..................  F-8

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Alamo Title Holding Company

We have audited the accompanying consolidated balance sheets of Alamo Title Holding Company and subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alamo Title Holding Company and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/  DELOITTE & TOUCHE LLP

March 24, 1998 (except for Note 13,
for which the date is May 7, 1998)

San Antonio, Texas

                          ALAMO TITLE HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                          DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                              1997            1996           1998
                                                          ------------    ------------    -----------
                                                                                          (UNAUDITED)
INVESTMENTS:
Fixed maturities........................................    $22,817         $22,021         $22,637
Equity securities.......................................      7,135           3,484           8,433
Other long-term investments.............................      1,544           1,398           2,658
                                                            -------         -------         -------
          Total investments.............................     31,496          26,903          33,728
Cash and cash equivalents...............................     13,032           8,744          10,665
Accrued investment income...............................        375             414             225
Notes receivable, net of allowance......................      1,265           1,463           2,175
Premiums receivable, net of allowance...................        804             562             270
Other receivables, net of allowance.....................      1,207           1,456             993
Property and equipment, net.............................      5,728           7,087           5,794
Title plants............................................      6,215           5,301           6,329
Intangible assets, net..................................      7,067           7,782           6,953
Deferred tax asset......................................        445             313             451
Prepayments and other assets............................        914             933           1,140
                                                            -------         -------         -------
          TOTAL.........................................    $68,548         $60,958         $68,723
                                                            =======         =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
TITLE POLICY CLAIMS RESERVES............................    $10,927         $ 9,282         $11,109
OTHER LIABILITIES:
Accrued liabilities.....................................      2,053           1,453             920
Federal income taxes....................................        687              --             592
Deferred federal income taxes...........................      1,895           1,419           2,277
Accounts payable........................................      1,537             973           1,155
Dividends payable.......................................        723             524              --
Other deferred liabilities..............................        743             438             818
Other liabilities.......................................        543             676             597
                                                            -------         -------         -------
          Total other liabilities.......................      8,181           5,483           6,359
NOTES PAYABLE...........................................      7,220           7,983           7,063
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY:
Common stock: $2.50 par value; 1,600,000 shares
  authorized, 1,323,836, 1,318,836 and 1,327,088 shares
  issued; 1,315,786, 1,311,086 and 1,319,038 shares
  outstanding at December 31, 1997, 1996, and March 31,
  1998, respectively....................................      3,309           3,297           3,318
Additional paid-in capital..............................      1,688           1,584           1,764
Accumulated other comprehensive income..................      1,209             596           1,890
Retained earnings.......................................     36,171          32,883          37,377
Treasury stock at cost (8,050, 7,750 and 8,050 shares at
  December 31, 1997, 1996 and March 31, 1998,
  respectively).........................................       (157)           (150)           (157)
                                                            -------         -------         -------
          Total stockholders' equity....................     42,220          38,210          44,192
                                                            -------         -------         -------
          TOTAL.........................................    $68,548         $60,958         $68,723
                                                            =======         =======         =======

                See notes to consolidated financial statements.

                          ALAMO TITLE HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                    MARCH 31,
                                        --------------------------------------    --------------------------
                                           1997          1996          1995          1998           1997
                                        ----------    ----------    ----------    -----------    -----------
                                                                                  (UNAUDITED)    (UNAUDITED)
OPERATING REVENUES:
Title insurance premiums..............  $   82,854    $   76,838    $   65,958    $   21,382     $   16,549
Net investment income.................       1,983         1,418         1,818           323            399
Net realized gains (losses)...........         267           117            (2)           50            (32)
Other income:
  Commissions earned..................       5,586         5,386         4,888         1,591            960
  Escrow fees.........................       4,792         4,195         3,409         1,351            987
  Abstract fees.......................       1,011           931         1,177           281            193
  Title search fees...................       1,483         1,046         1,303           203            327
  Other...............................       1,902         2,487         2,497           350            256
                                        ----------    ----------    ----------    ----------     ----------
         Total revenues...............      99,878        92,418        81,048        25,531         19,639
EXPENSES:
Provision for claims..................       2,897         2,973         2,972           760            729
Commissions expense...................      35,019        34,047        30,645         8,576          7,336
Personnel costs.......................      29,902        27,585        24,905         7,843          6,844
Selling, general and administrative...      24,694        21,306        19,606         6,237          5,509
Interest expenses.....................         615           654           898           111            150
                                        ----------    ----------    ----------    ----------     ----------
         Total expenses...............      93,127        86,565        79,026        23,527         20,568
                                        ----------    ----------    ----------    ----------     ----------
INCOME (LOSS) BEFORE FEDERAL INCOME
  TAXES...............................       6,751         5,853         2,022         2,004           (929)
PROVISION (BENEFIT) FOR FEDERAL INCOME
  TAXES:
Current...............................       2,512         2,487         1,556           706           (345)
Deferred..............................          28          (348)         (668)           25             (4)
                                        ----------    ----------    ----------    ----------     ----------
         Total provision (benefit) for
           federal income taxes.......       2,540         2,139           888           731           (349)
                                        ----------    ----------    ----------    ----------     ----------
NET INCOME (LOSS).....................  $    4,211    $    3,714    $    1,134    $    1,273     $     (580)
                                        ==========    ==========    ==========    ==========     ==========
BASIC AND DILUTED NET INCOME (LOSS)
  PER COMMON SHARE....................  $     3.20    $     2.88    $     0.89    $     0.97     $    (0.44)
                                        ==========    ==========    ==========    ==========     ==========
WEIGHTED AVERAGE BASIC SHARES
  OUTSTANDING.........................   1,314,378     1,288,524     1,272,568     1,316,682      1,313,108
                                        ==========    ==========    ==========    ==========     ==========

                See notes to consolidated financial statements.

                          ALAMO TITLE HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                    ACCUMULATED
                                                                       OTHER
                                 COMMON STOCK        ADDITIONAL    COMPREHENSIVE                 TREASURY STOCK         TOTAL
                              -------------------     PAID-IN         INCOME,       RETAINED    ----------------    STOCKHOLDERS'
                               SHARES      AMOUNT     CAPITAL      NET OF TAXES     EARNINGS    SHARES    AMOUNT       EQUITY
                              ---------    ------    ----------    -------------    --------    ------    ------    -------------
BALANCE, January 1, 1995....  1,248,236    $3,121      $  968         $ (202)       $29,015     1,900     $ (30)       $32,872
Net income..................         --        --          --             --          1,134        --        --          1,134
Cash dividends declared.....         --        --          --             --           (258)       --        --           (258)
Common stock options
  exercised.................     30,000        75         208             --             --        --        --            283
Common stock awards.........      4,400        11          82             --             --        --        --             93
Purchase of treasury stock,
  net.......................         --        --          --             --             --     5,850      (120)          (120)
Change in net unrealized
  gain on securities
  available-for-sale, net of
  taxes.....................         --        --          --            969             --        --        --            969
                              ---------    ------      ------         ------        -------     -----     -----        -------
BALANCE, December 31,
  1995......................  1,282,636     3,207       1,258            767         29,891     7,750      (150)        34,973
Net income..................         --        --          --             --          3,714        --        --          3,714
Cash dividends declared.....         --        --          --             --           (722)       --        --           (722)
Common stock options
  exercised.................     30,000        75         205             --             --        --        --            280
Common stock awards.........      6,200        15         121             --             --        --        --            136
Change in net unrealized
  gain on securities
  available-for-sale, net of
  taxes.....................         --        --          --           (171)            --        --        --           (171)
                              ---------    ------      ------         ------        -------     -----     -----        -------
BALANCE, December 31,
  1996......................  1,318,836     3,297       1,584            596         32,883     7,750      (150)        38,210
Net income..................         --        --          --             --          4,211        --        --          4,211
Cash dividends declared.....         --        --          --             --           (923)       --        --           (923)
Common stock awards.........      5,000        12         104             --             --        --        --            116
Purchase of treasury
  stock.....................         --        --          --             --             --       300        (7)            (7)
Change in net unrealized
  gain on securities
  available-for-sale, net of
  taxes.....................         --        --          --            613             --        --        --            613
                              ---------    ------      ------         ------        -------     -----     -----        -------
BALANCE, December 31,
  1997......................  1,323,836     3,309       1,688          1,209         36,171     8,050      (157)        42,220
Unaudited:
  Net income................         --        --          --             --          1,273        --        --          1,273
  Cash dividends declared...         --        --          --             --            (67)       --        --            (67)
  Common stock awards.......      3,252         9          76             --             --        --        --             85
  Change in net unrealized
    gain on securities
    available-for-sale, net
    of taxes................         --        --          --            681             --        --        --            681
                              ---------    ------      ------         ------        -------     -----     -----        -------
BALANCE, March 31, 1998.....  1,327,088    $3,318      $1,764         $1,890        $37,377     8,050     $(157)       $44,192
                              =========    ======      ======         ======        =======     =====     =====        =======

                See notes to consolidated financial statements.

                          ALAMO TITLE HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                      YEAR ENDED              THREE MONTHS ENDED
                                                     DECEMBER 31,                  MARCH 31,
                                              --------------------------   -------------------------
                                               1997      1996      1995       1998          1997
                                              ------    ------    ------   -----------   -----------
                                                                           (UNAUDITED)   (UNAUDITED)
NET INCOME (LOSS)...........................  $4,211    $3,714    $1,134     $1,273         $(580)
OTHER COMPREHENSIVE INCOME, net of tax:
  Unrealized holding gains (losses) arising
     during period(1).......................     789       (94)      968        714          (284)
  Less: reclassification adjustment for
     gains (losses) included in net
     income(2)..............................    (176)      (77)        1        (33)           21
                                              ------    ------    ------     ------         -----
Other comprehensive income..................     613      (171)      969        681          (263)
                                              ------    ------    ------     ------         -----
COMPREHENSIVE INCOME........................  $4,824    $3,543    $2,103     $1,954         $(843)
                                              ======    ======    ======     ======         =====

---------------
(1) Net of income tax (expense) benefit of $(450), $48, $(498), $(378) and $146 at December 31, 1997, 1996 and 1995 and March 31, 1998 and 1997,
    respectively.

(2) Net of income tax (expense) benefit of $(91), $40, $1, $(17) and $11 at December 31, 1997, 1996 and 1995 and March 31, 1998 and 1997, respectively.

                See notes to consolidated financial statements.

                          ALAMO TITLE HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                      YEAR ENDED                 THREE MONTHS ENDED
                                                                     DECEMBER 31,                     MARCH 31,
                                                           --------------------------------   -------------------------
                                                             1997        1996        1995        1998          1997
                                                           --------    --------    --------   -----------   -----------
                                                                                              (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)........................................  $  4,211    $  3,714    $  1,134     $ 1,273       $  (580)
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization..........................     2,085       2,057       1,921         469           525
  Gain on sale of investments, net.......................      (267)       (115)        (54)         (2)           (5)
  Loss on sale of property, equipment and other, net.....       416         264        (366)        (50)           32
  Compensation expense on stock award....................       117         136          93          84           117
  Other, net.............................................        23          22         120          (5)            5
  Changes in operating assets and liabilities, net of
    effects from acquisitions of other companies:
    Accounts receivable..................................      (580)       (339)       (390)        748           471
    Federal income taxes recoverable.....................       624        (624)        509          --          (284)
    Prepayments..........................................       120         (26)        127        (211)         (125)
    Other assets.........................................      (123)        (12)         88         136           189
    Accounts payable.....................................       570          (1)        319        (382)         (129)
    Title policy claims reserves.........................     1,646       2,168       1,543         182           404
    Other deferred liabilities...........................       305         378         (29)         75           106
    Federal income taxes payable.........................       687        (983)        983        (126)           --
    Deferred income taxes................................        28        (347)       (668)         56           (65)
    Other accrued liabilities............................       461         783        (529)     (1,090)         (792)
                                                           --------    --------    --------     -------       -------
Net Cash Provided by (Used in) Operating Activities......    10,323       7,075       4,801       1,157          (131)
                                                           --------    --------    --------     -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments.................................   (11,700)    (10,772)    (11,927)     (2,932)       (1,490)
Proceeds from sales and redemptions of investments and
  other assets...........................................     7,907       5,863      11,402       1,794         1,379
Principal repayments from mortgage-backed securities.....        --          --          40          --            --
Acquisitions of property and equipment...................    (2,319)     (1,530)     (3,629)       (409)         (965)
(Purchases) sales of title plants........................      (962)        234      (2,023)       (129)         (700)
Proceeds from sale of assets.............................     1,917          31          --           4           240
Note receivable originations.............................      (453)       (933)     (1,186)       (956)          (50)
Note receivable collections..............................     1,070         280       1,371          50            69
                                                           --------    --------    --------     -------       -------
Net Cash Used in Investing Activities....................    (4,540)     (6,827)     (5,952)     (2,578)       (1,517)
                                                           --------    --------    --------     -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid......................................      (724)       (261)       (382)       (790)         (591)
Proceeds from the exercise of stock options..............        --         280         284          --            --
Proceeds from issuance of notes payable..................     1,232          34       4,199          --         1,196
Repayment of notes payable...............................    (1,996)     (2,100)     (2,887)       (156)         (550)
Purchases of treasury stock..............................        (7)         --        (120)         --            --
                                                           --------    --------    --------     -------       -------
Net Cash (Used in) Provided by Financing Activities......    (1,495)     (2,047)      1,094        (946)           55
                                                           --------    --------    --------     -------       -------
Net (Decrease) Increase in Cash and Cash Equivalents.....     4,288      (1,799)        (57)     (2,367)       (1,593)
CASH AND CASH EQUIVALENTS, beginning of period...........     8,744      10,543      10,600      13,032         8,744
                                                           --------    --------    --------     -------       -------
CASH AND CASH EQUIVALENTS, end of period.................  $ 13,032    $  8,744    $ 10,543     $10,665       $ 7,151
                                                           ========    ========    ========     =======       =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes.............  $  1,200    $  4,069    $     --     $   800       $    --
Cash paid during the period for interest.................       592         654         899         128           145

SIGNIFICANT NON-CASH TRANSACTIONS:

During the year ended December 31, 1997, the Company sold assets with a net book value of $214 for cash of $225 and a note receivable of $75. In addition, the Company consolidated certain notes payable totaling $4,500 to a secured revolving credit note.
                See notes to consolidated financial statements.

                          ALAMO TITLE HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

 1. SIGNIFICANT ACCOUNTING POLICIES

     Organization -- Alamo Title Holding Company (ATH) was formed in 1993 for the purpose of operating as the parent of Alamo Title Insurance and Subsidiaries
(ATI) and other subsidiaries operating in the title business. In December 1993, ATH exchanged 1,241,436 shares of its common stock for substantially all of the shares of ATI outstanding. As a result, ATH owns 99.9% of the stock of ATI.

     The reorganization described in the preceding paragraph has been accounted for as a combination of affiliated entities in a manner similar to the pooling-of-interest method. Therefore, the consolidated financial statements of ATH and Subsidiaries are based on the historical costs and operations of the merged entities.

     Principles of Consolidation -- The consolidated financial statements include the accounts of ATH, ATI and ATH's wholly-owned subsidiaries, SWT Holdings, Inc. and Subsidiaries, Alamo Title Company of Tarrant County, Inc. and Subsidiary, Alamo Title of Travis County, Inc., and Alamo Title of Guadalupe County, Inc. (collectively referred to herein as the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Reporting -- The interim consolidated financial statements are unaudited but, in the opinion of management, incorporate all adjustments necessary for a fair presentation of the Company's financial position and results of operations for such interim periods. Such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the Company considers all highly liquid financial instruments maturing within ninety days of purchase to be cash equivalents.

     Accounts Receivable -- The Company principally operates in Texas, accordingly credit risk is affected by conditions or occurrences within the Texas economy and real estate industry. The Company continually evaluates the creditworthiness of its customers and generally does not require collateral.

     Investment Securities -- The Company classifies its investment securities as available-for-sale. Accordingly, investment securities are stated at fair value and the related unrealized gains and losses are excluded from earnings and are reported, net of tax, as a separate component of stockholders' equity until realized. The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value, and there are inherent limitations in any estimation technique. Accordingly, such estimates are not necessarily indicative of the amounts the Company could realize in a current market exchange.

     Premiums and discounts are amortized and accreted to operations using the straight-line method of accounting, adjusted for prepayments as applicable. The specific identification method is used to compute gains and losses on sales of investment securities.

     Notes Receivable -- Notes receivable are stated at the principal amount outstanding. The related interest income is recognized using the interest method. Interest revenue received on impaired loans, if any, continues to be applied either against principal or realized as interest revenue, according to management's judgment as to the collectibility of principal.

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

     Allowance for Losses on Notes Receivable -- The Company provides an allowance for losses on notes receivable, if, based on current information and events, it is probable that the Company will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the note agreement.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line and double-declining balance methods over the following estimated useful lives of the assets:

Buildings..............................................  15 - 40 years
Furniture and equipment................................   5 - 10 years
EDP software...........................................    3 - 5 years
EDP equipment..........................................        5 years
Library................................................       20 years
Automobiles............................................    3 - 5 years
Leasehold improvements.................................   5 - 10 years

     Title Plants -- Title plants are capitalized at the lower of cost or appraised value at date of acquisition. Title plants are not being depreciated since there has been no diminution of value; however, impairments of title plant carrying amounts deemed to be other than temporary are expensed. Costs of maintaining and updating title plants are expensed as incurred.

     Covenant Not to Compete -- The covenant not to compete was stated at amortized cost. Amortization was provided using the straight-line method over a 11-year period.

     Goodwill -- Goodwill is stated at amortized cost. Amortization is provided using the straight-line method over 10 and 20-year periods.

     Impairment of Long-Lived Assets -- Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" requires that long-lived assets and certain identifiable intangilbes to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of affected assets may not be recoverable.

     Title Policy Claims Reserves -- The Company provides for estimated title insurance losses and related expenses based on existing circumstances and historical loss experience. The reserve reflects the estimated costs to settle all claims which have been reported to the Company, as well as an estimate for claims incurred but not reported.

     Estimates of title policy claims reserve involve an exercise of judgment. While it is possible that in particular periods the Company may sustain losses which are substantial in relation to the title policy claims reserves, it is the judgment of management that the title policy claims reserves at December 31, 1997 are adequate to absorb losses.

     Title Insurance Premiums and Commissions -- Title insurance premiums and expenses related to the issuance of title policies are recognized when they are reported by the agents.

     Stock-Based Compensation -- The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, as included in Note 10.

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

     Federal Income Taxes -- The Company recognizes income taxes for (a) the amount of taxes payable or refundable for the current year, and (b) deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured based upon enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Basic Net Income per Common Share -- Basic net income per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during each year (1,314,378, 1,288,524, 1,272,568, 1,316,682 and 1,313,108 shares for the years ended December 31, 1997, 1996 and 1995 and for the three months ended March 31, 1998 and 1997, respectively). The potential dilution from the assumed exercise of stock options granted does not change the computation.

 2. ACQUISITIONS

     The Company purchased substantially all of the assets of Southwest Land Title Company of Angleton, effective January 31, 1997 and created a new corporation, Alamo Title Company of Brazoria, Inc., into which the acquired assets were placed.

     The acquisition was recorded using the purchase method; accordingly, the purchase price was allocated to assets acquired using their fair market values. The excess of the purchase price over the fair market value of net assets acquired is recorded as goodwill.

     The purchase price for the acquisition was allocated as follows (in thousands):

Property and equipment, net.................................  $  150
Title plants................................................     700
Goodwill....................................................     250
                                                              ------
          Total.............................................  $1,100
                                                              ======

     In January 1998, the Company purchased a 20% share of Rio Grande Title Company, a title agency in New Mexico, for $900,000. The Company will account for this investment using the equity method.

     During the year ended December 31, 1995, the Company purchased substantially all of the assets of three title agencies: Title Agency of Austin, Inc. (effective June 1, 1995), Guadalupe County Abstract Company (effective May 17, 1995), and 1st Security Title Company (effective April 6, 1995). The Company created three new corporations, Alamo Title of Travis County, Inc. and Alamo Title of Guadalupe County, Inc., and Alamo Title Company of Austin, Inc. into which the acquired assets from Title Agency of Austin, Inc., Guadalupe County Abstract Company, and 1st Security Title Company were placed, respectively.

     The acquisitions were recorded using the purchase method; accordingly, the purchase price was allocated to assets acquired using their fair market values. The excess of the purchase price over the fair market value of net assets acquired is recorded as goodwill.

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

     The purchase prices for the acquisitions were allocated as follows (in thousands):

Property and equipment, net.................................  $   725
Title plants................................................    1,931
Goodwill....................................................      920
Other assets................................................       68
Short-term liabilities......................................     (517)
Long-term liabilities.......................................   (1,477)
                                                              -------
          Total.............................................  $ 1,650
                                                              =======

     The results of operations of the above companies have been included in the accompanying financial statements since the respective acquisition dates.

     In November 1995, ATH entered into a joint venture agreement in the Dallas area to conduct title business. ATH owns 50% of a company which has a fee attorney relationship with an attorney. The attorney owns 50% of the joint venture and provides all management functions. ATH's investment was $388,709, $264,223 and $76,000 at December 31, 1997, 1996 and 1995, respectively, and is accounted for using the equity method. The joint venture's operations in 1997, 1996 and 1995 were minimal. ATH is committed to providing certain start-up funds for new title company branches as they are opened.

 3. INVESTMENT SECURITIES

     At December 31, 1997 and 1996, the amortized cost and fair values of investment securities are summarized as follows (in thousands):

                                                                                         CARRYING
                                                                     GROSS UNREALIZED    AMOUNT AT
                                                        AMORTIZED    ----------------      FAIR
                                                          COST       GAINS     LOSSES      VALUE
                                                        ---------    ------    ------    ---------
1997:
Fixed maturities:
  Municipal bonds.....................................   $19,999     $  483    $  (1)     $20,481
  U.S. Government and agencies........................     2,183         56       (2)       2,237
  Foreign governments.................................        90         --       (1)          89
  Certificates of deposit.............................        10         --       --           10
Equity securities.....................................     5,795      1,690     (350)       7,135
Other long-term investments...........................     1,544         --       --        1,544
                                                         -------     ------    -----      -------
          Total.......................................   $29,621     $2,229    $(354)     $31,496
                                                         =======     ======    =====      =======
1996:
Fixed maturities:
  Municipal bonds.....................................   $13,945     $  102    $ (50)     $13,997
  U.S. Government and agencies........................     8,005         29     (113)       7,921
  Foreign government bonds............................       104         --       (1)         103
Equity securities.....................................     2,547        993      (56)       3,484
Other long-term investments...........................     1,398         --       --        1,398
                                                         -------     ------    -----      -------
          Total.......................................   $25,999     $1,124    $(220)     $26,903
                                                         =======     ======    =====      =======

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Contractual maturities of investments in debt securities are as follows at December 31, 1997 (in thousands):

                                                           AMORTIZED     FAIR
                                                             COST        VALUE
                                                           ---------    -------
Due in one year or less..................................   $   144     $   144
Due from one year to five years..........................     6,510       6,336
Due after five years.....................................    15,618      16,327
                                                            -------     -------
          Total debt securities..........................   $22,272     $22,807
                                                            =======     =======

     Income from investments and net realized gains and losses from sales of investments for the three years ended December 31 were as follows (in thousands):

                                                               1997      1996      1995
                                                              ------    ------    ------
Fixed maturities:
  Municipal bonds...........................................  $  762    $  527    $  210
  U.S. Government and agencies..............................     365       423       277
  Other.....................................................       7         7         8
Equity securities:
  Public utilities..........................................       7         2        10
  Banks, trusts and insurance companies.....................      14        14        11
  Industrial, miscellaneous and other.......................     134       134       361
Other long-term investments:
  Interest on notes receivable..............................     117       126       172
  Real estate rental income.................................      62       104       112
  Sale of fixed assets......................................     274      (265)      304
  Other.....................................................     (26)       45        14
Short-term investments and cash equivalents.................     267       301       339
                                                              ------    ------    ------
          Total income from investments.....................  $1,983    $1,418    $1,818
                                                              ======    ======    ======
Realized gains/(losses):
  Debt securities:
     Gains..................................................  $   63    $    1    $   40
     Losses.................................................     (39)       (5)      (61)
                                                              ------    ------    ------
  Net.......................................................      24        (4)      (21)
  Equity securities:
     Gains..................................................  $  328    $  249    $   62
     Losses.................................................     (85)     (129)      (43)
                                                              ------    ------    ------
  Net.......................................................     243       120        20
                                                              ------    ------    ------
          Total net realized gains (losses).................  $  267    $  117    $   (2)
                                                              ======    ======    ======

     At December 31, 1997 and 1996, municipal bonds with an amortized cost of $144,387 and $139,464, respectively, were pledged to the Texas Department of Insurance, and a certificate of deposit with a cost of $100,000 was pledged to the New Mexico Department of Insurance.

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

 4. NOTES RECEIVABLE

     Notes receivable consist of the following at December 31 (in thousands):

                                                              1997      1996
                                                             ------    ------
Notes receivable backed by equipment, title plants, capital
  stock of unaffiliated title agencies and life insurance
  proceeds from policies on the makers of certain notes....  $1,198    $1,381
Unsecured note receivable..................................      75        90
                                                             ------    ------
          Total............................................   1,273     1,471
Less allowance for losses on notes receivable..............      (8)       (8)
                                                             ------    ------
Notes receivable, net......................................  $1,265    $1,463
                                                             ======    ======

     The above notes receivable bear interest at fixed and variable rates, ranging from 6% to 10.25%, and mature at various dates through 2014.

 5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31 (in thousands):

                                                            1997       1996
                                                           -------    -------
Land.....................................................  $    34    $   321
Buildings................................................       82      1,698
Furniture and equipment..................................    9,219      8,923
EDP software.............................................      882        313
EDP equipment............................................    3,490      2,999
Library..................................................      161        161
Automobiles..............................................      272        690
Leasehold improvements...................................    1,302      1,283
                                                           -------    -------
          Total..........................................   15,442     16,388
Less accumulated depreciation and amortization...........   (9,714)    (9,301)
                                                           -------    -------
Property and equipment, net..............................  $ 5,728    $ 7,087
                                                           =======    =======

 6. INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31 (in thousands):

                                                            1997       1996
                                                           -------    -------
Goodwill.................................................  $ 9,336    $ 9,086
Covenant not to compete..................................       --        450
                                                           -------    -------
          Total..........................................    9,336      9,536
Less accumulated amortization............................   (2,269)    (1,754)
                                                           -------    -------

Intangible assets, net...................................  $ 7,067    $ 7,782
                                                           =======    =======

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

 7. TITLE POLICY CLAIMS RESERVES

     Changes in the title policy claims reserves are as follows for the years ended December 31 (in thousands):

                                                               1997       1996
                                                              -------    ------
Claims incurred but not reported (IBNR):
  Balance, beginning of year................................  $ 8,239    $6,163
  Provision for title policy claims.........................    2,897     2,973
  Transfers to reserve for reported claims..................   (1,811)     (897)
                                                              -------    ------
  Balance, end of year......................................    9,325     8,239
                                                              -------    ------
Reserve for reported claims:
  Balance, beginning of year................................    1,042       950
  Claims paid...............................................   (1,251)     (804)
  Transfers from IBNR.......................................    1,811       897
                                                              -------    ------
  Balance, end of year......................................    1,602     1,043
                                                              -------    ------
          Total title policy claims reserves, end of year...  $10,927    $9,282
                                                              =======    ======

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

 8. NOTES PAYABLE

     Notes payable consists of the following at December 31 (in thousands):

                                                               1997      1996
                                                              ------    ------
Secured revolving credit note to bank is secured by Alamo
  Title Holding Company's pledge of all common stock owned
  in Alamo Title Company of Tarrant County, Inc.; Alamo
  Title of Travis County, Inc.; Alamo Title of Guadalupe
  County, Inc.; Alamo Title Company of Brazoria County, Inc.
  The note is payable in semi-annual principal installments
  of installments of $750,000 through June 2000. The notes
  bears an interest rate option of various rates, payable
  quarterly through June 2000...............................  $3,750    $   --
Secured revolving credit note to bank is secured by Alamo
  Title Holding Company's pledge of all common stock owned
  in Alamo Title Company of Tarrant County, Inc.; Alamo
  Title of Travis County, Inc.; Alamo Title of Guadalupe
  County, Inc.; Alamo Title Company of Brazoria County, Inc.
  The note is payable in quarterly principal installments of
  $35,000 through December 2001. The note bears an interest
  rate option of various rates, payable quarterly through
  December 2001.............................................     560        --
Secured note payable to bank collateralized by stock of
  Alamo Title Company of Austin, Inc.; Alamo Title of Travis
  County, Inc.; Alamo Title of Guadalupe County, Inc. The
  note is payable in quarterly principal installments of
  $100,000 through June 2000. The note bears interest
  payable quarterly at the lesser of LIBOR plus 1% or prime
  minus 1.25%...............................................      --     1,400
Secured note payable to bank collateralized by stock of
  Alamo Title Company of Tarrant County, Inc. The note is
  payable in semi-annual principal installments of $300,000
  through March 1999. The note bears interest payable
  quarterly at the lesser of LIBOR plus 1% or prime minus
  1.25%.....................................................      --     1,500
Unsecured line of credit payable to bank guaranteed by SWT
  Holdings, Inc. Minimum annual principal payments of
  $700,000 are due each anniversary date, and interest is
  payable quarterly at the lesser of LIBOR plus 1% or prime
  minus 1.25%...............................................      --     2,100
Unsecured promissory notes..................................   2,910     2,983
                                                              ------    ------
          Total notes payable...............................  $7,220    $7,983
                                                              ======    ======

     Annual maturities of notes payable are as follows for the years ended December 31 (in thousands):

1998................................................  $2,527
1999................................................   2,056
2000................................................   1,306
2001................................................     512
2002................................................     392
Thereafter..........................................     427
                                                      ------
     Total..........................................  $7,220
                                                      ======

     Of the unsecured promissory notes, $1,524,628 is payable in monthly principal and interest installments totaling $32,790. These notes bear interest rates varying from 6% to 7.5% and mature at various dates through February 2004. Notes payable totaling $882,750, are payable in quarterly principal installments totaling $43,250, plus accrued interest. These notes bear interest rates varying from the prime rate to the prime rate plus 1%, and mature at various dates through February 2007. A non-interest bearing note for $13,200 is due in February 1998. The remaining $488,933 bears interest at 7.5% and is due in April 1998.

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

 9. FEDERAL INCOME TAXES

     The provision for federal income taxes differs from the amounts computed using the statutory federal income tax rate of 34% as follows for the years ended December 31 (in thousands):

                                                             1997      1996     1995
                                                            ------    ------    -----
Tax computed at statutory rate............................  $2,295    $1,990    $ 688
Nontaxable interest.......................................    (261)     (185)     (78)
Dividends received deduction..............................     (29)      (33)    (100)
Goodwill amortization.....................................     233       140      135
Meals and entertainment...................................     146       130      134
Club dues.................................................      47        54       50
Key-man life insurance....................................      23        23       22
Other, net................................................      86        20       37
                                                            ------    ------    -----
Provision for federal income taxes........................  $2,540    $2,139    $ 888
                                                            ======    ======    =====

     Deferred income taxes and benefits are provided for differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities are as follows at December 31 (in thousands):

                                                               1997      1996
                                                              ------    ------
Deferred tax assets:
  Accrued vacation..........................................  $   81    $   98
  Bad debts.................................................      --         3
  Accrued liabilities.......................................      21         6
  Deferred salaries.........................................     108        44
  Group insurance...........................................     101       149
  Non-compete agreement.....................................      76        --
  Other.....................................................      58        13
                                                              ------    ------
Deferred tax asset..........................................     445       313
                                                              ======    ======
Deferred tax liabilities:
  Unrealized loss on securities available-for-sale..........     624       307
  Property and equipment....................................     474       468
  Unearned premium reserves and title policy claims
     reserves...............................................     425       338
  Title plants..............................................     329       306
  Other.....................................................      43        --
                                                              ------    ------
Deferred tax liability......................................   1,895     1,419
                                                              ======    ======

     The changes in the net deferred tax liability were allocated as follows during the years ended December 31 (in thousands):

                                                              1997    1996     1995
                                                              ----    -----    -----
Deferred income tax provision (benefit).....................  $ 28    $(348)   $(668)
Decrease (increase) in stockholders' equity resulting from
  change in net unrealized gain on securities
  available-for-sale........................................   317      (87)     499
                                                              ----    -----    -----
Increase (decrease) in net deferred tax liability...........  $345    $(435)   $(169)
                                                              ====    =====    =====

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

10. COMMITMENTS AND CONTINGENCIES

     The Company leases certain branch office facilities and equipment under operating leases. All the leases are noncancelable and have various expiration dates extending through 2006. Aggregate future minimum rental commitments as of December 31, 1997 are as follows (in thousands):

1998................................................  $2,979
1999................................................   2,442
2000................................................   1,796
2001................................................   1,646
2002................................................   1,144
Thereafter..........................................   2,343

     Total rent expense for 1997, 1996 and 1995 was $4,709,350, $4,642,995 and
$3,491,907, respectively. At December 31, 1997, the Company was contingently liable for guarantees of indebtedness, maturing at various dates through 2007, owed by third parties of $832,636.

     On April 2, 1996, a putative class action was filed in State District Court in Dallas, Texas against all title insurance underwriters licensed to do business in Texas. Certain title insurance agents were subsequently joined as Defendants. The suit principally alleges that, in connection with closing real estate transactions to which he or she was a party, each Plaintiff paid to a Defendant -- or, in the case of the Company, one of its title insurance agents
(a) a title insurance premium for a title insurance policy and (b) certain other charges such as, for example, escrow fees and recording fees. The essence of Plaintiffs' alleged cause of action is that they were overcharged because all escrow or other real estate closing services were already paid for when they paid a title insurance premium. Defendants have denied that Plaintiffs have a cause of action because a title insurance transaction is distinct from the much larger real estate transaction.

     On November 17, 1997, the Court granted the Defendants' special exceptions and struck 36 paragraphs from the Plaintiffs' Petition to the extent that these paragraphs alleged that a title insurance premium includes charges for closing a real estate transaction. The Court allowed Plaintiffs to replead in conformity with its order, and Plaintiffs filed a new Petition. Defendants believe that the latest Petition fails to conform to the Court's order and still fails to state a cause of action. Accordingly, Defendants have filed a motion to dismiss, which is still pending.

     While the Company intends to vigorously defend this action, and developments in the case to date have been consistent with its position, the effects, if any, of an adverse judgment on the Company are not presently estimable.

     The Company, in the ordinary course of business, is subject to claims made under, and from time to time is named as a defendant in other legal proceedings relating to, policies of insurance it has issued or other services performed on behalf of insured policy holders and other customers. The Company believes that the reserves reflected in its consolidated financial statements are adequate to pay losses and loss adjustment expenses which may result from such claims and proceedings; however, such estimates may be more or less than the amount ultimately paid when the claims are settled.

11. EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) savings plan covering all eligible employees. An employee is considered eligible if he or she is employed a minimum of thirty hours per week and has completed sixty days of service, as defined by the plan. For any plan year (January 1 to December 31), a participant may elect to contribute from 1% to 12% of his or her earnings subject to limits set forth in the plan. The Company may, at

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

its discretion, match participants' contributions on the first 6% of compensation at a rate determined at the beginning of each plan year. Additionally, the Company may make a discretionary contribution for each plan year. The matching contributions were set at 50% for 1998, 1997, 1996 and 1995 resulting in matching contributions approximating $417,000, $413,000, $401,000, $112,000 and $115,000 for 1997, 1996 and 1995, and the three months ended March 31, 1998 and 1997, respectively. The Company did not make discretionary contributions in the three months ended March 31, 1998, nor in 1997, 1996 and 1995.

     Effective January 1, 1996, the Company established a non-qualified deferred compensation plan for certain eligible employees. Participants may elect to defer all or any portion of their salary to the Plan. The Company will match participants' contributions at the matching rate set by the 401(k) savings plan, which when added to the participants' contributions to the 401(k) savings plan discussed above, does not exceed maximum salary deferral permitted by law. Plan assets of approximately $439,000, $378,000 and $135,000 are included in equity securities in 1998, 1997 and 1996, respectively. Plan liabilities of approximately $439,000, $378,000 and $135,000 are included in other deferred liabilities in 1998, 1997 and 1996, respectively. There were no matching contributions in 1998, 1997 and 1996.

     The Company provides health care benefits to its employees through a self-insured program administered through a third party administrator. The Company records an expense to recognize the estimated health care liability, including estimates of the ultimate costs for both reported claims and claims incurred but not reported, based on studies prepared by the third party administrator. The program has insured stop-loss policy coverage for individual claims in excess of $50,000. Such stop-loss coverage is subject to aggregate deductible and maximum pay limitations for the Company. At December 31, 1997, 1996 and 1995, and March 31, 1998 and 1997, the Company's expense for providing health care benefits approximated $1,791,000, $2,018,000, $1,595,000, $423,000 and $420,000, respectively.

     In accordance with non-qualified stock option arrangements, options may be granted for a total of 152,400 shares of the Company's common stock. For options outstanding at December 31, 1997, exercise prices ranged from $9.55 to $29.14 per share and had a weighted average remaining contractual life of 2.7 years. Option prices are calculated as fair value of the common stock either at December 31 of the year preceding the grant or at the date of grant, and certain options provide for a reduction of the exercise price by cash dividends paid. Options outstanding are as follows:

                                                                             WEIGHTED-
                                                                 TOTAL        AVERAGE
                                                                OPTIONS      EXERCISE
                                                              OUTSTANDING      PRICE
                                                              -----------    ---------
Options outstanding, January 1, 1995........................    143,600       $17.58
  Exercised.................................................    (30,000)        9.43
                                                                -------       ------
Options outstanding, December 31, 1995......................    113,600        20.09
  Exercised.................................................    (30,000)        9.33
                                                                -------       ------
Options outstanding, December 31, 1996......................     83,600       $23.89
                                                                =======       ======
Options outstanding, December 31, 1997......................     83,600       $23.99
                                                                =======       ======
Options exercisable, December 31, 1996......................     37,625       $22.54
                                                                =======       ======
Options exercisable, December 31, 1997......................     55,200       $22.70
                                                                =======       ======

     Pursuant to a stock award agreement for 26,505 shares, 20,000 shares have been awarded as of December 31, 1997.

     In addition to the option and award arrangements, stock appreciation rights
(SARs) have been granted to certain officers of the Company. The SARs permit the optionee to receive an aggregate payment equal to the

                          ALAMO TITLE HOLDING COMPANY

                 (INFORMATION FOR THE THREE MONTH PERIODS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

difference between the initial value per share at the date of the grant and the value of said share on the date the rights are surrendered for payment. The SARs vest in installments during the five-year period following the date of grant. As of December 31, 1997, 3,600 rights have vested.

12. STATUTORY REQUIREMENTS AND RESTRICTIONS

     For state insurance purposes, a portion of each year's title insurance premiums is deferred and amortized to income in subsequent years. The Company is required to hold, in cash and other suitable investments, amounts equal to the balance in unearned title insurance premiums for the protection of the policy holders. Such assets are not subject to distribution to creditors and the stockholders until all claims related to the underlying title insurance policies have been discharged. Unearned title insurance premiums for statutory reporting requirements were $14,544,382, $14,192,725 and $13,136,000 at December 31, 1997,
1996 and 1995, respectively.

     Under Texas law, ATI must maintain minimum capital stock and retained earnings balances of $1,000,000 each. In addition, ATI cannot pay a dividend in excess of certain limits without the approval of the Texas Insurance Commissioner. Based on unaudited statutory reports as filed, the maximum dividend which could have been paid without such approval in 1997, 1996 and 1995 was $5,601,169, $6,191,069 and $5,024,896 respectively.

     Texas Insurance Statutes generally require reinsurance of all single risks in excess of one-half of the statutory capital and surplus of a title insurer. ATI has entered into a reinsurance treaty with Chicago Title Insurance Company to automatically reinsure policies in excess of $2,500,000, with certain exceptions. ATI remains liable for all risk, including policy losses, loss adjustment expenses, court costs and attorneys' fees up to $2,500,000.

13. SUBSEQUENT EVENTS

     On May 7, 1998, the Company announced that it had entered into an agreement and plan of merger to merge Alamo Title Holding Company with a newly formed subsidiary of Fidelity National Financial, Inc. (Fidelity). The merger is subject to regulatory approvals and the approval of the Company's shareholders.

     Under the terms of the definitive agreement, Fidelity will issue 2.1 million shares of its common stock for 100% of the Company's shares. The transaction value is collared between $75 million and $85 million. If the average price of Fidelity common stock during the pricing period multiplied by the 2.1 million shares equates to less than $75 million in value, shares shall be added to total a minimum of $75 million in value. If the average price of the Fidelity common stock multiplied by the 2.1 million shares totals more than $85 million, the number of shares shall be reduced such that the total transaction value equals a maximum of $85 million. If the transaction closes after November 15, 1998 and the total transaction value equals more than $90 million based on the value of the 2.1 million shares, the value above $90 million will be shared equally by both the Company and Fidelity. It is intended that the merger be treated as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code and be accounted for as a "pooling-of-interests."

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                                  MAY 6, 1998
                                     AMONG
                       FIDELITY NATIONAL FINANCIAL, INC.,
                                AT MERGER, INC.
                                      AND
                          ALAMO TITLE HOLDING COMPANY

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

                                ARTICLE I
                               THE MERGER

 1.1   The Merger..................................................  A-2
 1.2   Closing.....................................................  A-2
 1.3   Effective Time of the Merger................................  A-2
 1.4   Effects of the Merger.......................................  A-2

                               ARTICLE II
            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                        CONSTITUENT CORPORATIONS

 2.1   Conversion of Shares........................................  A-2
 2.2   Surrender and Payment.......................................  A-4
 2.3   Fractional Shares...........................................  A-5
 2.4   Stock Options, Stock Awards and SARs........................  A-5

                               ARTICLE III
                        THE SURVIVING CORPORATION

 3.1   Articles of Incorporation...................................  A-6
 3.2   Bylaws......................................................  A-6
 3.3   Directors...................................................  A-6

                               ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES

 4.1   Representations and Warranties of the Company...............  A-6
       (a)   Organization, Standing and Corporate Power............  A-6
       (b)   Subsidiaries..........................................  A-7
       (c)   Capital Structure.....................................  A-7
       (d)   Authority; Noncontravention...........................  A-8
       (e)   Financial Statements; No Undisclosed Liabilities......  A-9
       (f)   Licenses, Approvals, etc..............................  A-9
       (g)   Real Properties.......................................  A-9
       (h)   Tangible Personal Property............................  A-10
       (i)   Environmental Compliance..............................  A-10
       (j)   Absence of Certain Changes or Events..................  A-11
       (k)   Litigation............................................  A-12
       (l)   Legal and Regulatory Compliance.......................  A-12
       (m)   Absence of Changes in Stock or Benefit Plans..........  A-13
       (n)   ERISA Compliance......................................  A-13
       (o)   Taxes.................................................  A-15
       (p)   Contracts; Debt Instruments...........................  A-16
       (q)   Insurance.............................................  A-17
       (r)   Interests of Officers and Directors...................  A-17
       (s)   Approval by Board.....................................  A-17
       (t)   Brokers...............................................  A-17

                                                                     PAGE
                                                                     ----
       (u)   Pooling of Interests..................................  A-17
       (v)   Disclosure............................................  A-18
 4.2   Representations and Warranties of Parent and Merger           A-18
       Subsidiary..................................................
       (a)   Organization, Standing and Corporate Power............  A-18
       (b)   Authority; Noncontravention...........................  A-18
       (c)   SEC Documents; Financial Statements; No Undisclosed     A-19
       Liabilities.................................................
       (d)   Litigation............................................  A-19
       (e)   Absence of Certain Changes............................  A-19
       (f)   Brokers...............................................  A-19
       (g)   Insurance.............................................  A-19
       (h)     Interests of Officers and Directors.................  A-20
       (i)   Pooling of Interests..................................  A-20
       (j)   Disclosure............................................  A-20

                                ARTICLE V
                        COVENANTS OF THE COMPANY

 5.1   Conduct of Business.........................................  A-20
 5.2   Affiliate Agreements........................................  A-22
 5.3   Access to Information.......................................  A-22
 5.4   No Solicitation.............................................  A-22
 5.5   Pooling of Interests; Tax Treatment.........................  A-23
 5.6   Confidentiality.............................................  A-23
 5.7   Minority Interests..........................................  A-23

                               ARTICLE VI
                           COVENANTS OF PARENT

 6.1   Confidentiality.............................................  A-23
 6.2   Obligations of Merger Subsidiary............................  A-24
 6.3   Employee Benefit Plans......................................  A-24
 6.4   Indemnification and Insurance...............................  A-24
 6.5   Stock Exchange Listing......................................  A-25
 6.6   Publication of Combined Financial Results...................  A-25
 6.7   Access to Information.......................................  A-25
 6.8   Pooling of Interests; Tax Treatment.........................  A-26

                               ARTICLE VII
                   COVENANTS OF PARENT AND THE COMPANY

 7.1   Regulatory Applications; Reasonable Efforts; Notification...  A-26
 7.2   Shareholder Meeting; Proxy Material.........................  A-27
 7.3   Press Releases..............................................  A-28
 7.4   Shareholder Approvals.......................................  A-28

                              ARTICLE VIII
                        CONDITIONS TO THE MERGER

 8.1   Conditions to the Obligations of Each Party.................  A-29
 8.2   Conditions to the Obligations of Parent and Merger            A-29
       Subsidiary..................................................
 8.3   Conditions to the Obligations of the Company................  A-30

                                                                     PAGE
                                                                     ----

                               ARTICLE IX
                               TERMINATION

 9.1   Termination.................................................  A-31
 9.2   Effect of Termination.......................................  A-32

                                ARTICLE X
                              MISCELLANEOUS

10.1   Notices.....................................................  A-32
10.2   Survival of Representations and Warranties..................  A-33
10.3   Amendments; No Waivers......................................  A-33
10.4   Fees and Expenses...........................................  A-33
10.5   Successors and Assigns; Parties in Interest.................  A-33
10.6   Severability................................................  A-33
10.7   Governing Law...............................................  A-33
10.8   Entire Agreement............................................  A-33
10.9   Counterparts; Effectiveness; Interpretation.................  A-33
10.10  Effect of Disclosure Schedule...............................  A-34

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of May 6, 1998, by and among ALAMO TITLE HOLDING COMPANY, a Texas corporation (the "Company"), FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Parent"), and AT MERGER, INC., a Texas corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the Texas Business Corporation Act (the "TBCA"), whereby each issued and outstanding share of common stock, par value $2.50 per share, of the Company (the "Shares") (excluding shares owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Merger Subsidiary or any other subsidiary of Parent) shall be converted into the Merger Consideration (as defined herein);

     WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the shareholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such shareholders;

     WHEREAS, the Board of Directors of Parent has determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Parent, and approved this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company have entered into agreements with Parent in the form attached hereto as Exhibit A (the "Shareholder Agreements");

     WHEREAS, it is intended that the Merger be (i) treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) accounted for as a "pooling of interests" for accounting purposes; and

     WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation thereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, (i) the separate corporate existence of Merger Subsidiary shall cease, and (ii) the Company shall continue as the surviving corporation as a direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable, but in any case on or prior to the third business day after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"). At the time of the Closing, the Company and Merger Subsidiary will file the articles of merger with the Secretary of State of the State of Texas (the "Articles of Merger") and make all other filings or recordings required by the TBCA in connection with the Merger.

     1.3 Effective Time of the Merger. The Merger shall, subject to the TBCA, become effective as of such time as the Certificate of Merger is issued by the Secretary of State of the State of Texas or at such later time as is specified in the Articles of Merger (the "Effective Time").

     1.4 Effects of the Merger. At the Effective Time, the Surviving Corporation shall have the following rights and obligations, pursuant to Article
5.06 of the TBCA:

          (a) All rights, title and interests to all real estate and other property owned by the Company and Merger Subsidiary shall be allocated to and vested in the Surviving Corporation without reservation or impairment, without further act deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

          (b) All liabilities and obligations of the Company and Merger Subsidiary shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the merger, other than the Surviving Corporation, shall be liable thereon.

          (c) A proceeding pending by or against the Company or Merger Subsidiary may be continued as if the Merger did not occur, or the Surviving Corporation to which the liability, obligation, asset or right associated with such proceeding is allocated to and vested in may be substituted in the proceeding.

          (d) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Texas.

                                   ARTICLE II
                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

     2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Subsidiary:

          (a) each Share owned by the Company or owned by Parent, Merger Subsidiary or any subsidiary of any of the Company, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (c) each Share outstanding immediately prior to the Effective Time, except as otherwise provided in Section 2.1(a) and subject to adjustment as set forth below, shall be converted into the right to receive a number (rounded to the nearest 1/1000) of shares of Parent's common stock, par value $.0001 per share (the "Parent Common Stock"), without interest (the "Exchange Ratio"), which shall be calculated on the basis of a fraction, the numerator of which is 2,100,000 and the denominator of which is the number of issued and outstanding Shares immediately prior to the Effective Time, on a fully-diluted basis assuming the issuance of any and all Shares issuable upon the exercise of any options, warrants and other rights to purchase Shares and Shares issuable pursuant to the Stock Award (as hereinafter defined) and the conversion or exchange of any and all instruments convertible into or exchangeable for Shares and including the number of Shares with respect to which the Company has granted stock appreciation rights (the "Outstanding Company Shares"), together with cash in lieu of any fractional share of Parent Common Stock as provided in
     Section 2.3 below (the "Merger Consideration"); provided, however, that the Exchange Ratio shall be subject to adjustment as follows:

             (i) Subject to the provisions of Section 9.1(f) of this Agreement, if the Average Parent Stock Price (as defined in Section 9.1(f) below) is less than $35.714 (the "Minimum Price"), the Exchange Ratio shall be recalculated to a number (rounded to the nearest 1/1000) equal to a fraction, the numerator of which is the quotient obtained by dividing $75.0 million by the Average Parent Stock Price, and the denominator of which is the number of Outstanding Company Shares; and

             (ii) Subject to clause 2.1(c)(iii) below, if the Average Parent Stock Price is more than $40.476 (the "Maximum Price"), the Exchange Ratio shall be recalculated to a number (rounded to the nearest 1/1000) equal to a fraction, the numerator of which is the quotient obtained by dividing $85.0 million by the Average Parent Stock Price, and the denominator of which is the number of Outstanding Company Shares; and

             (iii) If the Effective Time is after November 15, 1998 and the Average Parent Stock Price is greater than $42.857 (the "Adjusted Maximum Price"), the Exchange Ratio shall be recalculated to a number (rounded to the nearest 1/1000) equal to a fraction, the numerator of which is the quotient obtained by dividing (x) the sum of $85.0 million plus fifty percent of the Excess Amount (as hereinafter defined) by (y) the Average Parent Stock Price, and the denominator of which is the number of Outstanding Company Shares. The "Excess Amount" shall mean the amount, if any, by which (A) the product of (i) the sum of the number of shares of Parent Common Stock issuable pursuant to Section 2.1 and the shares of Parent Common Stock issuable by Parent after the Effective Time pursuant to the options and awards described in Section 2.4 below (in each case as adjusted for any Capital Change (as defined below) but without giving effect to any recalculations required by subparagraphs
        (i), (ii) or (iii) of this Section 2.1(c)), multiplied by the (ii) Average Parent Stock Price, exceeds (B) $90.0 million.

             As of the date of this Agreement, the parties acknowledge that the Exchange Ratio would be 1.489 shares of Parent Common Stock for each Share, which is based on 1,410,691 Outstanding Company Shares (representing the sum of the 1,317,838 outstanding Shares plus the Company Options and Stock Awards (as hereinafter defined) and stock appreciation rights with respect to 6,000 shares (the "Company SARs") and assumes that the Average Parent Stock Price is greater than $35.714 and less than $40.476. In the event, prior to the Effective Time, of any recapitalization of either Parent or the Company through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or any reorganization, reclassification or other change in its outstanding shares into the same or a different number of shares of other classes, or a declaration of or dividend on its outstanding shares payable in shares of its capital stock (a "Capital Change"), then (a) the Exchange Ratio shall be appropriately adjusted so as to maintain after such Capital Change the relative proportionate interests in the number of shares of Parent Common Stock (assuming consummation of the Merger) which the holders of Outstanding Company Shares and the holders of shares of Parent Common Stock had immediately prior to such Capital Change, (b) the Minimum Price shall be adjusted to that amount which, when multiplied by the Exchange Ratio (as adjusted for such Capital Change) and further multiplied by the number of Outstanding Company Shares, is equal to $75.0 million, (c) the Maximum Price shall be adjusted to that amount which, when multiplied by the Exchange Ratio (as adjusted for such Capital Change) and further multiplied by the number of Outstanding Company Shares, is equal to $85.0 million, and (d) the Adjusted Maximum Price shall be adjusted to that amount which, when multiplied by the Exchange Ratio (as adjusted for such Capital Change) and further multiplied by the number of Outstanding Company Shares, is equal to $90.0 million.

     2.2  Surrender and Payment.

          (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent will make available to the Exchange Agent the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal, in a form reasonably acceptable to the Company, for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section 2.2. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) Each holder of Shares that have been converted into the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Shares, as contemplated hereby.

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon Parent's demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

          (f) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any certificate formerly representing Shares until the holder of such certificate is surrendered to the Exchange Agent as provided herein. Following surrender of any such certificate, there shall be paid to the holder of record of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (g) Company Dissenting Shares. Notwithstanding anything to the contrary in this Agreement, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by any shareholder who has not voted such Shares in favor of the adoption and approval of this Agreement and has properly exercised dissenter's rights under Articles 5.11 - 5.13 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive such number of shares of Parent Common Stock provided for in Section 2.1, but shall be entitled to receive such consideration as shall be determined in accordance with Articles 5.11 - 5.13, inclusive, of the TBCA; provided, however, that if the holder of such shares shall have failed to perfect its dissenter's rights or such holder's dissenter's rights shall have been effectively withdrawn or lost under Article 5.12 of the TBCA, such holder's Dissenting Shares shall thereupon be deemed to have been converted into and have become exchangeable for, at the Effective Time, shares of Parent Common Stock as provided in Section 2.1 above.

     2.3 Fractional Shares. No fractional shares of Parent Common Stock will be issued in connection with the Merger. In lieu of any fractional share of Parent Common Stock to which the holder of any Share would otherwise be entitled to receive, such holder shall be entitled to receive an amount of cash equal to the value of such fractional shares of Parent Common Stock, which shall be based upon the closing sale price of the Parent Common Stock on the Closing Date as reported on the New York Stock Exchange (the "NYSE"). The fractional interests of each holder of Shares will be aggregated so that no holder of Shares will receive cash in an amount equal to or greater than the value of one whole share of Parent Common Stock. Parent shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 2.3.

     2.4  Stock Options, Stock Awards and SARs.

          (a) At the Effective Time, each of the Company Options (as defined in
     Section 4.1(c) below) shall, by virtue of the Merger and without any further action on the part of the Company, Parent or the holder of any Company Options, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 applicable to such option. Each Company Option assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable option agreement covering such Company Option, except that (A) each such Company Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded to the nearest whole share) into which the number of Shares subject to such Company Option immediately prior to the Effective Time would be converted pursuant to this Agreement, and (B) the exercise price per share of Parent Common Stock shall be an amount calculated by dividing the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option immediately prior to the Effective Time divided by the number of full shares of Parent Common Stock deemed purchasable pursuant to such option immediately after the Effective Time (the price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional interests.

          (b) As soon as practicable after the Effective Time, Parent shall use reasonable efforts to file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such options, the Stock Awards and the options described in Section 2.4(d) below, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding.

          (c) At the Effective Time, the outstanding award granted by the Company to issue 3,253 Shares pursuant to the Amended Stock Award Agreement, dated as of January 26, 1996, by and among the Company, W. Paul Holladay, Jr. And Charlotte M. Holladay, as amended by that certain First Amendment to Amended Stock Award Agreement, dated as of August 1, 1997 (the "Stock Award"), shall, by virtue of the Merger and without any further action on the part of the Company, any party to the Stock Award or the Parent and pursuant to the terms thereof, be assumed by Parent and shall represent the right to receive, in accordance with and subject to the terms and conditions of the Stock Award, a number of shares of Parent Common Stock equal to 3,253 multiplied by the Exchange Ratio. The Company shall not exercise the Repurchase Option (as such term is defined in the Stock Award) which becomes exercisable by reason of the occurrence of the Triggering Event (as such term is defined in the Stock Award) resulting from the decision by the Company's Board of Directors to submit this Agreement to the Company's shareholders for approval.

          (d) Company SARs. As of the Effective Time, the Company SARs awarded to Alan L. Stinson pursuant to the Stock Option and Stock Appreciation Rights Agreement, dated April 25, 1994, between the Company and Alan L. Stinson shall be converted into an option to purchase a number of shares of Parent Common Stock equal to the product of the number of Shares with respect to which the Company SARs apply multiplied by the Exchange Ratio, at an exercise price equal to the amount necessary to preserve, as of the Effective Time, the value inherent in the Company SARs.

                                  ARTICLE III
                           THE SURVIVING CORPORATION

     3.1 Articles of Incorporation. The Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     3.2 Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     3.3 Directors. Upon the Effective Time, the Board of Directors of the Surviving Corporation shall consist of five (5) members who shall be designated by Parent and shall serve as the initial directors of the Surviving Corporation until successors are duly elected and qualified in accordance with applicable law.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary, subject to the exceptions and qualifications set forth in the disclosure schedule as amended or supplemented from time to time pursuant to Section 7.1(e) (as amended or supplemented, the "Disclosure Schedule") delivered by the Company to Parent and Merger Subsidiary, as follows (whenever the representations or warranties of the Company are qualified by the knowledge of the Company, knowledge shall mean knowledge of the executive officers of the Company):

          (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), business, or results of operations of the Company and its subsidiaries taken as a whole,

     (ii) materially impair or prevent the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent consummation of any of the transactions contemplated by this Agreement (each, a "Material Adverse Effect"). The Company has delivered or made available to Parent complete and correct copies of its Articles of Incorporation and bylaws, and the joint venture, partnership and other governing agreements and documents ("Joint Venture Documents") of any such partnership, joint venture or similar business or entity in which the Company, directly or indirectly, has any ownership interests other than the subsidiaries listed below (the "Joint Ventures") in each case as amended to the date of this Agreement.

          (b) Subsidiaries. Section 4.1(b) of the Disclosure Schedule lists each subsidiary of the Company, its form of organization, its jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such subsidiary. Each of the subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company has delivered or made available to Parent and correct copies of the charter documents of each of its subsidiaries. Section 4.1(b) of the Disclosure Schedule also lists all Joint Venture Documents to which any of the Company's subsidiaries is a party or otherwise governing any such subsidiary. All the outstanding shares of capital stock or other ownership interests of each such subsidiary of the Company have been validly issued and are fully paid and nonassessable and all such shares or ownership interests indicated as being owned by the Company or any of its subsidiaries are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all liens and, except as disclosed in
     Section 4.1(b) of the Disclosure Schedule, free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests). Except for the capital stock of its subsidiaries, capital stock owned and held by the Company and/or its subsidiaries in their respective investment portfolios in the ordinary course of business, and as set forth in Section 4.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity interest in any person. For purposes of this Agreement, a "subsidiary" of any person means another person in which such first person, directly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Directors or other governing body.

          (c) Capital Structure. The authorized capital stock of the Company consists of 1,600,000 Shares. As of the date of this Agreement, 1,317,838 Shares are issued and outstanding, (ii) 8,050 Shares are held by the Company as treasury stock and no Shares are held by any of the Company's subsidiaries, (iii) 83,600 Shares are reserved for issuance upon the exercise of outstanding options to purchase Shares (the "Company Options"), and (iv) 3,253 Shares are reserved for issuance pursuant to the Stock Awards. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the Company Options or the Company Stock Awards will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above in
     Section 4.1(c) of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Section 4.1(c) of the Disclosure Schedule also sets forth a true and correct list of the Company Options which are outstanding as of the date hereof, which list sets forth, for each holder of a Company Option, the number of Shares subject thereto, the exercise price and the expiration date thereof. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires the approval by the affirmative vote of the holders of two-thirds of the outstanding Shares (the "Company Shareholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for the Company Shareholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Articles of Incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as disclosed in Section 4.1(d) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets. No consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to (collectively, "Consents") any federal, state or local government or any arbitration panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the required consents listed on Section 4.1(d) of the Disclosure Schedule, (ii) the filing of the Articles of Merger in accordance with the TBCA and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) filings and approvals with state insurance regulatory authorities, (v) any filings or consents required by or with respect to Parent, and (vi) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company is not aware of any reason why any applicable regulatory approvals will not be received without the imposition of any condition, restriction or term that would impose an unreasonable burden upon the Company or the Parent or have a Material Adverse Effect, it being understood that the

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

     foregoing is not intended to apply to any such reason which relates to the Parent or the nature of Parent's business.

          (e) Financial Statements; No Undisclosed Liabilities. Attached hereto as Section 4.1(e) of the Disclosure Schedule are copies of the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1995, 1996 and 1997 and the audited consolidated statements of operations, shareholder's equity and cash flows of the Company and its subsidiaries for each of the fiscal years then ended, together with the unaudited consolidated balance sheets and consolidated statement of operations and shareholder's equity of the Company and its subsidiaries as of and for the period ended March 31, 1998 (collectively, with the notes to the audited financial statements, the "Financial Statements"). Except as set forth in Section 4.1(e) of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP (except as may be noted therein), and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 1995, 1996, 1997 and March 31, 1998, respectively, and the consolidated results of operations of the Company and its subsidiaries for each of the periods then ended. Except as set forth in Section 4.1(e) of the Disclosure Schedule and except as disclosed in the Financial Statements or incurred in the ordinary course of business since the date thereof, neither Company nor any of its subsidiaries has incurred any liability (accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet of the Company or described in the notes thereto.

          (f) Licenses, Approvals, etc. Each of the Company and its subsidiaries possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), which Licenses are listed in Section 4.1(f) of the Disclosure Schedule. Except as described in Section 4.1(f) of the Disclosure Schedule, all licenses are in full force and effect. Except as described in Section 4.1(f) of the Disclosure Schedule, no complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Entity (an "Action") is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

          (g) Real Properties. Section 4.1(g) of the Disclosure Schedule lists all real property (including all land and buildings) which is owned by the Company or any of its subsidiaries (the "Owned Real Estate"). Each of the Company and its subsidiaries has good and indefeasible title to the Owned Real Estate, free and clear of all security interests, agreements, mortgages, covenants, conditions, restrictions, easements, charges, claims assessments and encumbrances, except for (i) rights of lessees or sublessees in such matters that are reflected in a written lease or sublease; (ii) current taxes (including assessments collected with taxes) not yet due and payable; (iii) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of the Company or any of its subsidiaries to dispose, of the property subject thereto or affected thereby; and (iv) other matters as described in Section 4.1(g) of the Disclosure Schedule or disclosed in the Financial Statements. The activities of the Company and its subsidiaries with respect to the Owned Real Estate owned by them for use in connection with their operations are, to the Knowledge of the Company, permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. The buildings and improvements on the Owned Real Estate owned by the Company and its subsidiaries are in good condition and repair, ordinary wear and tear excepted and do not require more than normal and routine maintenance to keep them in such condition.

          Section 4.1(g) of the Disclosure Schedule lists all real property (including all land and buildings) which is leased by the Company or any of its subsidiaries as lessee or sublessee (the "Leased Real Estate"). The Company has delivered or caused to be delivered or made available to Parent complete and accurate copies of the written leases and subleases which relate to the Leased Real Estate, together with all amendments or supplements thereto (the "Leases"). The Company has not received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate property. Except as disclosed in Section 4.1(g) of the Disclosure Schedule, the Company has not received any notice from any Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Estate. The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms; (ii) no amount payable under any Lease is past due; (iii) the Company is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to any Lease to comply in all material respects with all of its commitments and obligations; (iv) the Company has not received any written notice (A) of a default (which has not been cured), offset or counterclaim under any Lease, or, any other communication calling upon it to comply with any provision of any Lease or asserting noncompliance, or asserting the Company has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of the Company or any other party, or (B) of any Action against any party under any Lease which if adversely determined would result in such Lease being terminated or cut off; and (v) the Company has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease.

          (h) Tangible Personal Property. Except as disclosed in Section 4.1(h) of the Disclosure Schedule, the Company and its subsidiaries (i) have good and valid title to all the tangible personal property material to its business and reflected in the latest audited Financial Statements as being owned by the Company and its subsidiaries or acquired after the date thereof (other than property disposed of or transferred in the ordinary course of business and in consideration for reasonably equivalent value since the date thereof), free and clear of all liens except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title or liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) are collectively the lessee of all tangible personal property material to the Company's business and reflected as leased in the latest audited Financial Statements (or on the books and records of the Company as of the date thereof) or acquired after the date thereof and are in possession of the properties purported to be leased thereunder (other than with respect to leases that have expired under their respective terms) and each such lease is valid and in full force and effect without default thereunder by the lessee or, to the Company's knowledge, the lessor. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted.

          (i) Environmental Compliance.

        (i) For purposes of this Section 4.1(i), (A) "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
        Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.
        Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C.
        Section 2701 et seq., in each case as amended from time to time and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; and (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

             (ii) Except as set forth on Section 4.1(i) of the Disclosure
        Schedule: (A) there are no claims pending against the Company or any of its subsidiaries, or any of their respective predecessors (the

        "Company Interests") relating to or arising out of a Hazardous Substance nor are any such claims, to the Company's knowledge, threatened against Company Interests, nor has the Company or any of its subsidiaries received any notice, alleging or warning that any Real Estate or any real property previously operated by any Company Interests is, has been or may be in violation of or in noncompliance with any Environmental Law; (B) to the Company's knowledge, no Hazardous Substances are now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Estate or any real property previously owned or operated by any Company Interests; (C) the Real Estate is not being and has not been during the period of time they have been leased by any Company Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or have been during the period of time operated by any Company Interests treated, stored or disposed of there in violation of any Environmental Law; and (D) there neither are nor have been during the period of time they have been operated by any Company Interests any underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on the Real Estate.

             (iii) The Company has made available to the Parent true and correct copies of any and all written communications received by the Company from any Governmental Entities relating in whole or in part to the existence of Hazardous Substances at any Real Estate or any real property previously owned or operated by any Company Interests or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

          (j) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 4.1(j) of the Disclosure Schedule or consented to in writing by Parent, since December 31, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) subject to the proviso to Section 8.2(a) below, any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries, (iii) any adjustment, split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
     (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in salary, compensation and other benefits, except for grants to employees who are not executive officers or directors in the ordinary course of business consistent with past practice,
     (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax gross-up), or (C) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee,
     (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, (vii) any amendment, waiver or modification of any material term of any outstanding security of the Company or any of its subsidiaries,
     (viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice, (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any asset, other than in the ordinary course of business consistent with past practice, (x) any making of any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice and other than investments in cash equivalents made in the ordinary course of business consistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, by the

     Company or any of its subsidiaries relating to its assets or business on behalf of the Company or any of its subsidiaries of more than $200,000 in the aggregate for any series of transactions (other than normal issuances of title insurance policies), (xii) any acquisition or disposition of any assets or any merger or consolidation with any person on behalf of the Company or any of its subsidiaries (other than dispositions of assets in the ordinary course of business and in consideration for reasonably equivalent value), (xiii) any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and settlement of title insurance claims for less than $100,000, or (xiv) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses (i) through (xiii).

          (k) Litigation. Except as disclosed in Section 4.1(k) of the Disclosure Schedule, there are no Actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, if determined adversely, would have a Material Adverse Effect.

          (l) Legal and Regulatory Compliance.

             (i) Each of the Company and its subsidiaries, and their respective predecessors and affiliates, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Entities (and all agencies thereof), except where any failure to comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

             (ii) Each of the Company and its subsidiaries has all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of its business, and such licenses are in full force and effect. No suspension, revocation or non-renewal of any such license, certificate, franchise, right or permit, or any event which (whether with notice or the lack of time or both) might result in any such suspension, revocation or failure to renew, has occurred. Each of the Company and its subsidiaries has posted all deposits of securities and cash required by regulatory authorities having jurisdiction over it, and the Disclosure Schedule sets forth a list of such deposits and the locations thereof. The properties, assets, operations ad businesses of the Company and its subsidiaries are, and have been maintained and conducted, in compliance with all applicable licenses, certificates, franchises, rights and permits, except where failure to do so would not have a Material Adverse Effect.

             (iii) Each of the Company and its subsidiaries has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) all appropriate insurance regulatory agencies; and (b) any other appropriate federal, state or local governmental or regulatory authority. All such reports registrations and filings, as of their respective filing or mailing dates, (a) were true and complete in all material respects (or were amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed (or were amended so as to be so promptly following discover of any such non-compliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. True and correct copies of all such reports, registrations and statements have been provided or made available to the Parent.

             (iv) Section 4.1(l) of the Disclosure Schedule contains a true and complete list of all reinsurance policies and agreements, and all excess loss and fidelity insurance policies, of the Company and its subsidiaries and shows the limits, the reinsurer or insurer, and any pending material claims against such insurer thereunder with respect to the Company and its subsidiaries. Such policies and agreements are in full force and effect, subject to no breach by the Company or its subsidiaries which shall give rise to a right in the insurer or reinsurer to deny any claim by the Company or its subsidiaries. Neither the Company nor any of its subsidiaries have committed any breach under any reinsurance agreements and policies or excess loss and fidelity insurance policies listed in Section 4.1(l) of the Disclosure Schedule, except where any such breach, individually or in the aggregate, would not have a Material Adverse Effect. None of the Company or any of its subsidiaries has received notice of any breach under any reinsurance agreements and policies or excess loss and fidelity insurance policies listed in Section 4.1(l) of the Disclosure Schedule. Each of the Company and its subsidiaries has notified each such reinsurer or insurer of all claims, known to them, of which they are required to provide notice in accordance with the terms of such reinsurance and insurance policies and agreements.

          (m) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 4.1(m) of the Disclosure Schedule or as required under this Agreement or resulting from the consummation of the transactions contemplated hereby, since January 1, 1996, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof) or authorization of cash payments in exchange for any Company Options, (ii) any adoption or material amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans"), or (iii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1996.

          (n) ERISA Compliance.

             (i) Section 4.1(n) of the Disclosure Schedule contains a list of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(l) of ERISA) and all other Benefit Plans. With respect to each Benefit Plan, the Company will deliver or make available to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
        (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the United States Internal Revenue Service, if any.

             (ii) Section 4.1(n) of the Disclosure Schedule identifies each Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

             (iii) Except as set forth in Section 4.1(n) of the Disclosure Schedule, the Company and its subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code, and all laws and regulations applicable to the Benefit Plans. Except as set forth in Section 4.1(n) of the Disclosure Schedule, no prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Financial Statements.

             (iv) Except as set forth in Section 4.1(n) of the Disclosure Schedule, no Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company, its subsidiaries and their respective ERISA Affiliates (as defined below) has at any time since September 2, 1974, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company or any of its subsidiaries following the Closing. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c),
        (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to
        Section 4001(a)(14) of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA,
        (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

             (v) Except as set forth in Section 4.1(n) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries.

             (vi) Except as set forth in Section 4.1(n) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

             (vii) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries.

             (viii) There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

          (o) Taxes. For purposes of this Agreement, (A) the term "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes (as defined below) or for information purposes, and the term "Return" means any one of the foregoing Returns, and (B) the term "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

             (i) Except as set forth in Section 4.1(o)(i) of the Disclosure Schedule, the Company and its subsidiaries have duly prepared and filed federal, state, local and foreign Returns which were required to be filed by or in respect of the Company and its subsidiaries, or any of their properties, income and/or operations. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status of the entity or whose behalf the Return was filed, and any other information required to be shown thereon. No extension of time within which the Company or any of its subsidiaries may file any Return is currently in force.

             (ii) Except as disclosed in Section 4.1(o)(ii) of the Disclosure Schedule, with respect to all amounts in respect of Taxes imposed on the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is or could be liable, whether to taxing authorities or to other Persons, all amounts required to be paid by or on behalf of the Company or any of its subsidiaries to taxing authorities or others have been paid.

             (iii) Except as disclosed in Section 4.1(o)(iii) of the Disclosure Schedule, there is no review or audit by any taxing authority of any Tax liability of the Company or any of its subsidiaries currently in progress. Except as disclosed in Section 4.1(o)(iii) of the Disclosure Schedule, the Company and its subsidiaries have not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of the Company or any of its subsidiaries for any period. The Company and its subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of the Company or any of its subsidiaries nor, to the knowledge of the Company, is there reason to believe that any material deficiency will be assessed.

             (iv) No agreements are in force or are currently being negotiated by or on behalf of the Company or any of its subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of the Company or any subsidiaries are currently pending.

             (v) The Company and its subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

             (vi) There are no liens for Taxes, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by the Company or its subsidiaries, except for liens for Taxes that are not yet due and payable. None of the assets owned by the Company or its subsidiaries is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the assets owned by the Company or its subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets owned by the Company or its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of Company or any of its subsidiaries is a person other than a United States person within the meaning of the Code.

             (vii) Except as set forth in Section 4.1(o)(vii) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

          (p) Contracts; Debt Instruments.

             (i) Except as otherwise disclosed in Section 4.1(p)(i) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or subject to:

                (A) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company and its subsidiaries;

                (B) any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement, including any oral agreement, contract or arrangement which requires the payment of over $50,000, with any current or former officer, consultant, director or employee;

                (C) any lease for real or personal property in which the amount of payments which the Company is required to make, or is expected to receive, on an annual basis exceeds $50,000;

                (D) any agreement, contract, instrument, arrangement or commitment to repurchase assets previously sold or leased, or to indemnify or otherwise compensate the purchaser in respect thereof;

                (E) any agreement, contract, policy, License, document, instrument, arrangement or commitment that materially limits the freedom of the Company or any of its subsidiaries to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the Company or any of its subsidiaries after the Effective Time, or by virtue of the transaction contemplated by this Agreement, Parent, Merger Subsidiary or any of their subsidiaries after the Effective Time; or

                (F) any agreement or contract relating to any outstanding commitment for capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices;

                (G) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee contract or agreement; or

                (H) any other agreement, contract, policy, License, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole and which is not otherwise disclosed in the Disclosure Schedules.

             (ii) None of the Company, its subsidiaries and, to the knowledge of the Company, none of the other parties to any of the contracts and agreements identified in Section 4.1(p)(i) of the Disclosure Schedule is in material default under or has terminated any such contract or agreement, or in any way expressed to the Company an intent to materially reduce or terminate the amount of its business with the Company or any of its subsidiaries in the future.

             (iii) Set forth in Section 4.1(p)(iii) of the Disclosure Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred, (B) the respective principal amounts currently outstanding thereunder, and (C) any interest rate swaps, caps, floors or option agreements or similar interest rate risk management agreements. Except as set forth in Section 4.1(p)(iii) of the Disclosure Schedule, all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness (which, except as set forth in Section 4.1(p)(iii) of the Disclosure Schedule, do not require a notice period of more than thirty days). For purposes of this Section 4.1(p)(iii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all indebtedness of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof),
        (I) all letters of credit issued for the account of such person, (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

          (q) Insurance. The Company and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

          (r) Interests of Officers and Directors. Except as disclosed in
     Section 4.1(r) of the Disclosure Schedule, neither any of the Company's or any of its subsidiaries' executive officers or directors, nor any member of their respective immediate families or any entity with respect to which any such person is an affiliate, has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or its subsidiaries, or any other business relationship with the Company or any of its subsidiaries.

          (s) Approval by Board. The Board of Directors of the Company has duly authorized and approved the execution and delivery of this Agreement by the Company and the transactions contemplated hereby prior to the execution by the Company of this Agreement.

          (t) Brokers. No broker, investment banker, financial advisor or other person, other than McDonald & Company Securities, Inc. and Sterling Capital Ventures, L.L.C., the fees and expenses of which will be paid by the Company (and copies of whose engagement letters and a calculation of the fees that would be due thereunder have been provided or made available to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Company to continue to use their services or pay fees or expenses in connection with any future transaction.

          (u) Pooling of Interests. The Company has no reason to believe that the Merger will not qualify as, and has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as, a "pooling of interests" for accounting purposes.

          (v) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has not been disclosed to Parent in the Disclosure Schedule, taken as a whole, which has had, or would reasonably be expected to have, a Material Adverse Effect.

     4.2 Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company, subject to the exceptions and qualifications set forth in the disclosure schedule to be delivered by the Parent to the (the "Parent Disclosure Schedule"):

          (a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), business, or results of operations of the Parent and its subsidiaries taken as a whole, (ii) materially impair or prevent the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent consummation of any of the transactions contemplated by this Agreement (each, a "Parent Material Adverse Effect").

          (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Subsidiary, (ii) except as disclosed in Section 4.2(b) of the Parent's Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not have a Parent Material Adverse Effect. Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the consents disclosed in
     Section 4.2(b) of the Parent Disclosure Schedule, (ii) the filing of the Articles of Merger in accordance with the TBCA and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the filing of a premerger notification and report form under the HSR Act, (iv) filings and approvals of applications with state insurance regulatory authorities, (v) compliance with applicable requirements of the Exchange Act and the Securities Act, and applicable state blue sky laws, with respect to the Registration Statement and the Prospectus/Proxy Statement, and (vi) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          (c) SEC Documents; Financial Statements; No Undisclosed
     Liabilities. Parent has provided or made available to the Company true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the SEC by Parent under or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1996 (the "Parent SEC Documents"), all of which were timely filed with the SEC. The Parent SEC Documents constitute all forms, reports and documents required to be filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Documents or incurred in the ordinary course of business since the date of the last consolidated balance sheet of the Parent included therein or incurred in connection with acquisition transactions completed after December 31, 1997, neither Parent nor any of its subsidiaries has incurred any liability (accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet of the Parent or described in the notes thereto.

          (d) Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Parent or any of its subsidiaries is a party or by which any of its properties or assets are bound or, to the best knowledge of the executive officers of Parent, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against Parent or, to the best knowledge of the executive officers of Parent, against any of its or any of its subsidiaries' directors, officers, employees or agents or, to the actual knowledge of the executive officers of Parent, threatened against Parent or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) would reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect.

          (e) Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997 Parent has conducted its business only in the ordinary course of such business and there has not been (i) any Parent Material Adverse Effect, or
     (ii) any material change in the accounting principles, practices or methods of Parent.

          (f) Brokers. No broker, investment banker, financial advisor or other person, other than NationsBanc Montgomery Securities LLC, the fees and expenses of which will be paid by the Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its subsidiaries.

          (g) Insurance. The Parent and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Parent that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Parent has complied with the provisions of such policies with respect to which the failure to comply with would result in a cancellation of such policies. The

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

     Parent has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Parent and its subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business.

          (h) Interests of Officers and Directors. Except as required to be disclosed, and actually disclosed, in the Parent SEC Documents, neither any of the Parent's or any of its subsidiaries' executive officers or directors, nor any member of their respective immediate families or any entity with respect to which any such person is an affiliate, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Parent or its subsidiaries, or any other business relationship with the Parent or any of its subsidiaries.

          (i) Pooling of Interests. Parent has no reason to believe that the Merger will not qualify as, and has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as, a "pooling of interests" for accounting purposes.

          (j) Disclosure. The representations and warranties of the Parent contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Parent which has not been disclosed to the Company in the Parent Disclosure Schedule and the Parent SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

     5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their businesses in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent (which shall not be unreasonably withheld or delayed):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that (A) in the event that the Effective Time has not occurred on or prior to November 15, 1998, the Company shall be permitted to declare and pay regular quarterly cash dividends on the Shares in amounts consistent with past practice; however, in no event shall the aggregate amount of such permitted cash dividends paid during any period of three (3) consecutive months (commencing on November 16, 1998) exceed $0.05 per Share and (B) so long as Alamo Title Insurance ("Alamo") is not a wholly-owned subsidiary of the Company, the Company shall be permitted, subject to applicable law and subject to the provisions of this Agreement, to cause Alamo to declare and pay one cash dividend to its shareholders (including the Company) to the extent necessary to provide cash to the Company to pay general and administrative expenses actually and reasonably incurred in the ordinary course of business or in connection with the transactions contemplated hereby if (i) the Company shall have (A) first caused all wholly-owned subsidiaries of the Company to pay dividends in order to fund such expenses of the Company and (B) reasonably determined that, with respect to each such wholly-owned subsidiary, no additional dividends from such subsidiary may be made or that the payment of additional dividends would cause such subsidiary not to have sufficient working capital for its anticipated requirements), and (ii) the Company shall have given Parent ten (10) business days' advance notice of its intent to cause Alamo to pay such dividend (which notice shall describe the amount of such dividend and the purposes for which the cash distributed to the Company would be used) and Parent shall have failed to reasonably object to such dividend within five
     (5) business days following receipt of such notice (in which case Parent and the Company shall cooperate and determine in good faith the reasonableness of the proposed dividend);

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof or pursuant to the Stock Awards, in each case in accordance with the respective terms and provisions thereof);

          (c) amend its Articles of Incorporation, bylaws or other comparable charter or organizational documents;

          (d) amend, modify or waive any provision of any material contract or agreement to which the Company or any of the Company's subsidiaries is a party, including, without limitation, any such agreements identified in the Disclosure Schedule, other than in the ordinary course of business;

          (e) mortgage or otherwise encumber or subject to any Lien or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments;

          (f) amend, modify or waive any material term of any outstanding security of the Company or its subsidiaries;

          (g) incur, assume, guarantee or become obligated with respect to any indebtedness, other than drawings on existing revolving credit facilities listed in Section 4.1(p) of the Disclosure Schedule, in the ordinary course of business, consistent with past practice and in accordance with the terms thereof, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

          (h) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $25,000 individually or $100,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

          (i) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

          (j) enter into any, or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms or the settlement or other disposition of litigation matters or title insurance claims by a payment or payments not exceeding $100,000, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (l) (i) grant to any current or former director, officer or employee of the Company or any of its subsidiaries any material increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business consistent with past practice,
     (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the acceleration in the exercisability of Company Options or in the vesting of Shares (or other property) except for automatic acceleration in accordance with the terms of the Option Agreements covering such options), or

     (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

          (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

          (n) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2 Affiliate Agreements. The Company shall obtain and deliver to Parent as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) the date hereof a signed representation letter substantially in the form of Exhibit B hereto from each executive officer and director of the Company and each shareholder of the Company who may reasonably be deemed an "affiliate" of the Company within the meaning of such term as used in Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment for the Merger, and shall obtain and deliver to Parent a signed representation letter substantially in the form of Exhibit B from any person who becomes an executive officer or director of the Company or any shareholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieves such status. Parent shall use its best reasonable efforts to obtain and deliver to the Company as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) the date hereof a signed representation letter substantially in the form of Exhibit C hereto from each executive officer and director of Parent and each shareholder of Parent who may reasonably be deemed an "affiliate" of Parent within the meaning of such term as used in Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment for the Merger. Parent may place appropriate legends on the stock certificates of affiliates of the Company and Parent and shall obtain and deliver to the Company a signed representation letter substantially in the form of Exhibit Cfrom any person who becomes an executive officer or director of Parent or any shareholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieve such status.

     5.3 Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access, subject to reasonable restrictions by the Company so as not to disrupt or impair the Company's personnel, business or operations (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its subsidiaries (including to perform any environmental studies), will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its subsidiaries; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company hereunder. In order to minimize the interference with, and disruption of, the Company's and its subsidiaries day-to-day operations, Parent agrees, to the extent reasonably possible, to coordinate all of its correspondence and contact with the Company's personnel, business or operations through an executive officer of the Company designated by the Company to coordinate such activities.

     5.4 No Solicitation. The Company agrees that neither the Company nor any of its subsidiaries shall, and the Company shall direct and use its best efforts to cause the respective officers and directors of the Company and its subsidiaries and the Company's employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, initiate, continue, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or approve, recommend or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or, enter into any letter of intent, agreement or understanding with any other person or entity related to or with the intent to effect any Acquisition Proposal. The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4. The Company will notify Parent immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Immediately following the execution of this Agreement, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confidentiality Agreements") to return all confidential information heretofore furnished to such person by or on behalf of the Company. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

     5.5 Pooling of Interests; Tax Treatment. The Company shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the shareholders of the Company pursuant to Section 368(a) of the Code.

     5.6 Confidentiality. Prior to the Effective Time and after any termination of this Agreement (and without limiting or affecting the rights and obligations of the parties under the Confidentiality Agreement (as defined in Section 10.8 below)), the Company will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Company, (ii) in the public domain through no fault of the Company or (iii) later lawfully acquired by the Company from sources other than Parent; provided that the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The Company's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to Parent, upon request, or, at the election of the Company, destroy, all documents and other materials and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement that are subject to such confidentiality.

     5.7 Minority Interests. The Company shall use its reasonable best efforts to purchase, or cause Alamo to purchase, for cash, prior to the Effective Time, the minority interests in Alamo not owned by the Company (which are represented by 1,200 shares of common stock of Alamo), on terms and conditions reasonably acceptable to Parent.

                                   ARTICLE VI

                              COVENANTS OF PARENT

     Parent agrees that:

     6.1 Confidentiality. Prior to the Effective Time and after any termination of this Agreement (and without limiting or affecting the rights and obligations of the parties under the Confidentiality Agreement), Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its subsidiaries furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such confidentiality.

     6.2 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.3 Employee Benefit Plans. Subject to the following agreements, from and after the Effective Time, Parent shall have the right to continue, amend or terminate any of the Benefit Plans in accordance with the terms thereof and subject to any limitation arising under applicable law. It is the parties' current intention that the Company will retain its employee plans in effect for the benefit of employees of the Company and its subsidiaries subject to any changes which are deemed necessary or desirable in order for the employee plans of the Company and Parent to remain qualified under applicable provisions of the Code. However, nothing in this statement of current intentions or in this Agreement shall be deemed to confer any rights to persons who are not parties to this Agreement (such as, but not limited to, employees, former employees or independent contractors of the Company) to continuation of their current benefit plans or to any particular forms or types of benefits. The Company, subject to the provisions of this Agreement, and Parent, each reserve full authority to amend, terminate, discontinue or otherwise revise their employee plans and/or to adopt new plans from time to time subject solely to the discretion of their respective boards of directors.

     6.4  Indemnification and Insurance.

          (a) From and after the Effective Time, the Parent shall, and shall cause the Company and its subsidiaries to, indemnify, defend and hold harmless each person who is now, or who becomes, prior to the Effective Time, an officer, director, employee or agent of the Company or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Parent) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of the Company or any of its subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring on or prior to the Effective Time (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, or after the Effective Time (the "Indemnified Liabilities") to the fullest extent permitted by Parent's Certificate of Incorporation and Bylaws and applicable Delaware law or the Company's or its subsidiaries, as the case may be, Articles of Incorporation and Bylaws and applicable Texas law. Further, Parent shall cause the Company and its subsidiaries to advance any fees and expenses of defending such Claim to the fullest extent permitted by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.4(a), upon learning of any Claim, shall notify Parent (but the failure so to notify Parent shall not relieve it from any liability which Parent may have under this
     Section 6.4(a) except to the extent such failure prejudices Parent) and shall deliver to Parent any
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

     undertaking required by Delaware and/or Texas law. The obligations of Parent described in this Section 6.4(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than three years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. The foregoing indemnification shall not apply to any actions, suits, proceedings, orders or investigations which at the date hereof are pending or, to the knowledge of the Company or its directors, threatened unless disclosed on Schedule 6.4(a).

          (b) From and after the Effective Time, the directors, officers and employees of the Company or any of its subsidiaries who become directors, officers or employees of Parent, the Surviving Corporation or any other of the subsidiaries, shall also have indemnification rights with prospective application. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Parent or its subsidiaries are entitled under the provisions of the Certificate of Incorporation, Bylaws or similar governing documents of Parent, the Surviving Corporation and other subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

          (c) The Parent and the Company agree to indemnify and hold harmless each other, their respective directors, officers and employees and each person, if any, who controls the respective party, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in Section 7.2 below), or Prospectus/Proxy Statement (as defined in Section 7.2 below) (as from time to time each may be amended or supplemented) based upon written information furnished by the Company or the Parent to each other or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The contractual obligations provided under paragraphs (a) and (b) of this Section 6.4 are intended to benefit, and be enforceable directly by, the Indemnified Parties, and shall be binding on all respective successors of Parent and the Company.

     6.5 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

     6.6 Publication of Combined Financial Results. Parent shall use reasonable efforts to publish as soon as practicable after the end of its first fiscal quarter which includes at least 30 days of post-Merger combined operations, combined sales and net income figures and any other financial Information necessary as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 and any related accounting rules.

     6.7 Access to Information. From the date hereof until the Effective Time, the Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access subject to reasonable restrictions by the Parent so as not to disrupt or impair the Parent's personnel, business or operations (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Parent's and its subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of the Parent and its subsidiaries; provided that no investigation pursuant to this Section
6.7 shall affect any representation or warranty given by the Parent hereunder. In order minimize the interference with, and disruption of, the Parent's and its subsidiaries day-to-day operations, the Company agrees, to the extent reasonably possible, to coordinate all of its correspondence and contact with Parent's personnel, business or operations through an executive officer of the Parent designated by the Parent to coordinate such activities.

     6.8 Pooling of Interests; Tax Treatment. The Parent shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the shareholders of the Company pursuant to Section 368(a) of the Code.

                                  ARTICLE VII
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     7.1  Regulatory Applications; Reasonable Efforts; Notification.

          (a) Each of Parent and the Company and their respective subsidiaries shall (i) promptly prepare and make or cause to be made all filings required of such party or any of its subsidiaries and obtain all permits, consents, approvals, and authorizations of all third parties, Regulatory Authorities and Governmental Entities necessary to consummate the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents, or other material received by such party or any of its subsidiaries from any Regulatory Authority or other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such Regulatory Authority or other Governmental Entity. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Regulatory Authority or Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting, with any Regulatory Authority or Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Regulatory Authority or Governmental Entity, the opportunity to attend and participate.

          (b) Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement. Such efforts shall include, without limitation, requesting early termination of any applicable waiting period under the HSR Act.

          (c) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Regulatory Authorities or Governmental Entities and the making of all other necessary registrations and filings (including other filings with Regulatory Authorities or Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation, filing and dissemination of the Registration Statement and the Prospectus/Proxy Statement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (d) Notwithstanding anything to the contrary in Section 7.1(a) or (b),
     (i) neither Parent nor any of its subsidiaries shall be required to divest, or cause or permit the Company or its subsidiaries or affiliates to divest, any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Parent and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole, or all such entities taken together, and (ii) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Merger set forth in Article VIII.

          (e) Each party shall give prompt notice to the other party of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or
     (iii) the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The matters relating to clauses (i) and (ii) above described in such notice from the Company to Parent shall be deemed a supplement or amendment to the Disclosure Schedule. Within ten
     (10) business days after receipt of such notice, Parent may exercise its right to terminate this Agreement pursuant to Section 9.1(d) hereof if the information in such supplement or amendment indicates the Company has suffered or is reasonably likely to suffer a Material Adverse Effect.

          (f) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

             (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

             (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(j), 4.1(k), 4.1(l), 4.1(n) or 4.1(o) or Section 4.2(h) or which relate to the consummation of the transactions contemplated by this Agreement.

     7.2  Shareholder Meeting; Proxy Material.

          (a) For the purpose (i) of holding meetings of shareholders of the Company to approve this Agreement and the Merger, and (ii) of registering under the Securities Act the Parent Common Stock to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation, as soon as reasonably practicable, of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/proxy statement satisfying all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement"). At the time the Registration Statement becomes effective under the Securities Act, at the time the Prospectus/Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at all time subsequent to such mailing (including, without limitation, the time such shareholders vote upon a proposal to approve and adopt this Agreement and the Merger), and at the Effective Time, the Registration Statement and the Prospectus/ Proxy Statement, as supplemented or amended, if applicable, will (i) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Parent shall furnish such information concerning Parent and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries and Parent's Common Stock, to be prepared in accordance with Section 7.2(a). Parent agrees promptly to advise the Company if at any time prior to the Company's meeting of shareholders held to consider and vote on the Merger any information provided by Parent in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect.

          (c) The Company shall furnish Parent with such information concerning the Company and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries to be prepared in accordance with Section 7.2(a). Parent agrees to provide the Company with reasonable opportunity to review and comment on the Prospectus/Proxy Statement. The Company agrees promptly to advise Parent if at any time prior to the Company's meeting of shareholders any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Parent with the information needed to correct such inaccuracy or omission.

          (d) Parent promptly shall file the Registration Statement with the SEC. Parent shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act at the earliest practicable date. The Company authorizes Parent to utilize in the Registration Statement the information concerning the Company provided to Parent for the purpose of inclusion in the in the Prospectus/Proxy Statement, provided that the Company and its counsel shall have an opportunity to review the Registration Statement prior to filing with the SEC and shall otherwise participate in responding to the comments of the SEC and the process of achieving the effectiveness of the Registration Statement. Parent shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Parent shall furnish the Company with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act prior to using or disseminating such prospectus.

          (e) Parent shall use reasonable efforts to cause to be delivered to the Company a letter relating to the Registration Statement from KPMG Peat Marwick LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (f) The Company shall use reasonable efforts to cause to be delivered to Parent a letter relating to the Registration Statement from Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (g) Parent and the Company each shall bear 50% of all SEC filing fees with respect to the Registration Statement and the Company shall bear 100% of all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to shareholders of the Company. Parent and the Company shall bear their own legal and accounting expenses in connection with the Registration Statement.

     7.3 Press Releases. Parent and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment, from making any disclosure which is required by law, regulation or stock exchange requirements.

     7.4 Shareholder Approvals. The Company shall, as soon as practicable following the effective date of the Registration Statement, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval and taking such other actions as it deems advisable or proper, and shall schedule such meeting based on consultation with Parent.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

          (b) any consents, waivers, clearances, approvals and authorizations of Regulatory Authorities or other Governmental Entities (including without limitation, the expiration or early termination of all applicable waiting periods under the HSR Act) that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have been terminated or have expired, in each case without the imposition of any condition, restriction or term which could reasonably be expected to have a Material Adverse Effect;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit or make illegal the consummation of the Merger;

          (d) tax opinions addressed to each of Parent and the Company by their respective counsel or independent certified public accountants, or by such counsel or independent certified public accountants as are mutually acceptable to Parent and the Company, in form and substance mutually acceptable to Parent and the Company shall have been obtained with respect to the Merger, based on customary reliance and subject to customary qualifications, to the effect that, for federal income tax purposes, the Merger will qualify as a tax-free "reorganization" under Section 368(a) of the Code; and

          (e) the Parent Common Stock to be issued to holders of Shares in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     8.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction of the following conditions:

          (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, interpretive opinion, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger,
     (ii) an effect of which is to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's shareholders, (iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise is likely to have a Material Adverse Effect or a Parent Material Adverse Effect (provided, however, that no action by a Governmental Entity which specifically affects the title insurance industry by materially reducing, or proposing to materially reduce, title insurance premium rates shall, for purposes of this Section 8.2(a) and Section 4.1(j) above, constitute a present or prospective Material Adverse Effect or Parent Material Adverse Effect unless the effect of such action is reasonably likely to reduce the Company's gross revenues from title insurance premiums by more than twenty percent (20%));

          (b) the Company shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of the Company set forth in this Agreement (after giving effect to any supplement or amendment to the Disclosure Schedule) that are qualified as to materiality shall be true when made and at and as of the Effective Time as if made at and as of such time, and the representations and warranties set forth in this Agreement (after giving effect to any supplement or amendment to the Disclosure Schedule) that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date; and Parent and Merger Subsidiary shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect;

          (c) no change (other than a change described in the proviso to clause
     (v) of Section 8.2(a) above) shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that has or is likely to have a Material Adverse Effect;

          (d) Parent shall have been furnished with copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Shareholders Agreements and the transactions contemplated hereby and thereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

          (e) The Company Shareholder Approval shall have been obtained, and holders of no more than five percent (5%) of the Shares shall be entitled to claim dissenters' rights under Articles 5.11 - 5.13 of the TBCA with respect to such Shares; and

          (f) Parent shall have received an opinion, dated as of or shortly before the Effective Time, from KPMG Peat Marwick LLP, stating its opinion that the Merger shall qualify for "pooling of interests" accounting treatment.

     8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

          (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by the Company of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or of Parent and its subsidiaries and affiliates, (iii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's shareholders,
     (iv) an effect of which is to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

          (b) Parent and Merger Subsidiary shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true when made at and as of the Effective Time as if made and at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or a Vice President of Parent and Merger Subsidiary to that effect;

          (c) the Company Shareholder Approval shall have been obtained; and

          (d) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that has or is likely to have a Parent Material Adverse Effect.

                                   ARTICLE IX

                                  TERMINATION

     9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the Company Shareholder Approval):

          (a) by mutual written consent of the Company and Parent;

          (b) by either Parent or the Company, if the meeting, or any adjournment thereof, at which the Company Shareholder Approval is proposed and voted upon, the Company Shareholder Approval shall not have been obtained;

          (c) by either the Company or Parent, if the Merger has not been consummated by December 31, 1998 (or March 31, 1999, if the sole reason for the failure to consummate the Merger on or prior to December 31, 1998 is the failure of the condition precedent set forth in Section 8.1(b) to have been satisfied and such condition is reasonably likely to be satisfied on or before March 31, 1999); provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect;

          (d) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) as a result of any such breach or occurrence with respect to which the Company notifies Parent pursuant to
     Section 7.1(e) and the Parent fails to give notice of such termination within the ten (10) business day period after receipt of such notice;

          (e) by the Company, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if there has been a breach by the Parent or Merger Subsidiary of any of their representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Parent or Merger Subsidiary shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect or Parent Material Adverse Effect;

          (f) by the Parent or the Company, if the Average Parent Stock Price (as defined below) is less than $33.333 (which amount shall be subject to adjustment in the event of a Capital Change in a manner consistent with the provisions of Section 2.1(d)); or

          (g) by the Parent, if the Company's Board of Directors shall have determined not to or shall have failed to recommend to its shareholders the approval and adoption of this Agreement and the Merger and the transactions contemplated hereby or if the Board of Directors of the Company or any committee thereof shall have withdraw or modified, or proposed publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger and the transactions contemplated hereby.

     For purposes of this Agreement, the "Average Parent Stock Price" shall be the average of the daily closing sales prices of the Parent Common Stock as reported on the New York Stock Exchange Composite

Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, as reported by another authoritative source as mutually agreed by Parent and the Company) for the 20 consecutive full trading days ending on the third business day immediately prior to the date (as originally scheduled in the notice mailed to shareholders of the Company, and without giving effect to any adjournments or postponements) of the meeting of shareholders to obtain the Company Shareholder Approval referred to in Section 7.4 hereof.

     9.2  Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 5.6, 6.1, and Article X shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that, except as expressly provided in this Section 9.2, termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party arising from such willful breach.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Parent or Merger Subsidiary, to:
           Fidelity National Financial, Inc.
           3916 State Street, Suite 300
           Santa Barbara, California 93105
           Telecopy: (805) 898-7191
           Attn: Frank P. Willey, President

          with a copy to:
           Stradling Yocca Carlson & Rauth
           660 Newport Center Drive, Suite 1600
           Newport Beach, CA 92660-6441
           Telecopy: (949) 725-4100
           Attn: C. Craig Carlson, Esq.

          if to the Company, to:
           Alamo Title Holding Company
           10010 San Pedro, Suite 800
           San Antonio, Texas 78216
           Telecopy: 210-377-3675
           Attn: Robert T. Rork

          with a copy to:
           Cox & Smith Incorporated
           Suite 1800, 112 E. Pecan St.
           San Antonio, Texas 78205
           Telecopy: 210-226-8395
           Attn: James B. Smith, Jr.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

     10.2 Survival of Representations and Warranties. The representations and warranties of the parties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time of the Merger.

     10.3  Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the principal terms of the Merger.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10.4 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     10.5 Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that, with the consent of the Company, Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

     10.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     10.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, except that the consummation and effectiveness of the Merger shall be governed by, and construed in accordance with, applicable provisions of the TBCA and the Delaware General Corporation Law.

     10.8 Entire Agreement. Except for the Confidentiality Agreement dated March 2, 1998, between the Parent and the Company (the "Confidentiality Agreement"), this Agreement, including Exhibits and Disclosure Schedules to this Agreement, constitutes the entire agreement, and supersedes all other prior agreements, written and oral, among the parties, with respect to the subject matter hereof.

     10.9 Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     10.10 Effect of Disclosure Schedule. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Disclosure Schedule, any information disclosed in one Section of the Disclosure Schedule shall be deemed to be disclosed in all Sections of the Disclosure Schedule, to the extent that such deemed disclosure is apparent from the information actually disclosed.

     The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          FIDELITY NATIONAL FINANCIAL, INC.

                                          By: /s/ FRANK P. WILLEY
                                            ------------------------------------
                                            Name: Frank P. Willey
                                            Title:  President

                                          AT MERGER, INC.

                                          By: /s/ FRANK P. WILLEY
                                            ------------------------------------
                                            Name: Frank P. Willey
                                            Title:  President

                                          ALAMO TITLE HOLDING COMPANY

                                          By: /s/ ROBERT T. RORK
                                            ------------------------------------
                                            Name: Robert T. Rork
                                            Title:  President

                                                                      APPENDIX B

                        [MCDONALD & COMPANY LETTERHEAD]

                                           , 1998

Board of Directors
Alamo Title Holding Company
10010 San Pedro, Suite 800
San Antonio, TX 78216

Gentlemen:

     You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $2.50 per share ("Alamo Common"), of Alamo Title Holding Company ("Alamo") of the exchange ratio (the "Exchange Ratio") as set forth in Article II, Section 2.1 of the Agreement and Plan of Merger (the "Agreement") dated as of May 6, 1998 by and among Alamo Title Holding Company ("Alamo"), Fidelity National Financial, Inc. ("Fidelity") and AT Merger, Inc., a wholly-owned subsidiary of Fidelity ("Merger Sub").

     The Agreement provides for the acquisition of Alamo by Fidelity through the merger (the "Merger") of Merger Sub with and into Alamo. In connection with the Merger, among other things, at the Effective Time (as defined in the Merger Agreement), the separate corporate existence of Merger Sub shall cease and Alamo shall continue as the surviving corporation as a direct wholly-owned subsidiary of Fidelity. The Alamo Common shall be converted into an aggregate number of shares of Fidelity common stock as set forth in Article II, Section 2.1 of the Agreement (the "Aggregate Merger Shares"). Alamo shareholders will be entitled to receive cash in lieu of fractional shares of Fidelity common stock. The terms and conditions of the Merger are more fully set forth in the Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as Alamo's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

       (i)    Reviewed Fidelity's Annual Reports to Shareholders and
              Annual Reports on Form 10-K for each of the years ended
              December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein;
      (ii)    Reviewed Fidelity's Quarterly Reports to Shareholders on
              Form 10-Q for the three months ended March 31, 1998, including the financial statements contained therein
     (iii) Reviewed Alamo's audited financial statements, prepared under GAAP and under Statutory Accounting Principles, for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995;
      (iv) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Fidelity and Alamo provided to us or publicly available;
       (v) Participated in meetings and telephone conferences with members of senior management of Fidelity and Alamo concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, individually and on a combined basis, as well as other matters we believed relevant to our inquiry;
      (vi) Compared the results of operations and financial condition of Fidelity and Alamo with that of certain companies which we deemed to be relevant for purposes of this opinion;

Board of Directors
Alamo Title Holding Company
            , 1998
Page 2

     (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;
    (viii) Reviewed the Agreement and its schedules and exhibits and certain related documents and disclosure schedules; and
      (ix) Performed such other reviews and analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Fidelity and Alamo contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we did not conduct a physical inspection of any of the assets, properties or facilities of either Fidelity or Alamo, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Fidelity or Alamo. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Fidelity and Alamo as to the future performance of Fidelity and Alamo, as the case may be. We express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     We will receive a fee for our services as financial advisor to Alamo, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

     In the ordinary course of business, we may trade securities of Fidelity for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness to holders of Alamo Common, as of the date hereof, from a financial point of view, of the Exchange Ratio to the holders of Alamo Common, and does not address the underlying business decision by Alamo to effect the Merger or any other terms of the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Alamo shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent our opinion as to what the value of Fidelity common stock may be at the effective date of the Merger or as to the prospects of Fidelity's business or Alamo's business.

     This opinion is directed to and has been prepared for the confidential use of the Board of Directors of Alamo. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, we consent to the inclusion of this opinion in the proxy statement to be mailed to the holders of Alamo common stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Alamo Common from a financial point of view.

                                          Very truly yours,

                                          McDONALD & COMPANY SECURITIES, INC.

                                                                      APPENDIX C

           ARTICLES 5.11 - 5.13 OF THE TEXAS BUSINESS CORPORATION ACT

Art. 5.11 Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

          (1) the shares held by the shareholder are part of a class shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange;

             (a) listed on a national securities exchange;

             (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

             (c) held of record by not less than 2,000 holders;

          (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

          (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

             (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are

                (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

                (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

                (iii) held of record by not less than 2,000 holders,

             (b) cash in lieu of fractional shares otherwise entitled to be received; or

             (c) any combination of securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

               (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

Art 5.16. Merger with Entities

     A. In any case in which at least ninety (90%) percent of the outstanding shares of each class and series of shares, membership interests, or other ownership interests of one or more domestic or foreign corporations to other entities is owned by another domestic or foreign corporation or other entity, and at least one of the parent or subsidiary entities is a domestic corporation and the other or others are domestic corporations, foreign corporations, or other entities organized under the laws of a jurisdiction that permit such a merger or whose organizational documents or other constituent documents not inconsistent with those laws permit such a merger, the corporation or other entity having such share ownership may (1) merge such other domestic or foreign corporation or corporation or other entities into itself, (2) merge itself into any one or more of such other corporations or other entities, or (3) merge itself and one or more of such entities or corporations into one or more of the other entities:

             (a) in the event that the corporation or other entity having at least 90 percent ownership will be a surviving entity in the merger, by executing and filing articles of merger in accordance with Section B of this Article; or

             (b) in the event that the corporation or other entity having at least 90 percent ownership will not be a surviving entity in the merger, by the entity having such share ownership adopting a plan of merger in the manner required by the laws of its jurisdiction of organization or formation and its organizational or other constituent documents, except that no action under Section 5.03 shall be required to be taken by the corporation or corporations whose shares are so owned, and executing and filing articles of merger in accordance with Section B of this Article.

     B. The articles of merger shall be signed on behalf of the parent entity by an officer or other duly authorized representative of the parent entity and shall set forth:

          (1) The name of the parent entity and the name of each subsidiary entity and the type of entity and respective jurisdiction under which each such subsidiary entity is organized.

          (2) The total number or percentage of outstanding shares, membership interests, or other ownership interests, identified by class, series or group, and the number or percentage of shares, membership interests, or other ownership interests in each class, series, or group owned by the parent entity.

          (3) A copy of the resolution or merger adopted by the parent entity in accordance with the laws or jurisdiction of organization or formation and its organizational or other constituent documents together with a statement that the resolution was so adopted and the date of the adoption thereof. If the parent entity does not own all the outstanding shares, membership interests, or other ownership interests of each class of each subsidiary entity that is a party to the merger, the resolution shall state the terms and conditions of the merger, including the cash or other property, including shares, obligations, evidences of ownership, rights to purchase securities, or other securities of any person or entity or any combination of the shares, obligations, evidences of ownership, rights, or other securities, to be used, paid or delivered by the surviving entity upon surrender of each share, membership interest, or other ownership interest of the subsidiary entity or entities not owned by the parent entity.

          (4) If the surviving entity is a foreign corporation or other entity, the address, including street number if any, of its registered or principal office in the jurisdiction under whose laws it is governed. If the surviving entity is a foreign corporation or other entity, on the merger taking effect the surviving entity is deemed to (a) appoint the Secretary of State of this state as its agent for service of process to enforce an obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger, and (b) agree that it will promptly pay to the dissenting shareholders of each domestic corporation that is a party to the merger the amount, if any, to which they are entitled under this Article.

          (5) If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the information required by Section A of Article 5.04 of this Act.

     C. The articles of merger shall be delivered to the Secretary of State and filed as provided by Section B and C of Article 5.04 of this Act.

     D. The effective date and the effect of such merger shall be the same as provided in Articles 5.05 and 5.06 of this Act if the surviving entity is a domestic corporation. If the surviving entity is a foreign corporation or other entity, the effective date and the effect of such merger shall be the same as in the case of the merger of domestic corporations except in so far as the laws of such other jurisdiction provide otherwise.

     E. In the event all of the shares of a subsidiary domestic corporation that is a party to a merger effected under this Article are not owned by the parent entity immediately prior to the merger, the surviving parent entity shall, within ten (10) days after the effective date of the merger, mail to each shareholder of record of each subsidiary domestic corporation a copy of the articles of merger and notify the shareholder that the merger has become effective. Any such shareholder who holds shares of a class or series that would have been entitled to vote on the merger if it had been effected pursuant to
Article 5.03 of this Act shall have the right to dissent from the merger and demand payment of the fair value for the shareholder's shares in lieu of the cash or other property to be used, paid or delivered to such shareholder upon the surrender of such shareholder's shares pursuant to the terms and conditions of the merger, with the following procedure:

          (1) Such shareholder shall within twenty (20) days after the mailing of the notice and copy of the articles of merger make written demand on the surviving parent entity for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day before the effective date of the merger, excluding any appreciation or depreciation in anticipation of such act. The demand shall state the number and class of the shares owned by the dissenting shareholder and the fair value of such shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the corporate action.

          (2) Within ten (10) days after receipt by the surviving entity of a demand for payment by the dissenting shareholder of the fair value of the shareholder's shares in accordance with Subsection (1) of this section, the surviving entity shall deliver or mail to the dissenting shareholder a written notice which shall either set out that the surviving entity accepts the amount claimed in the demand and agrees to pay such amount within ninety (90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed, or shall contain an estimate by the surviving parent entity of the fair value of such shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which such corporate action was effected, upon receipt of notice within sixty (60) days after that date from such shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the dissenting shareholder and the surviving entity, payment for the shares shall be made within ninety (90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon surrender of his certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

          (4) If, within sixty (60) days after the date on which such corporate action was effected, the shareholder and the surviving entity do not so agree, then the dissenting shareholder or the surviving entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the corporation is located, asking for a finding and determination of the fair value of the shareholder's shares as provided in Section B of Article 5.12 of this Act and thereupon the parties shall have the rights and duties and follow the procedure set forth in Sections B to D inclusive of Article 5.12.

          (5) In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to the corporate action is the exclusive remedy for the recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the corporate action. If the surviving entity complies with the requirements of this Article, any such shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of the shareholder's shares or money damages to such shareholder with respect to such corporate action.

     F. If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the provisions of Articles 5.11 and 5.12 of this Act shall apply to the rights of the shareholders of a parent corporation to dissent from such merger. Except as otherwise provided in this Article, the provisions of Articles 5.11 and 5.12 of this Act shall not be applicable to a merger effected under the provisions of this Article. The provisions of Article 5.13 of this Act shall be applicable to any merger effected under the provisions of this Article to the extent provided in
Article 5.13 of this Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
   2.1    Agreement and Plan of Merger, dated as of May 6, 1998, by
          and among Fidelity National Financial, Inc., AT Merger, Inc.
          and Alamo Title Holding Company, included as Appendix A to the accompanying Proxy Statement /Prospectus
   5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
          corporation
   8.1    Form of Opinion of Stradling Yocca Carlson & Rauth, a
          Professional corporation
   8.2    Form of Opinion of Cox & Smith Incorporated
  10.1    Form of Affiliate Agreement (Alamo Affiliates)
  10.2    Form of Affiliate Agreement (Fidelity Affiliates)
  10.3    Form of Shareholder Agreement (Alamo Affiliates)
  23.1    Consent of KPMG Peat Marwick LLP
  23.2    Consent of Deloitte & Touche LLP
  23.3    Consent of Ehrhardt Keefe Steiner & Hottman PC
  23.4    Consent of McDonald & Company Securities, Inc.
  23.5    Consent of Cox & Smith Incorporated (included in Exhibit
          8.2)
  23.6    Consent of Stradling Yocca Carlson & Rauth (included in
          Exhibits 5.1 and 8.1)
  24.1    Power of Attorney (included on Signature Page to
          Registration Statement)
  99.1    Form of Proxy for Special Meeting of Shareholders of Alamo
          Title Holding Company

     (b) The following financial statement schedules of Alamo Title Holding Company are filed herewith:

Schedule V -- Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration

     Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (7) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

          (8) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 30th day of June, 1998.

                                          FIDELITY NATIONAL FINANCIAL, INC.

                                          By: /s/ WILLIAM P. FOLEY, II

                                          --------------------------------------
                                          William P. Foley, II
                                          Chairman of the Board
                                          and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Fidelity National Financial Inc., do hereby make, constitute and appoint William P. Foley, II, Andrew F. Puzder and Allen D. Meadows, and each of them acting individually, our true and lawful attorneys and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute, deliver and file any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for use or any of us, in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all documents in support thereof or supplemental thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

/s/ WILLIAM P. FOLEY, II                                Chairman of the Board and Chief   June 30, 1998
-----------------------------------------------------    Executive Officer (Principal
William P. Foley, II                                          Executive Officer)

/s/ FRANK P. WILLEY                                    President and Director Executive   June 30, 1998
-----------------------------------------------------      Vice President and Chief
Frank P. Willey                                                Financial Officer

/s/ ALLEN D. MEADOWS                                       (Principal Financial and       June 30, 1998
-----------------------------------------------------    Principal Accounting Officer)
Allen D. Meadows

/s/ WILLIAM A. IMPARATO                                            Director               June 30, 1998
-----------------------------------------------------
William A. Imparato

/s/ DONALD M. KOLL                                                 Director               June 30, 1998
-----------------------------------------------------
Donald M. Koll

/s/ DANIEL D. LANE                                                 Director               June 30, 1998
-----------------------------------------------------
Daniel D. Lane

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
/s/ GENERAL WILLIAM LYON                                           Director               June 30, 1998
-----------------------------------------------------
General William Lyon

/s/ STEPHEN C. MAHOOD                                              Director               June 30, 1998
-----------------------------------------------------
Stephen C. Mahood

/s/ J. THOMAS TALBOT                                               Director               June 30, 1998
-----------------------------------------------------
J. Thomas Talbot

/s/ CARY H. THOMPSON                                               Director               June 30, 1998
-----------------------------------------------------
Cary H. Thompson

/s/ WILLIAM W. WEHNER                                              Director               June 30, 1998
-----------------------------------------------------
William W. Wehner

                                   SCHEDULE V
                  ALAMO TITLE HOLDING COMPANY AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                  COL. A                      COL. B       COL. C - ADDITIONS        COL. D         COL. E
                  ------                    ----------   -----------------------   -----------    ----------
                                                                      CHARGED TO
                                            BALANCE AT   CHARGED TO     OTHER                     BALANCE AT
                                            BEGINNING    COSTS AND      ACCTS-     DEDUCTIONS-      END OF
              CLASSIFICATION                OF PERIOD     EXPENSES    DESCRIBED     DESCRIBE        PERIOD
              --------------                ----------   ----------   ----------   -----------    ----------
YEAR ENDED DECEMBER 31, 1995:
Title policy claims reserves..............    5,570        2,972          0          (1,429)(1)      7,113
Allowance on:
  Notes receivable........................       60          203          0            (263)(2)          0
  Premiums receivable.....................        0          100          0             (57)(2)         43
  Other receivables.......................        0            2          0              (2)(2)          0
  Amortization of cost in excess of net
     assets acquired......................      777          480          0               0          1,257
YEAR ENDED DECEMBER 31, 1996:
Title policy claims reserves..............    7,113        2,973          0            (805)(1)      9,281
Allowance on:
  Notes receivable........................        0            8          0             0(2)             8
  Premiums receivable.....................       43          (42)         0             0(2)             1
  Other receivables.......................        0           17          0             (10)(2)          7
  Amortization of cost in excess of net
     assets acquired......................    1,257          497          0               0          1,754
YEAR ENDED DECEMBER 31, 1997:
Title policy claims reserves..............    9,281        2,897          0          (1,251)(1)     10,927
Allowance on:
  Notes receivable........................        8           19          0             (19)(2)          8
  Premiums receivable.....................        1            0          0              (1)(2)          0
  Other receivables.......................        7            2          0              (7)(2)          2
  Amortization of title plant costs.......        0           49          0               0             49
  Amortization of cost in excess of net
     assets acquired......................    1,754          965          0            (450)(3)      2,269

---------------
(1) Represents payments of claim losses, net of recoupments

(2) Represents uncollectible accounts written off, net of recoveries

(3) Represents write off of non-compete balance

                                 EXHIBIT INDEX

                                                                               SEQUENTIALLY
    EXHIBIT                                                                      NUMBERED
      NO.                              DESCRIPTION                                 PAGE
    -------                            -----------                             ------------
    2.1        Agreement and Plan of Merger, dated as of May 6, 1998, by
               and among Fidelity National Financial, Inc., AT Merger, Inc.
               and Alamo Title Holding Company, included as Appendix A to the accompanying Proxy Statement /Prospectus................
    5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional
               corporation.................................................
    8.1        Form of Opinion of Stradling Yocca Carlson & Rauth, a
               Professional corporation....................................
    8.2        Form of Opinion of Cox & Smith Incorporated.................
    10.1       Form of Affiliate Agreement (Alamo Affiliates)..............
    10.2       Form of Affiliate Agreement (Fidelity Affiliates)...........
    10.3       Form of Shareholder Agreement (Alamo Affiliates)............
    23.1       Consent of KPMG Peat Marwick LLP............................
    23.2       Consent of Deloitte & Touche LLP............................
    23.3       Consent of Ehrhardt Keefe Steiner & Hottman PC..............
    23.4       Consent of McDonald & Company Securities, Inc...............
    23.5       Consent of Cox & Smith Incorporated (included in Exhibit
               8.2)........................................................
    23.6       Consent of Stradling Yocca Carlson & Rauth (included in
               Exhibits 5.1 and 8.1).......................................
    24.1       Power of Attorney (included on Signature Page to
               Registration Statement).....................................
    99.1       Form of Proxy for Special Meeting of Shareholders of Alamo
               Title Holding Company.......................................